UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE WENDY’S COMPANY
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

April 4, 2024

Dear Fellow Stockholders:

You are cordially invited to join us at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held virtually through a live webcast on Tuesday, May 21, 2024 at 11:00 a.m. (Eastern Time). We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location. At our virtual Annual Meeting, stockholders who held shares as of the record date, March 25, 2024, will be able to attend and participate. Please visit www.proxydocs.com/WEN for more details. The Board of Directors and management hope that you will be able to participate in the virtual Annual Meeting. The business to be conducted at the Annual Meeting is described in the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”).

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions for and vote at the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

We encourage you to participate in the virtual Annual Meeting. For further information on how to participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 7 of the Proxy Statement. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by completing and returning your proxy card in the enclosed envelope or to the address indicated on your proxy card or voting instruction form. You may also cast your vote by telephone or via the Internet as described in the instructions included with your proxy materials. If you attend the virtual Annual Meeting and wish to vote your shares electronically during the Annual Meeting, you may revoke your previously submitted proxy as explained in the Proxy Statement.

Thank you for your continued support and investment in The Wendy’s Company.

Sincerely,

KIRK TANNER
President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 21, 2024, 11:00 a.m. (Eastern Time)

Virtual Meeting Only – No Physical Meeting Location

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held virtually through a live webcast on Tuesday, May 21, 2024 at 11:00 a.m. (Eastern Time). We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location. See “Annual Meeting Attendance and Participation” below for additional details.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

(1)	Elect 12 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024;

(3)	Vote on an advisory resolution to approve executive compensation;

(4)	Vote on three stockholder proposals described in the accompanying proxy statement, if properly presented at the meeting; and

(5)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is March 25, 2024. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important! Stockholders are cordially invited to attend and participate in the virtual Annual Meeting via our live webcast. Whether or not you plan to attend the virtual Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in your proxy card or voting instruction form. As described below, you may also vote electronically at the virtual Annual Meeting if you register, attend and participate in the virtual Annual Meeting.

ANNUAL MEETING ATTENDANCE AND PARTICIPATION

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions for and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting. For further information on how to register, attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 7 of the Proxy Statement.

By Order of the Board of Directors:

E. J. WUNSCH

Chief Legal Officer and Secretary

April 4, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on May 21, 2024: This Notice of Annual Meeting of Stockholders, the Proxy Statement
and the 2023 Annual Report to Stockholders are available at www.proxydocs.com/WEN.

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ii  The Wendy’s Company 2024 Proxy Statement

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain statements that are not historical facts, including statements regarding the Company’s future performance. Those statements, as well as statements preceded by, followed by, or that include the words “will,” “may,” “believes,” “intends,” “plans,” “expects,” “anticipates,” or similar expressions constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

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The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s”, the “Company”, “we”, “us” or “our”) and certain information contained elsewhere in this Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders to be held virtually on Tuesday, May 21, 2024 at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2023 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”). References in this Proxy Statement to “2023,” “2022,” “2021” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.

ANNUAL MEETING DETAILS

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Annual Meeting, which will be held virtually through a live webcast on Tuesday, May 21, 2024 at 11:00 a.m. (Eastern Time). We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location.

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions for and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

On or about April 5, 2024, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxydocs.com/WEN and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy.

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HOW TO CAST YOUR VOTE

Voting by Proxy Without Participating in the Virtual Annual Meeting:

Even if you plan to participate in the virtual Annual Meeting, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxypush.com/WEN. You will need the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Call 855-686-4803. You will need the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

Voting by Participating in the Virtual Annual Meeting:

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the virtual Annual Meeting, you must register at www.proxydocs.com/WEN in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions for and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	BOARD PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1:	Election of 12 directors.	FOR each nominee	13

Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.	FOR	102

Proposal 3:	Advisory resolution to approve executive compensation.	FOR	104

	STOCKHOLDER PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 4:	Stockholder proposal regarding cage-free eggs, if properly presented at the Annual Meeting.	AGAINST	106

Proposal 5:	Stockholder proposal regarding an independent Board Chair, if properly presented at the Annual Meeting.	AGAINST	109

Proposal 6:	Stockholder proposal requesting a racial equity audit, if properly presented at the Annual Meeting.	AGAINST	113

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DIRECTOR NOMINEES

The following table provides summary information about our 12 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found under the caption “Proposal 1—Election of Directors.”

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	CURRENT BOARD COMMITTEES (1)(2)	OTHER PUBLIC COMPANY BOARDS

Nelson Peltz	81	1993 (3)	Chief Executive Officer and Founding Partner of Trian Fund Management, L.P.		CSR, Executive+	2
Peter W. May	81	1993 (3)	President and Founding Partner of Trian Fund Management, L.P.	✓	CI+, C&HC, CSR, Executive, Tech+	—
Matthew H. Peltz	41	2015	Partner and Co-Chief Investment Officer of Trian Fund Management, L.P.		CI, CSR+, Executive, Tech	—
Wendy C. Arlin	53	2023	Former Executive Vice President and Chief Financial Officer of Bath & Body Works, Inc.	✓	Audit	2
Michelle Caruso- Cabrera	55	2023	Chief Executive Officer of MCC Productions LLC and CNBC Contributor	✓	Audit, CSR	—
Kristin A. Dolan	57	2017	Chief Executive Officer of AMC Networks Inc.	✓	Audit, NCG, Tech	1
Kenneth W. Gilbert	73	2017	Former Chief Marketing Officer of VOSS of Norway ASA	✓	CSR, Tech	1
Richard H. Gomez	54	2021	Executive Vice President and Chief Food, Essentials and Beauty Officer of Target Corporation	✓	C&HC, Tech	—
Michelle “Mich” J. Mathews-Spradlin	57	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation	✓	C&HC, Tech	1
Peter H. Rothschild	68	2010	Partner, East Wind Advisors, LLC	✓	Audit, C&HC+, NCG+	—
Kirk Tanner	55	2024	President and Chief Executive Officer of The Wendy’s Company		CI, Executive	—
Arthur B. Winkleblack	66	2016	Former Executive Vice President and Chief Financial Officer of H. J. Heinz Company	✓	Audit+, Executive, NCG	1

+	Committee Chair

(1)	CI: Capital and Investment; C&HC: Compensation and Human Capital; CSR: Corporate Social Responsibility; NCG: Nominating and Corporate Governance; Tech: Technology.

(2)	It is anticipated that the Board of Directors will review and determine committee assignments at the Board’s organizational meeting immediately following the Annual Meeting.

(3)

Messrs. N. Peltz and May have been directors of the Company since September 2008, when the Company commenced its current business – the ownership and franchising of the Wendy’s® restaurant system. Messrs. N. Peltz and May served as directors of the Company’s predecessor companies from April 1993 until September 2008 when Wendy’s International, Inc. merged with Triarc Companies, Inc., the predecessor to The Wendy’s Company.

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining strong corporate governance practices as a critical component of driving sustained stockholder value. The Company’s Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in corporate governance to serve the interests of our stockholders.

During 2023, the Board, on the recommendation of the Nominating and Corporate Governance Committee, created the position of lead independent director (the “Lead Independent Director”), and the independent directors of the Board appointed Arthur B. Winkleblack to serve as the Lead Independent Director. In creating this role, the Board noted that a lead independent director position reflects corporate governance best practices, enhances Board leadership and oversight and facilitates communication between the Chairman of the Board and the independent directors. See “Corporate Governance—Board Leadership Structure and Executive Sessions—Lead Independent Director” for additional details, including with respect to the robust duties of the Lead Independent Director.

Highlights of our current governance practices are set forth in the following tables.

BOARD OF DIRECTORS	STOCKHOLDER INTERESTS	EXECUTIVE COMPENSATION

•  Annual election of directors.

•  Majority voting for directors in uncontested elections with director resignation policy.

•  Separation of our Board Chair and Chief Executive Officer.

•  Lead Independent Director with robust duties.

•  Majority independent Board.

•  Fully independent key Board committees.

•  Regularly scheduled executive sessions of non-employee and independent directors.

•  Approximately 98% Board and committee meeting attendance in 2023.

•  Active Board and committee oversight of risk management.

•  Comprehensive Corporate Governance Guidelines and Code of Business Conduct and Ethics.

•  Annual limit on cash and equity awards granted to non-employee directors under our 2020 Omnibus Award Plan.

•  No stockholder rights plan or “poison pill.”

•  Stockholders have the ability to act by written consent.

•  Stockholders have the ability to call special meetings.

•  No supermajority voting requirements.

•  No exclusive forum selection clause.

•  Amended and Restated Certificate of Incorporation provides stockholders with a “proxy access” right that is aligned with market practices.

•  No fee-shifting By-Law provisions.

•  Annual say-on-pay advisory vote.

•  Strong pay-for-performance philosophy with emphasis on variable, performance-based compensation.

•  Multiple performance metrics used in incentive plans.

•  Limited perquisites and benefits.

•  Engage independent outside compensation consultants.

•  Utilize comprehensive clawback policies that go beyond the minimum requirements of Nasdaq listing standards to cover detrimental conduct generally.

•  No speculative trading or hedging transactions.

•  “Double trigger” required for change in control equity vesting.

•  Significant stock ownership and retention guidelines for executive officers and directors.

2023 BUSINESS PERFORMANCE HIGHLIGHTS

We delivered strong 2023 results, driving sales and profit growth as we made continued progress on our strategic growth pillars. We are proud to have delivered our 13th consecutive year of global same-restaurant sales growth, which highlights our consistent execution and commitment to growing the Wendy’s brand. Our U.S. business drove double-digit year-over-year sales growth during the late-night daypart, launched craveable innovation and maintained a compelling value platform, all of which supported an eighth consecutive year of growing or maintaining traffic share in the QSR burger category. In addition, supported by positive results across all regions and continued sales momentum in our key international growth markets, our International business achieved a third consecutive year of double-digit two-year same-restaurant sales growth. This strong sales performance and our commitment to the restaurant economic model led to a 100-basis point expansion in U.S. Company-operated restaurant margin, marking a return to pre-COVID levels. Over the course of the year, the Wendy’s system added 145 net new restaurants globally, reached a record-high digital sales mix and remained disciplined in returning cash to our stockholders in line with our capital allocation policy, including a 100% increase in our quarterly dividend rate.

4  The Wendy’s Company 2024 Proxy Statement

In addition, early in 2024, the Company completed a transition of the Chief Executive Officer role. As announced in January 2024, the Board appointed Kirk Tanner as the Company’s new President and Chief Executive Officer, succeeding Todd Penegor. The Company is confident that the addition of an experienced, high performing executive in Mr. Tanner will provide a strong leadership foundation to foster the next stage of the Company’s continued growth and achievement of our strategic goals, building on the strong growth in sales, earnings and new restaurant counts achieved under Mr. Penegor’s leadership.

GLOBAL SAME-RESTAURANT SALES GROWTH		GLOBAL NET RESTAURANT GROWTH	NET CASH PROVIDED BY OPERATING ACTIVITIES	Free Cash Flow*
4.3% in 2023	9.2% on a two-year basis	2.0% in 2023	$345.4M Up ~33% from 2022	$274.3M Up ~29% from 2022

OPERATING PROFIT $382.0M Up ~8% from 2022	NET INCOME $204.4M Up ~15% from 2022	ADJUSTED EBITDA* $535.9M Up ~8% from 2022	COMPANY-OPERATED RESTAURANT MARGIN 15.3% Up 100 basis points from 2022

*	Non-GAAP financial measure. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

2023 EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, variable, performance-based incentives constituted the most significant portion of total direct compensation for 2023 for our Chief Executive Officer and other Named Executive Officers (excluding Kurt Kane, who departed the Company in January 2023) as a group, as shown below.

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The primary components of our 2023 executive compensation program are summarized in the following table and further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

ELEMENT	VARIABLE	FORM	PERFORMANCE MEASURE	PURPOSE

Base Salary	No	Cash	—	Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.
Annual Cash Incentives	Yes	Cash	• Adjusted EBITDA (60%) • Global Systemwide Sales Growth (30%) • ESG Performance Measure (10%)	Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.
Long-Term Equity Incentives	Yes	Equity • Performance Units (60%) • Stock Options (25%) • Restricted Stock Units (15%)	• Cumulative Three-Year Free Cash Flow (50%) • Three-Year Relative Total Stockholder Return (50%)

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives. Create a direct link between executive pay and the long-term performance of our Common Stock.

We encourage you to read the Compensation Discussion and Analysis in this Proxy Statement for a detailed discussion of how our executive compensation program was designed and implemented in 2023 to achieve our overall compensation objectives. Stockholders should also review the 2023 Summary Compensation Table and other related compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2023.

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ADDITIONAL DETAILS REGARDING THE ANNUAL MEETING

ANNUAL MEETING LOG IN INSTRUCTIONS

Because we have adopted a completely virtual format for the Annual Meeting, there is no physical meeting location. To participate in the virtual Annual Meeting, holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 25, 2024 (the record date for the Annual Meeting), must register at www.proxydocs.com/WEN prior to the start of the meeting in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions for and vote at the virtual Annual Meeting. Approximately 60 minutes prior to the meeting, you will receive an email with your unique link that will provide you access to the virtual Annual Meeting. Online access to the live website will then open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.

Stockholders who hold shares of our Common Stock in a joint account may attend and participate in the virtual Annual Meeting by following the steps described above. If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you will need the control number included in the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials of that legal entity to register for the virtual Annual Meeting in order to attend and participate, as described above.

Only stockholders as of the March 25, 2024 record date who have followed the registration steps as described above, along with Company guests, will be able to attend and participate in the virtual Annual Meeting.

SUBMITTING QUESTIONS AND VOTING YOUR SHARES AT THE ANNUAL MEETING

Submitting Questions. Stockholders as of the record date who attend and participate in the virtual Annual Meeting can submit questions electronically until the start of the meeting at www.proxydocs.com/WEN when completing the registration steps described above. In addition, stockholders as of the record date who attend and participate in the virtual Annual Meeting will also have an opportunity to submit questions via the Internet during the live Q&A portion of the meeting. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy). If we receive questions on similar topics, we may group such questions together and provide a single response to avoid repetition.

Voting Your Shares. Stockholders as of the record date for the Annual Meeting who attend and participate in the virtual Annual Meeting will have an opportunity to vote their shares electronically at the meeting even if they have previously submitted their vote.

TECHNICAL SUPPORT

We will have technicians ready to assist you with any difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please contact the technical support email address displayed on the virtual Annual Meeting registration page at www.proxydocs.com/WEN or call the technical support number that will be listed in the virtual Annual Meeting access email that pre-registered stockholders will receive approximately 60 minutes prior to the start of the virtual Annual Meeting. Technical support will be available starting at approximately 10:00 a.m. (ET) on May 21, 2024 and will remain available until 30 minutes after the virtual Annual Meeting has concluded.

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VOTING YOUR PROXY

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. If a stockholder returns a signed and dated proxy card without contrary voting instructions, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to our knowledge, any other person. The proxy being solicited by the Board, however, conveys discretionary authority to the persons named as proxies in the proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to our corporate Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

The Company’s Board of Directors is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has engaged Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend and participate in the virtual Annual Meeting.

Q:	Why is the Company using a completely virtual format for the Annual Meeting?

A:

The Annual Meeting will be held virtually through a live webcast. We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication with the Company at the Annual Meeting. For example, the virtual format allows stockholders to participate in the virtual Annual Meeting regardless of location and to participate by submitting questions both before the meeting and during the live Q&A portion of the meeting and to vote their shares electronically during the live webcast. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy).

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following six proposals:

(1)	To elect 12 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024;

(3)	To approve an advisory resolution to approve executive compensation;

(4)	A stockholder proposal regarding cage-free eggs, if properly presented at the Annual Meeting;

(5)	A stockholder proposal regarding an independent Board Chair, if properly presented at the Annual Meeting; and

(6)	A stockholder proposal requesting a racial equity audit, if properly presented at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote via the Internet (www.proxypush.com/WEN);

•	Use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, you must register at www.proxydocs.com/WEN prior to the start of the meeting in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions for and vote at the virtual Annual Meeting.

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Q:	When is the record date, and who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on March 25, 2024, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by beneficial owners via telephone or the Internet must be received by 11:59 p.m. (Eastern Time) on Monday, May 20, 2024. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

A:	If your shares are registered directly in your name with Equiniti Trust Company, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee should have enclosed, or should provide you with, a Notice of Internet Availability of Proxy Materials or a voting instruction form for you to use in directing it on how to vote your shares.

Q:	What constitutes a quorum?

A:

At the close of business on March 25, 2024, the Company had 205,360,020 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum.

Virtual attendance of a stockholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions. If you specify that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 3, 4, 5 and 6). Abstentions will not be included in the tabulation of voting results for Proposal 1.

Broker Non-Votes. Under the rules of The Nasdaq Stock Market (“Nasdaq”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3) or the stockholder proposals described in this Proxy Statement (Proposals 4, 5 and 6). If you do not provide your broker with voting instructions for these proposals (including if you submit your voting instruction form but do not indicate how you want to vote on the proposals), then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1) or proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 3, 4, 5 and 6). Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with regard to that proposal.

Q:	What vote is needed to elect the 12 director nominees (Proposal 1)?

A:

Pursuant to our By-Laws, each of the 12 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting.

10  The Wendy’s Company 2024 Proxy Statement

Q:	What vote is needed to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 (Proposal 2).

Q:	What vote is needed to approve the advisory resolution to approve executive compensation (Proposal 3)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve the 2023 executive compensation of our NEOs (Proposal 3). The vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation and Human Capital Committee of the Board. However, the Board and the Compensation and Human Capital Committee will review the voting results of Proposal 3 and take those results into consideration when making future decisions regarding executive compensation as they deem appropriate.

Q:	What vote is needed to approve the stockholder proposals described in this Proxy Statement (Proposals 4, 5 and 6)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the stockholder proposals described in this Proxy Statement (Proposals 4, 5 and 6).

Q:	If I deliver my proxy card (whether signed or unsigned) but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors: FOR the election of each of the 12 director nominees named in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4, 5 and 6.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting by revoking your proxy. You can revoke your proxy by giving notice of revocation either personally or in writing to our corporate Secretary at the address provided under the caption “Other Matters—Principal Executive Offices.” You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by participating in the virtual Annual Meeting and voting electronically. Attending the virtual Annual Meeting by itself will not revoke a previously submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke the instructions given in your voting instruction form.

Q:	Why did I receive a Notice of Internet Availability instead of the printed Proxy Statement and 2023 Annual Report to Stockholders?

A:

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxydocs.com/WEN and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy. On or about April 5, 2024, we will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders containing information on how to access our proxy materials online or request a printed copy of the proxy materials. If you received a Notice of Internet Availability, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the Notice of Internet Availability. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?

A:

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form you receive to ensure that all your shares are voted.

  The Wendy’s Company 2024 Proxy Statement  11

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, our proxy solicitation firm, who will be paid a fee of $15,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K has been filed, the Form 8-K will be publicly available on the SEC website at www.sec.gov and our Investor Relations website at www.irwendys.com/financials/sec-filings.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitation firm, toll-free at (877) 717-3922 with any questions about the Annual Meeting. Brokers, banks and other nominees may call Innisfree M&A Incorporated at (212) 750-5833.

12  The Wendy’s Company 2024 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

OUR DIRECTORS AND DIRECTOR NOMINEES

As of the date of this Proxy Statement, there are 13 members of our Board of Directors.

As previously disclosed, one of the Company’s current directors, Mr. Joseph A. Levato, informed the Company that he did not intend to stand for re-election at the Annual Meeting of Stockholders and will conclude his service on the Board when his term expires at the Annual Meeting. The Company has benefited greatly from the distinguished service and outstanding contributions of Mr. Levato during his Board tenure. The size of the Board will be reduced from 13 to 12 members upon the expiration of Mr. Levato’s term at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the 12 nominees named in the Company’s proxy materials.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 12 persons named below under the caption “—Director Nominee Qualifications and Biographical Information” for election as directors of the Company at the Annual Meeting. Each of the nominees is presently serving as a director of the Company, and each of the nominees was elected as a director at the Company’s 2023 annual meeting of stockholders, other than Ms. Wendy C. Arlin, who was elected to the Board in December 2023, and Mr. Kirk Tanner, who was elected to the Board in February 2024.

Ms. Arlin joined the Board of Directors in December 2023 when the Board, upon the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from 12 to 13 members and elected Ms. Arlin to serve as a director of the Company for a term expiring at the Annual Meeting. A third-party search firm initially recommended Ms. Arlin as a potential director candidate. The Nominating and Corporate Governance Committee, after reviewing Ms. Arlin’s qualifications, evaluating her independence and considering the needs of the Board of Directors, recommended to the Board that Ms. Arlin be elected to serve as a director of the Company.

Mr. Tanner joined the Board of Directors in February 2024 in connection with his appointment as the Company’s President and Chief Executive Officer.

The Board of Directors recommends that the 12 nominees named below under the caption “—Director Nominee Qualifications and Biographical Information” be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 12 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

  The Wendy’s Company 2024 Proxy Statement  13

DIRECTOR NOMINEE SKILLS AND ATTRIBUTES

Our director nominees have a diversity of experience and perspective that spans a broad range of industries in the public, private and not-for-profit sectors. They bring to our Board a wide variety of skills, attributes, qualifications and experiences that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The skills matrix below is intended to disclose certain key skills, qualifications and experiences that are possessed by our director nominees and reflect their core competencies, areas of expertise or those areas in which they have a significant level of knowledge or experience. This matrix reflects information received from each of our director nominees in their responses to our annual director skills questionnaire. This information is intended to provide a summary of our director nominees’ skills, qualifications and experiences and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. The fact that a director nominee is not designated as having a particular skill does not mean that the nominee would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area. Additional details on each director nominee’s skills, qualifications and experiences are set forth in their individual biographies.

Corporate Strategy and Planning	•	•	•	•	•	•	•	•	•	•	•	•

Operations	•	•	•	•	•	•	•	•	•	•	•	•

Industry Experience	•	•	•	•	•	•	•	•		•	•

International	•	•		•	•	•	•			•	•	•

Marketing, Brand Management and Digital	•	•	•		•	•	•	•	•		•

Franchise	•	•	•	•						•	•

Financial Reporting, Oversight and Accounting	•	•	•	•	•	•		•		•	•	•

Public Company Board Experience and Corporate Governance	•	•	•	•	•	•	•	•	•	•	•	•

Human Capital Management	•	•		•	•	•	•	•	•	•	•	•

Environmental and Corporate Social Responsibility	•	•	•		•	•	•	•	•	•	•

Senior Leadership Experience	•	•	•	•		•	•	•	•		•	•

Board Diversity	Board Independence	Tenure

Of our 12 director nominees:

4 identify as Female; 1 identifies as Black;

and 2 identify as Hispanic/Latinx

14  The Wendy’s Company 2024 Proxy Statement

BOARD DIVERSITY MATRIX (AS OF APRIL 4, 2024)

BOARD SIZE:

Total Number of Directors	13

GENDER:	MALE	FEMALE	NON-BINARY	DID NOT DISCLOSE GENDER

Number of Directors Based on Gender Identity	9	4	—	—

NUMBER OF DIRECTORS WHO IDENTIFY IN ANY OF THE CATEGORIES BELOW:

African American or Black	1	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	1	1	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	7	3	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	1

Did Not Disclose Demographic Background	—

  The Wendy’s Company 2024 Proxy Statement  15

DIRECTOR NOMINEE QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

NELSON PELTZ (CHAIRMAN)

Mr. Peltz has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Peltz has served as our non-executive Chairman since June 2007. He also served as our Chairman and Chief Executive Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a Founding Partner of Trian Partners, a management company for various investment funds and accounts, since November 2005. From January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., a metals and packaging company.

Mr. Peltz has also served as a director of Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) since September 2015 and Unilever PLC since July 2022. Mr. Peltz previously served as a director of H. J. Heinz Company from September 2006 to June 2013, Ingersoll-Rand plc from August 2012 to June 2014, Legg Mason, Inc. from October 2009 to December 2014 and May 2019 to July 2020, MSG Networks Inc. from December 2014 to September 2015, Mondelēz International, Inc. from January 2014 to March 2018, Sysco Corporation from August 2015 to August 2021, The Procter & Gamble Company from March 2018 to October 2021, Invesco Ltd. from October 2020 to February 2022 and Janus Henderson Group plc from February 2022 to November 2022.

Mr. Peltz is a member of the Board of Overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the Board of Trustees of NewYork-Presbyterian Hospital, a member of the Board of Governors of NewYork-Presbyterian Foundation, Inc., a member of the Board of Overseers of The Milken Institute, a member of the Honorary Board of Directors of the Prostate Cancer Foundation (formerly known as CaP CURE), a member of the Intrepid Advisory Council, a member of the Board of Directors of the Avon Old Farms School and a former member of the Board of Trustees of the Intrepid Museum Foundation.

Mr. Peltz is the father of Matthew H. Peltz, the non-executive Vice Chairman and a director of the Company.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved, including other large, complex food service organizations with international operations, such as Mondelēz International, Inc., Sysco Corporation and H. J. Heinz Company. Mr. Peltz also brings an institutional investor perspective to our Board of Directors. As a result, Mr. Peltz has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. Mr. Peltz has also been recognized by the National Association of Corporate Directors as among the most influential people in the global corporate governance arena. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 81

Director Since: 1993

Current Board Committees:

•  Corporate Social Responsibility

•  Executive (Chair)

16  The Wendy’s Company 2024 Proxy Statement

PETER W. MAY (SENIOR VICE CHAIRMAN)

Mr. May has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. May has served as our non-executive Senior Vice Chairman since November 2021. He previously served as our non-executive Vice Chairman from June 2007 to November 2021. He also served as our President and Chief Operating Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a Founding Partner of Trian Partners since November 2005 and is the Chair of Trian Partners’ ESG working group. From January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group, Limited Partnership. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries, Inc.

Mr. May previously served as a director of Tiffany & Co. from May 2008 to May 2017 and Mondelēz International, Inc. from March 2018 to May 2022.

Mr. May is actively involved with various civic organizations and serves as Chairman Emeritus and a member of the board of trustees of The Mount Sinai Health System in New York, Co-Chairman of the New York Philharmonic, a trustee of the New-York Historical Society, an emeritus trustee of The University of Chicago, a life member of the advisory council of The University of Chicago Booth School of Business, a director of the Lincoln Center of the Performing Arts and a partner of the Partnership for New York City.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved, including other large, complex food service organizations with international operations, such as Mondelēz International, Inc. Mr. May also brings to the Board an institutional investor perspective, as well as financial sophistication by virtue of his prior professional experience as a certified public accountant. As a result, Mr. May has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. May’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 81

Director Since: 1993

Current Board Committees:

•  Capital and Investment (Chair)

•  Compensation and Human Capital

•  Corporate Social Responsibility

•  Executive

•  Technology (Chair)

  The Wendy’s Company 2024 Proxy Statement  17

MATTHEW H. PELTZ (VICE CHAIRMAN)

Mr. Peltz has been a director of the Company since December 2015. He has served as our non-executive Vice Chairman since November 2021. Mr. Peltz is a Partner and Co-Chief Investment Officer of Trian Partners and has been a member of the Investment Team of Trian Partners since January 2008 and is a member of Trian Partners’ ESG working group. As a senior member of the Investment Team, he sources and generates new investment ideas, leads due diligence on potential investments and focuses on portfolio construction, risk management and corporate governance matters. Prior to joining Trian Partners, Mr. Peltz was with Goldman Sachs & Co. from May 2006 to January 2008, where he worked as an investment banking analyst and subsequently joined Liberty Harbor, an affiliated multi-strategy hedge fund.

Mr. Peltz previously served as a director (from April 2018 to September 2018) and as a board observer (from September 2015 to April 2018) of Pentair plc. He also previously served as a director of ARG Holding Corporation, the former parent company of the Arby’s® restaurant brand, from September 2012 to December 2015 and as a member of the board of managers of Hu Master Holdings, LLC from March 2014 to December 2020. Mr. Peltz is a member of the Board of Trustees of the Hospital for Special Surgery.

Mr. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company.

Qualifications: Mr. Peltz’s qualifications to serve on our Board include his breadth of knowledge and experience in corporate finance, mergers and acquisitions, capital allocation and operational improvements attributable to his professional background, including his service as a senior member of Trian Partners’ Investment Team where he focuses on, among other things, environmental, social and governance issues across the Trian Partners portfolio. Mr. Peltz also provides our Board with valuable experience and unique insight into the quick-service restaurant industry from his service as a director of ARG Holding Corporation. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 41

Director Since: 2015

Current Board Committees:

•  Capital and Investment

•  Corporate Social Responsibility (Chair)

•  Executive

•  Technology

18  The Wendy’s Company 2024 Proxy Statement

WENDY C. ARLIN

Ms. Arlin has been a director of the Company since December 2023. From August 2021 through July 2023, Ms. Arlin served as Executive Vice President and Chief Financial Officer of Bath & Body Works, Inc. (“BBWI”), a home fragrance, body care and soaps and sanitizer products retailer. Prior to her role as Chief Financial Officer of BBWI and prior to the spin-off of BBWI, Ms. Arlin served as Senior Vice President, Finance and Corporate Controller of L Brands, Inc., where she led the corporate finance, financial reporting, accounting and financial shared services functions from 2005 to 2021. Ms. Arlin is a certified public accountant and, prior to joining L Brands, she spent 12 years at KPMG LLP in the audit practice and ultimately held the position of partner in charge of the central Ohio consumer and industrial/information, communications and entertainment business practices.

Ms. Arlin has also served as a director of WK Kellogg Co since October 2023 and Kohl’s Corporation since December 2023.

Qualifications: Ms. Arlin brings to our Board substantial expertise in corporate finance, financial reporting, oversight and accounting attributable to her professional background as a senior finance executive at a Fortune 500 company in the consumer retail industry and as an audit partner at a big four accounting firm. In her former roles as Executive Vice President and Chief Financial Officer of BBWI, Senior Vice President, Finance and Corporate Controller of L Brands, Inc. and audit partner at KPMG, Ms. Arlin also developed extensive executive management experience, which includes, among other skills, corporate strategy and planning, risk management, domestic and international operations, real estate and development, legal and compliance, franchising, information technology, human capital management, corporate governance and familiarity working with management teams, boards of directors and external auditing firms. The Board of Directors has determined that Ms. Arlin qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Ms. Arlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 53

Director Since: 2023

Current Board Committees:

•  Audit

  The Wendy’s Company 2024 Proxy Statement  19

MICHELLE CARUSO-CABRERA

Ms. Caruso-Cabrera has been a director of the Company since March 2023. She is currently the Chief Executive Officer of MCC Productions LLC, the media production company she founded in September 2018, as well as a contributor to CNBC since September 2022. Previously, Ms. Caruso-Cabrera spent over 20 years at CNBC, where she was the network’s first Latina anchor and long-time Chief International Correspondent. Throughout her career, Ms. Caruso-Cabrera reported live from around the world, covering a wide range of stories, including the 2008 financial crisis, U.S. elections, the debt crisis in Greece, the Brexit vote, the European banking crisis and Russia’s first invasion of Ukraine in 2014. She has reported live from Ukraine, Russia, Iran, Cuba, Venezuela, Mexico and throughout Europe. She joined CNBC from WTSP-TV in St. Petersburg, Florida, where she spent four years as a general assignment reporter. Prior to that, Ms. Caruso-Cabrera was a special projects producer for Univision where covered Latin America, winning an Emmy for coverage of the AIDS crisis. She began her career in 1990 while at Wellesley College, as a stringer for The New York Times, reporting for the education section. Ms. Caruso-Cabrera has also been published in the Wall Street Journal and Washington Post, among other publications. The National Association of Hispanic Journalists awarded her “Broadcaster of the Year” and Hispanic Business magazine named her one of the “100 Most Influential Hispanics” in the country.

Ms. Caruso-Cabrera serves as President of the Ballet Hispánico Board of Directors and serves on the international advisory board of the IE Business School in Madrid, one of Europe’s top business schools. She also serves as a member of the Board of Directors of Del Real Foods, a privately-held food company. She is a member of the Council on Foreign Relations, a member of the Economics Club of New York and an active supporter of Manna of Life Ministries in The Bronx. She previously served as a director of The Beneficient Company Group, a privately-held company, from September 2018 to February 2020 and GWG Holdings, Inc., a then-related company of Beneficient, from April 2019 to February 2020 before becoming a candidate for federal and city-level political office from February 2020 to June 2021. She served on the transition committee for New York City Mayor Eric Adams in 2021.

Qualifications: Ms. Caruso-Cabrera is a highly experienced communications professional who possesses extensive expertise in business analysis and messaging. As a long-time business and financial journalist, including as Chief International Correspondent of CNBC, Ms. Caruso-Cabrera has over 20 years of experience analyzing financial statements, corporate investment strategies and transformational corporate transactions. She also possesses a deep knowledge of the legal and regulatory environments in regions around the world. Her Board qualifications include significant expertise in communications, messaging and marketing, as well as strategic planning, domestic and international operations, human capital management, environmental/corporate social responsibility, risk management, financial reporting and corporate governance. Throughout her professional career, Ms. Caruso-Cabrera has developed extensive executive experience, including working with management teams, regulators and ratings agencies. We believe that Ms. Caruso-Cabrera’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 55

Director Since: 2023

Current Board Committees:

•  Audit

•  Corporate Social Responsibility

20  The Wendy’s Company 2024 Proxy Statement

KRISTIN A. DOLAN

Ms. Dolan has been a director of the Company since July 2017. She is the Chief Executive Officer of AMC Networks Inc., a position she has held since February 2023. In her role leading this major independent content company, Ms. Dolan oversees five linear television networks, seven targeted streaming services, AMC Studios, a film business and extensive international operations. Prior to that, Ms. Dolan founded and was the Chief Executive Officer of 605 LLC, an audience measurement and data analytics company in the media and entertainment industries, from November 2016 to February 2023. Prior to founding 605 LLC, Ms. Dolan worked at Cablevision Systems Corporation, a former large communications service provider sold in 2016, where she held several key leadership positions, including Chief Operating Officer from April 2014 to June 2016, President of Optimum Services from November 2011 to April 2014, Senior Executive Vice President of Product Management and Marketing from November 2011 to April 2013 and Senior Vice President from June 2003 to November 2011.

Ms. Dolan has also served as a director of Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.) since April 2020. She previously served as a director of Cablevision Systems Corporation from May 2010 to June 2016, MSG Networks Inc. from April 2018 to July 2021, Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) from September 2015 to December 2021, AMC Networks Inc. from June 2011 to March 2023 and Revlon, Inc. from May 2017 to May 2023.

Qualifications: Ms. Dolan brings to our Board substantial expertise in media creation and distribution on traditional and emerging platforms, building and expanding vibrant and highly engaged fan communities, television audience data analytics, information integration and strategic marketing. Her breadth of knowledge and experience is attributable to her extensive professional background in communications, marketing and operations at AMC Networks, 605 LLC and Cablevision Systems Corporation. Ms. Dolan provides intimate and unique knowledge of television marketing campaigns, information technology, consumer data utilization, current and sophisticated data methodologies, predictive modeling and media expertise, each of which are important to the Company’s business. She also possesses significant executive management experience, which includes insight into corporate governance and compliance, human capital management, domestic and international operations, risk management, environmental/corporate social responsibility, working with management teams and boards of directors, finance, mergers and acquisitions, real estate and development, budgeting and strategic planning. We believe that Ms. Dolan’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 57

Director Since: 2017

Current Board Committees:

•  Audit

•  Nominating and Corporate Governance

•  Technology

  The Wendy’s Company 2024 Proxy Statement  21

KENNETH W. GILBERT

Mr. Gilbert has been a director of the Company since May 2017. From October 2012 to December 2017, he served as the Group Chief Marketing Officer of VOSS of Norway ASA, a global manufacturer and marketer of premium bottled water. Prior to joining VOSS, Mr. Gilbert founded and served as the President of RazorFocus, a marketing consultant practice, from May 2005 to October 2012. Prior to that time, he served as President and Chief Operating Officer of UniWorld Group, Inc., the longest established multicultural advertising agency in the U.S., from May 2003 to June 2004. From September 1995 to April 2001, Mr. Gilbert worked at Snapple Beverage Corporation (formerly Snapple Beverage Group, Inc.) as Senior Vice President and Chief Marketing Officer, where he led marketing efforts to revitalize the brand and assembled four company brands for successful disposition. Prior to his employment with Snapple, Mr. Gilbert served as Group Account Director at the Messner Vetere Berger Carey Schmetterer RSCG advertising agency from July 1991 to August 1995 and as Senior Vice President and Director of Client Services at UniWorld Group, Inc. from February 1989 to June 1991.

Mr. Gilbert has served as a director of iAnthus Capital Holdings, Inc. since August 2022. He has also served as a director of First Tee of Connecticut since December 2022.

Qualifications: Mr. Gilbert possesses extensive experience in global brand management, marketing communications, advertising strategy and environmental/corporate social responsibility attributable to his overall professional background as a senior marketing executive in the consumer beverage industry. In his former role as Chief Marketing Officer for VOSS, Mr. Gilbert oversaw the company’s marketing function, administered multimillion-dollar budgets, directed internal marketing capabilities and managed the company’s strategic worldwide brand development, expansion and distribution. His Board qualifications include his in-depth knowledge and expertise in strategic planning, innovative brand revitalization, risk management, advertising conceptualization and public relations, domestic and international operations, human capital management, information technology and corporate governance. Mr. Gilbert also provides valuable and unique insights into consumer brand positioning strategies, new product development, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. We believe that Mr. Gilbert’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 73

Director Since: 2017

Current Board Committees:

•  Corporate Social Responsibility

•  Technology

22  The Wendy’s Company 2024 Proxy Statement

RICHARD H. GOMEZ

Mr. Gomez has been a director of the Company since November 2021. Since February 2024, Mr. Gomez has served as Executive Vice President and Chief Food, Essentials and Beauty Officer for Target Corporation, one of the largest mass retailers in the United States.

He previously served as Target’s Executive Vice President and Chief Food and Beverage Officer from February 2021 to February 2024. Prior to that, Mr. Gomez served as Executive Vice President and Chief Marketing, Digital & Strategy Officer from December 2019 to February 2021, Executive Vice President and Chief Marketing & Digital Officer from January 2019 to December 2019, Executive Vice President and Chief Marketing Officer from January 2017 to January 2019 and Senior Vice President, Brand and Category Marketing from April 2013 to January 2017. Prior to his tenure with Target, Mr. Gomez spent more than 20 years managing multibillion-dollar consumer packaged goods brands, including serving as Vice President of Brand Marketing at MillerCoors from 2009 to 2013 and multiple leadership positions at PepsiCo, Inc., including Chief Marketing Officer of the non-carbonated beverage portfolio from 2007 to 2009. Mr. Gomez began his career in brand management at the Quaker Oats Company.

A graduate of Dartmouth College, Mr. Gomez currently serves on the Executive Council of MBOLD, a Minnesota-based organization that accelerates practical solutions to some of the biggest challenges facing food and agriculture. He also serves on the board of the National Museum of the American Latino at the Smithsonian.

Qualifications: Mr. Gomez has more than 20 years of experience managing multibillion-dollar consumer packaged goods brands and since 2024, has served as Executive Vice President and Chief Food, Essentials and Beauty Officer for Target Corporation, one of the largest mass retailers in the United States. His significant knowledge and expertise across marketing and retail industries brings to our Board leadership experience in consumer brand positioning and marketing strategies, new product development, domestic and international operations, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. Throughout his professional career, Mr. Gomez has also developed extensive executive management experience, which includes financial reporting and budgeting, strategic planning and risk management, familiarity working with management teams and board of directors, information technology, human capital management, compliance, environmental/corporate social responsibility and corporate governance. We believe that Mr. Gomez’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 54

Director Since: 2021

Current Board Committees:

•  Compensation and Human Capital

•  Technology

  The Wendy’s Company 2024 Proxy Statement  23

MICHELLE “MICH” J. MATHEWS-SPRADLIN

Ms. Mathews-Spradlin has been a director of the Company since February 2015. From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and previously held several other key leadership positions. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. She also held various roles at General Motors Co. from 1986 to 1989.

Ms. Mathews-Spradlin has served as chair of the board of directors of iAnthus Capital Holdings, Inc. since June 2022 and also serves as a board member of several private companies, including Jacana Holdings Inc., The Bouqs Company and Brandtech Group. She is also a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television.

Qualifications: Ms. Mathews-Spradlin possesses extensive experience in global brand management and a deep understanding of the technology industry attributable to her background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multibillion-dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial and unique insights into digital media and marketing strategies, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business. Her Board qualifications also include extensive experience with respect to domestic and international operations, human capital management, environmental/corporate social responsibility, corporate governance and strategic planning. We believe that Ms. Mathews-Spradlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 57

Director Since: 2015

Current Board Committees:

•  Compensation and Human Capital

•  Technology

24  The Wendy’s Company 2024 Proxy Statement

PETER H. ROTHSCHILD

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Since December 2018, Mr. Rothschild has been a Partner and head of the General Industries and Special Situations group at East Wind Advisors, LLC and its affiliated broker-dealer, East Wind Securities, LLC. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001, and he served as President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, from 2002 to 2018 until its merger with East Wind Advisors, LLC. Prior to founding Daroth Capital LLC, Mr. Rothschild was a Managing Director and co-head of the Leveraged Finance and Industrial Finance groups at Dresdner Kleinwort Wasserstein and its predecessor Wasserstein Perella, an investment bank, where he worked from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and head of the Natural Resources Group at Bear, Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, he was a Managing Director at Drexel Burnham Lambert.

Mr. Rothschild previously served as a director of Deerfield Capital Corp., predecessor to CIFC Corp. (acquired by F.A.B. Partners), from December 2004 to April 2011 and as Interim Chairman of Deerfield Capital Corp.’s board of directors from April 2007 to April 2011.

Mr. Rothschild is also actively involved with various civic organizations and serves as a member of The Mount Sinai Medical Center Samuel Bronfman Department of Medicine advisory board and the Tufts University Gordon Institute Entrepreneurial Leadership Program advisory board.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. As a result of his professional background, Mr. Rothschild brings to our Board a deep understanding of corporate governance principles and extensive knowledge and experience in finance, strategic planning, human capital management, domestic and international operations, risk management, compliance, franchising, mergers and acquisitions, capital management, environmental/corporate social responsibility, corporate restructurings and the quick-service restaurant industry, all of which are important to the Company’s business. We believe that Mr. Rothschild’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 68

Director Since: 2010

Current Board Committees:

•  Audit

•  Compensation and Human Capital (Chair)

•  Nominating and Corporate Governance (Chair)

  The Wendy’s Company 2024 Proxy Statement  25

KIRK TANNER

Mr. Tanner has served as a director and as President and Chief Executive Officer of the Company since February 2024. Prior to joining the Company, he was employed at PepsiCo, Inc., a multinational food, snack and beverage corporation (“PepsiCo”), for over 30 years. While at PepsiCo, he served as Chief Executive Officer, PepsiCo Beverages North America from January 2019 to February 2024. Prior to that, Mr. Tanner served as President and Chief Operating Officer, North America Beverages from March 2016 to December 2018, Chief Operating Officer, North America Beverages and President, Global Foodservice from March 2015 to March 2016, and President, Global Foodservice from March 2014 to March 2015. Mr. Tanner joined PepsiCo in 1992, where he worked in numerous domestic and international locations and in a variety of roles, including Senior Vice President of Frito-Lay North America’s West region from 2010 to 2013, Vice President, Sales of PepsiCo U.K. and Ireland from 2008 to 2010, Region Vice President of Frito-Lay North America’s Mountain region from 2005 to 2008, Region Vice President of Frito-Lay North America’s Mid-America region from 2002 to 2005 and Director of Sales of Frito-Lay North America’s California region from 2000 to 2002.

Mr. Tanner is actively involved with various civic organizations and serves as a member of the advisory board of the University of Utah – David Eccles School of Business.

Qualifications: Mr. Tanner has more than 30 years of experience as an executive in the consumer goods industry, including as Chief Executive Officer, PepsiCo Beverages North America. In that role, Mr. Tanner oversaw a multibillion-dollar business unit and developed substantial expertise in driving operational performance and revenue growth, the incubation and launch of new products and the entry into new markets. As a result, Mr. Tanner provides the Board with significant expertise in matters of strategic planning, marketing and brand management, information technology, franchising, corporate finance and domestic and international operations, all of which are important to the Company’s business. His Board qualifications also include extensive experience with respect to human capital management, compliance, financial reporting, risk management, corporate governance and environmental/corporate social responsibility. We believe that Mr. Tanner’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 55

Director Since: 2024

Current Board Committees:

•  Capital and Investment

•  Executive

26  The Wendy’s Company 2024 Proxy Statement

ARTHUR B. WINKLEBLACK (LEAD INDEPENDENT DIRECTOR)

Mr. Winkleblack has been a director of the Company since May 2016 and has served as the Company’s Lead Independent Director since October 2023. From June 2014 to July 2019, Mr. Winkleblack provided financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he served as Senior Advisor to the CEO. In June 2013, he retired from H. J. Heinz Company, a global packaged food manufacturer, where he had been employed as Executive Vice President and Chief Financial Officer since 2002. Prior to his tenure with Heinz, Mr. Winkleblack held senior executive positions with various private-equity owned businesses from 1996 to 2001, including Perform.com and Freeride.com as part of Indigo Capital, C. Dean Metropolous Group and Six Flags Entertainment Corporation. He was Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994.

Mr. Winkleblack has served as a director of Church & Dwight Co., Inc. since January 2008. He previously served as a director of Aramark from October 2019 until January 2024, Performance Food Group Company from March 2015 until November 2019 and RTI International Metals, Inc. from December 2013 until the company was acquired by Alcoa Corporation in July 2015.

Qualifications: Mr. Winkleblack has substantial experience as a senior executive and director across a broad range of industries, giving him knowledgeable perspectives on financial and strategic planning for domestic and international operations. Mr. Winkleblack’s 12 years of experience as Chief Financial Officer of a large, multinational consumer goods company enables him to bring valuable insight to the Board on a number of topics, including compliance, performance and risk management, executive compensation, business analytics, finance and capital structure, investor relations, internal controls, financial reporting, information technology and mergers and acquisitions. His experience as a senior executive and public company director in the packaged foods and related industries also provides a unique perspective on product supply dynamics for the quick-service restaurant industry, as well as human capital management and corporate governance. The Board of Directors has determined that Mr. Winkleblack qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Winkleblack’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 66

Director Since: 2016

Current Board Committees:

•  Audit (Chair)

•  Executive

•  Nominating and Corporate Governance

REQUIRED VOTE

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 12 DIRECTOR NOMINEES.

  The Wendy’s Company 2024 Proxy Statement  27

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS

Overview

The Board of Directors is currently led by Mr. Nelson Peltz, the Company’s non-executive Chairman, Mr. May, the Company’s non-executive Senior Vice Chairman and Mr. Matthew Peltz, the Company’s non-executive Vice Chairman. Mr. Tanner, the Company’s Chief Executive Officer, also serves as a member of the Board. In addition, Mr. Winkleblack serves as the Company’s Lead Independent Director, a role he has held since October 2023.

Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Senior Vice Chairman, or in the absence of both the Chairman and the Senior Vice Chairman, the Vice Chairman, or in the absence of the Chairman, the Senior Vice Chairman and the Vice Chairman, the Chief Executive Officer. In the absence of the Chairman, the Senior Vice Chairman, the Vice Chairman and the Chief Executive Officer, a majority of the directors present may elect any director present as chair of the meeting.

Separation of the Chairman and Chief Executive Officer Positions

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Nelson Peltz, after serving as Chairman and Chief Executive Officer of Triarc Companies, Inc., the predecessor to The Wendy’s Company, from 1993 to June 2007, became our non-executive Chairman. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Nelson Peltz currently serving as our non-executive Chairman and Mr. Tanner currently serving as our Chief Executive Officer.

The Board believes that separating these two positions enables our Chairman to lead the Board of Directors in its oversight and advisory roles and allows our Chief Executive Officer to focus on supervising the Company’s day-to-day business operations and developing and implementing the Company’s business strategies and objectives. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having separate positions of Chairman and Chief Executive Officer provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

Lead Independent Director

In addition to separating the roles of Chairman and Chief Executive Officer, in October 2023, the Board created the position of Lead Independent Director and the Company’s independent directors appointed Mr. Winkleblack to serve as Lead Independent Director. The Board believes that utilizing a Lead Independent Director when the Chairman is not an independent director reflects corporate governance best practices, enhances Board leadership and oversight and facilitates communication between the Chairman and the independent directors.

The duties of the Company’s Lead Independent Director include:

•	Presiding at all executive sessions of the independent directors;

•	Consulting with the Chairman and senior management regarding the format and adequacy of information sent to the Board;

•	Consulting with the Chairman and senior management regarding the development of agendas for Board meetings and the schedule of meetings to provide sufficient time for discussion of all agenda items;

•	Serving as a liaison between the Chairman and the independent directors, without inhibiting direct communication between them;

•	Being available for consultation and direct communication with major stockholders, if appropriate, and in coordination with senior management and other members of the Board as needed;

•	Having the authority to call special meetings or executive sessions of the independent directors; and

•	Such other duties as may be designated by the Board and/or the independent directors from time-to-time.

28  The Wendy’s Company 2024 Proxy Statement

Executive Sessions of the Board

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Senior Vice Chairman, presides over these executive sessions. The independent directors also regularly (at least twice a year) meet alone in executive session, with the Lead Independent Director presiding over these sessions. The Board believes that holding executive sessions comprised of only independent directors is one of the key elements of effective, independent oversight. The Lead Independent Director and other independent directors use these executive sessions to discuss a wide range of matters, including evaluations of the performance of the Chief Executive Officer and senior management, Company strategy and performance and Board priorities and effectiveness.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Nelson Peltz, our Lead Independent Director, Mr. Winkleblack, and our Chief Executive Officer, Mr. Tanner.

BOARD MEMBERSHIP CRITERIA AND DIRECTOR NOMINATIONS

The Board of Directors has adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of our corporate Secretary at our address provided under the caption “Other Matters—Principal Executive Offices.” The notice must: (i) include the candidate’s name, age, business address, residence address and principal occupation; (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate; and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws, which are described under the caption “Other Matters—Stockholder Proposals for 2025 Annual Meeting of Stockholders.”

DIRECTOR INDEPENDENCE

Under the rules and listing standards of Nasdaq, the Board of Directors must have a majority of directors who meet the criteria for independence required by Nasdaq. Pursuant to our Corporate Governance Guidelines, the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board adopted the Director Independence Categorical Standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. The Corporate Governance Guidelines and Independence Standards are available on our Governance website at www.irwendys.com/esg/governance. Pursuant to the Independence Standards, the following relationships will preclude a director from qualifying as independent:

•

The director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

  The Wendy’s Company 2024 Proxy Statement  29

•

The director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to an immediate family member who is a non-executive employee of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

The director or an immediate family member of the director: (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•

The director or an immediate family member of the director is a partner in, or a controlling stockholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than: (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by Nasdaq with respect to Nasdaq Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•

The director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•

The Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that a relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

The Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by the Company’s directors, as well as other information presented by management related to transactions and relationships during the past three years between the Company, on the one hand, and the directors (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of these reviews, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that under applicable Nasdaq rules and the Independence Standards, each of Mses. Arlin, Caruso-Cabrera, Dolan and Mathews-Spradlin and Messrs. Gilbert, Gomez, Levato, May, Rothschild and Winkleblack qualified as an independent director.

In making its independence determinations with respect to Mr. May and Ms. Dolan, the Board of Directors considered the following transactions and relationships, each of which was deemed by the Board not to interfere with the respective director’s exercise of independent judgment in carrying out the responsibilities of a director:

•

Mr. May is the President and a Founding Partner of Trian Partners, which, is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions.” Mr. May also served as President and Chief Operating Officer of the predecessor to the Company from April 1993 through June 2007. The Board of Directors also considered (i) the relationship of Trian Partners and its partners with the Company and the presence of Trian Partners representatives (including Mr. Nelson Peltz) on the board of directors of Sysco Corporation through August 2021, which is one of the Company’s suppliers, and (ii) that certain family members of Mr. May hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC, a Wendy’s franchisee, as further described under the caption “Certain Relationships and Related Person Transactions.”

•

Ms. Dolan has served as Chief Executive Officer of AMC Networks Inc. since February 2023 and served as a director of AMC Networks Inc. from June 2011 to March 2023. In each of 2021, 2022 and 2023, the Company purchased advertising time from a subsidiary of AMC Networks Inc. See the caption “Certain Relationships and Related Person Transactions” for additional details.

30  The Wendy’s Company 2024 Proxy Statement

BOARD COMMITTEES AND RELATED MATTERS

The Board has a standing Audit Committee, Compensation and Human Capital Committee (with a separate Performance Compensation Subcommittee), Nominating and Corporate Governance Committee, Corporate Social Responsibility Committee and Technology Committee. The charters for each of these committees are available on our Governance website at www.irwendys.com/esg/governance and are available in print, free of charge, to any stockholder who requests them. The Board also has a standing Capital and Investment Committee and Executive Committee. The current members of each Board committee are identified in the following table.

NAME	AUDIT	COMPENSATION AND HUMAN CAPITAL	NOMINATING AND CORPORATE GOVERNANCE	CAPITAL AND INVESTMENT	CORPORATE SOCIAL RESPONSIBILITY	EXECUTIVE	TECHNOLOGY

Nelson Peltz					✓	Chair

Peter W. May*		✓		Chair	✓	✓	Chair

Matthew H. Peltz				✓	Chair	✓	✓

Wendy C. Arlin*	✓

Michelle Caruso-Cabrera*	✓				✓

Kristin A. Dolan*	✓		✓				✓

Kenneth W. Gilbert*					✓		✓

Richard H. Gomez*		✓ (2)					✓

Joseph A. Levato* (1)	✓	✓ (2)	✓			✓

Michelle J. Mathews-Spradlin*		✓ (2)					✓

Peter H. Rothschild*	✓	Chair (2)	Chair

Kirk Tanner				✓		✓

Arthur B. Winkleblack*	Chair		✓			✓

*	Independent Director

(1)	Not standing for re-election at the Annual Meeting.

(2)	Also serves as a member of the Performance Compensation Subcommittee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING

The Board of Directors held seven meetings during 2023. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Each of the Company’s directors virtually attended the Company’s 2023 annual meeting of stockholders, other than Ms. Arlin, who was elected to the Board in December 2023, and Mr. Tanner, who was elected to the Board in February 2024.

  The Wendy’s Company 2024 Proxy Statement  31

AUDIT COMMITTEE

Committee Members:	Committee Functions:
Arthur B. Winkleblack* (Chair) Wendy C. Arlin* Michelle Caruso-Cabrera Kristin A. Dolan Joseph A. Levato* Peter H. Rothschild *Audit Committee Financial Expert Number of Meetings in 2023: 7

As more fully described in its charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the integrated audits of the Company’s financial statements. The Audit Committee also assists the Board in fulfilling the Board’s oversight responsibility relating to:

•  The integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company.

•  The annual independent integrated audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

•  Quarterly and other interim financial statements, including the external release of financial information.

•  The performance of the Company’s internal audit function.

•  The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures.

•  Discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy. The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that three members of the Audit Committee, Ms. Arlin, Mr. Levato and Mr. Winkleblack, each qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules.

Audit Committee Report. The report of the Audit Committee with respect to 2023 is provided in this Proxy Statement under the caption “Audit Committee Report.”

32  The Wendy’s Company 2024 Proxy Statement

COMPENSATION AND HUMAN CAPITAL COMMITTEE AND PERFORMANCE COMPENSATION SUBCOMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild* (Chair) Richard H. Gomez* Joseph A. Levato* Michelle J. Mathews-Spradlin* Peter W. May *Subcommittee Member Number of Meetings in 2023: 7 joint meetings

As more fully described in its charter, the primary purpose of the Compensation and Human Capital Committee is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s non-employee directors and executive officers and reviewing the Company’s human capital management strategies and policies. In carrying out its duties, the Compensation and Human Capital Committee:

•  Reviews and approves the goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines (or recommends to the Board for determination) the compensation of the Chief Executive Officer based on such evaluation.

•  Reviews and approves the goals and objectives relevant to the compensation of our other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers and determines the compensation of such officers upon considering all relevant matters.

•  Reviews and approves the overall compensation philosophy, policies and procedures for the Company’s executive officers, including with respect to stock ownership and clawbacks.

•  Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, which includes the determination of awards to be granted to executive officers and other employees under such plans and the evaluation of achievement of established plan goals and objectives.

•  Reviews competitive market data and approves the Company’s peer group companies as one factor in evaluating the overall competitiveness of our executive and director compensation levels.

•  Reviews the competitiveness and appropriateness of our non-employee director compensation program and approves (or makes recommendations to the Board) with respect to non-employee director compensation.

•  Reviews and discusses the Compensation Discussion and Analysis prepared by management and determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

•  Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company.

•  Provides recommendations to the Board regarding compensation-related proposals considered at stockholder meetings (including say-on-pay and say-on-frequency advisory votes).

•  Reviews the Company’s strategies and policies relating to human capital management, including those regarding diversity and inclusion, and the succession plans relating to the Company’s Chief Executive Officer and other executives.

•  Performs certain oversight and settlor functions with respect to the Company’s 401(k) plan and other pension, profit sharing, thrift or retirement plans and ERISA welfare benefit plans.

Performance Compensation Subcommittee. The Performance Compensation Subcommittee (sometimes referred to herein as the “Subcommittee”) administers the Company’s equity-based compensation plans that are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

Independence. The Board has determined that each member of the Compensation and Human Capital Committee and the Subcommittee satisfies the independence requirements of Nasdaq. In addition, each member of the Subcommittee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

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Compensation Committee Report. The report of the Compensation and Human Capital Committee with respect to 2023 is provided in this Proxy Statement under the caption “Compensation Committee Report.”

Additional information about the actions taken by the Compensation and Human Capital Committee and Subcommittee in 2023 with respect to the compensation of our NEOs is discussed under the caption “Compensation Discussion and Analysis.” The actions taken by the Compensation and Human Capital Committee in 2023 regarding the compensation of our non-employee directors are discussed under the caption “Compensation of Directors.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild (Chair) Kristin A. Dolan Joseph A. Levato Arthur B. Winkleblack Number of Meetings in 2023: 6

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board in reviewing and overseeing the membership of the Board of Directors and corporate governance principles applicable to the Company. In fulfilling these responsibilities, the Nominating and Corporate Governance Committee:

•  Identifies individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board.

•  Considers and recommends director nominees for the Board to select in connection with each annual meeting of stockholders.

•  Considers and recommends nominees for election to fill any vacancies on the Board and to address related matters.

•  Recommends to the Board the committee assignments of directors.

•  Recommends to the independent directors of the Board one of the independent directors to serve as the Company’s Lead Independent Director, if the Chair of the Board is not an independent director.

•  Develops and recommends to the Board corporate governance principles applicable to the Company.

•  Oversees an annual evaluation of the Board’s performance.

Independence.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.

CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

Committee Members:	Committee Functions:
Matthew H. Peltz (Chair) Michelle Caruso-Cabrera Kenneth W. Gilbert Peter W. May Nelson Peltz Number of Meetings in 2023: 2

As more fully described in its charter, the Corporate Social Responsibility Committee assists the Board in reviewing and overseeing the Company’s corporate social responsibility (“CSR”) strategic initiatives, including environmental, social and governance (“ESG”) matters, community involvement and outreach initiatives and philanthropic endeavors. In fulfilling these responsibilities, the Corporate Social Responsibility Committee:

•  Reviews and discusses the Company’s overall approach to CSR, including current and potential CSR strategic initiatives.

•  Provides recommendations to the Board on CSR strategic initiatives, including ESG matters, community involvement and outreach initiatives and philanthropic endeavors.

•  Reviews and approves certain charitable contributions made by or on behalf of the Company.

•  Reviews and discusses risks and opportunities, emerging trends and evolving best practices relative to the Company’s CSR strategic initiatives.

•  Considers the impact that the Company’s CSR strategic initiatives may have on Company performance, public perception, competitive position and key stakeholders.

•  Reviews and discusses with management the Company’s CSR-related disclosures and supports the Compensation and Human Capital Committee in reviewing and assessing any ESG-related goals and objectives relevant to the compensation of the Company’s executive officers.

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TECHNOLOGY COMMITTEE

Committee Members:	Committee Functions:
Peter W. May (Chair) Kristin A. Dolan Kenneth W. Gilbert Richard H. Gomez Michelle J. Mathews-Spradlin Matthew H. Peltz Number of Meetings in 2023: 5

As more fully described in its charter, the Technology Committee assists the Board in discharging the Board’s oversight responsibilities relating to the Company’s overall development, use and risk management of information technology. In carrying out its duties, the Technology Committee:

•  Reviews and evaluates the Company’s digital customer engagement initiatives.

•  Provides recommendations to the Board regarding information technology matters, including cybersecurity matters.

•  Reviews and discusses the Company’s risk management and risk assessment guidelines and policies regarding technology risk.

•  Reviews and discusses existing and emerging technology trends.

•  In coordination with the Audit Committee, reviews, evaluates and discusses the quality and effectiveness of the Company’s technology risk management, assessment and exposures (including information technology, cybersecurity, data security and fraud risks).

•  Consults with the Audit Committee regarding the information technology and cybersecurity systems and processes that affect or relate to the Company’s internal controls.

•  Reviews and provides recommendations regarding the Company’s cybersecurity and information technology policies, programs and practices and digital customer engagement initiatives.

OTHER BOARD COMMITTEES

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, technology, compliance and strategic risks. While the Board has primary responsibility for risk oversight, the Board’s standing committees support the Board by regularly addressing various risks within their respective areas of responsibility.

The Audit Committee focuses on financial risks, including reviewing with management the Company’s internal audit function and the Company’s independent registered public accounting firm, the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also oversees enterprise risk management (“ERM”) for the Company. ERM is supported by an internal Enterprise Risk Management Committee composed of a cross-functional group of senior management, business leaders and other personnel from applicable risk management functions of the Company. The ERM program, which is designed to identify current and potential risks facing the Company and ensure that actions are taken as and when appropriate to manage and mitigate those risks, includes an annual risk assessment, assignment of accountability for risk management and development of risk treatment strategies. The Audit Committee receives a comprehensive ERM report from management on a semiannual basis and discusses the results with the full Board, which is ultimately responsible for oversight of the Company’s ERM process. In addition, the Board also receives a comprehensive ERM report from management on an annual basis.

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The Compensation and Human Capital Committee considers risks presented by the Company’s compensation policies and practices for its executive officers and other employees, as discussed below under the caption “Compensation Governance—Compensation Risk Assessment,” as well as succession planning relating to the Chief Executive Officer and other executives.

The Nominating and Corporate Governance Committee reviews risks related to the Company’s corporate governance structure and processes, including director qualifications and independence, stockholder proposals related to corporate governance and the effectiveness of our Corporate Governance Guidelines.

The Technology Committee provides oversight with respect to the Company’s technology risk management, assessment and exposures, including information technology, cybersecurity, data and fraud risks. The Technology Committee receives regular updates from the Company’s Chief Information Officer and Chief Information Security Officer regarding the Company’s cybersecurity risk management strategy, the cyber threat landscape, industry trends and other relevant cybersecurity topics. Management also provides the Technology Committee with detailed reports regarding the Company’s technology priorities and initiatives to ensure that its cybersecurity risk management strategy remains current and aligned with the Company’s overall business strategy.

The Corporate Social Responsibility Committee reviews risks related to the Company’s CSR strategic initiatives, including ESG matters such as animal care and welfare, food safety and quality, responsible sourcing and other supply chain matters, sustainable packaging, food waste, energy use, greenhouse gas emissions, climate risk, water use and workforce diversity, equity and inclusion.

Each of these committees reports directly to the Board on a regular basis, including updates regarding such risks as and when appropriate.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

BOARD’S ROLE IN SUCCESSION PLANNING

As reflected in our Corporate Governance Guidelines, one of the key responsibilities of the Board of Directors is planning for Chief Executive Officer succession. Succession planning addresses both contingency planning for emergencies (such as death or disability) and succession in the ordinary course of business. The Board’s goal is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the Chief Executive Officer. The Board has delegated oversight responsibility for succession planning to the Compensation and Human Capital Committee, which periodically reviews succession plans and makes recommendations to the Board in the event of an emergency or the departure of the Chief Executive Officer.

In February 2024, Kirk Tanner replaced Todd Penegor as the Company’s President and Chief Executive Officer, and as a member of the Board. In considering this change, the Board of Directors and the Compensation and Human Capital Committee determined that an outside candidate would be best suited to drive the Company’s next chapter to accelerate global growth and drive long-term stockholder value. The Board of Directors is confident that the addition of an experienced, high performing executive in Mr. Tanner will provide a strong leadership foundation to foster the next stage of the Company’s continued growth and achievement of our strategic goals.

In addition to Chief Executive Officer succession planning, the Board of Directors conducts a periodic review of executive succession plans. During this review, the Board discusses a variety of topics with the Chief Executive Officer and Chief People Officer, including organizational needs, competitive challenges, candidates for senior leadership positions, succession timing for those positions and development plans for high-potential candidates.

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BOARD AND COMMITTEE EVALUATIONS

Pursuant to our Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations under the direction of the Nominating and Corporate Governance Committee. The evaluations provide the Board and its committees with an opportunity to evaluate their performance for the purpose of improving Board and committee processes and effectiveness.

As part of the Board’s self-evaluation, directors consider and provide feedback on various issues, including interactions with and information flow from management, the nature and scope of agenda items, the quality, rigor and effectiveness of meetings, Board structure and composition, committee composition and responsibilities, processes to ensure open communication and timely action, the effectiveness of executive sessions and consideration of stockholder value and interests.

Committee self-evaluations are led by the respective committee chairs and include, among other topics, a review of the roles and responsibilities set forth in the committee charters, interactions with and information flow from management, the nature and scope of agenda items, the adequacy and efficiency of meetings, committee structure and composition, committee resources and the role of outside consultants and advisers. The results of the committee self-evaluations are discussed with the full Board.

STOCKHOLDER ENGAGEMENT

We believe ongoing engagement with our stockholders is an important component of strong corporate governance. In 2023, we held approximately 150 meetings with approximately 45 of our active stockholders to discuss a range of topics, including our financial results and outlook, business strategy and performance and capital allocation policy. We also engaged and communicated with stockholders throughout the year on a range of important ESG topics, including Board composition, diversity, leadership and skills, stockholder rights, executive compensation practices, updates on the Company’s ESG goals and other corporate social responsibility topics of interest.

The Company communicates with stockholders through a variety of means, including our Annual Meeting, quarterly earnings calls, investor outreach calls and roadshows, conferences, Investor Days and our corporate and Investor Relations websites, including The Square Deal™ Wendy’s Blog. We welcome and value input from all stockholders and encourage stockholders to reach out to our Investor Relations team.

We believe our engagement program empowers stockholders to provide feedback and raise any concerns with us and enables us to effectively respond to stockholder feedback in a transparent manner.

CORPORATE SOCIAL RESPONSIBILITY

“Good Done Right” is Wendy’s commitment to “Do the Right Thing” in the area of ESG. We are focused on three critical areas of our business—Food, People and Footprint—and our strategies include: (i) delivering high-quality food transparently; (ii) building equitable workplaces and communities; and (iii) delivering more with less environmental impact.

In furtherance of these strategies, the Company previously committed to four key focus areas across our Food, People and Footprint pillars, as highlighted below:

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Progress Made in 2023

In 2023, we made significant progress on our Food, People and Footprint focus areas, as described in greater detail below.

Food

•

We developed responsible sourcing criteria for our in-scope suppliers, together with a roadmap and timeline for each priority food category. We continued our work with the world’s largest provider of business sustainability ratings to conduct individual sustainability performance assessments of our supply chain partners, and have now invited 100% of in-scope suppliers to share ESG information via this technology platform, with approximately 40% having already completed the assessment. We believe this platform will help us continue to evaluate our suppliers, recognize where they are on their sustainability journey and benchmark against peers’ progress, while also helping the Company demonstrate accountability and progress towards our own responsible sourcing goal.

•

We continued the implementation of our Animal Care Standards Program, which uses a detailed assessment tool designed to better track farm conditions and animal care, quantify the results and identify best practices, as well as better recognize progressive suppliers for their efforts. Through this program, which is a critical component of our commitment to responsible sourcing, we aim to have a comprehensive accounting of animal welfare practices for beef, pork, chicken, eggs and dairy in the U.S. and Canada by the end of 2024. In 2023, we completed evaluating our direct suppliers across each of these supply chains and made progress evaluating upstream suppliers, including several of the farms and facilities that provide products to our direct suppliers.

•

We also continued our work towards establishing and maintaining strong specification and data management systems and processes. During 2023, we began implementing a specification and document management system, which we believe will help us digitize and manage important documentation and processes such as raw material sourcing, nutrition and ingredient processes, responsible sourcing claims validation and third-party audit verification, among other uses.

People

•

We believe our strategic focus on diversity, equity and inclusion (“DE&I”) has helped, and will continue to help, the Company remain true to our values as well as support our financial performance and global growth strategy. We are meeting or exceeding our goals for increasing representation of (i) women in leadership positions, (ii) people of color in management and leadership positions and (iii) diverse and women-owned franchisees. We also continue to progress in understanding and addressing what has been referred to as the “broken rung” of leadership.

•

We are focused on creating a welcoming, supportive environment for all of our employees, and we launched new trainings reinforcing our key DE&I focus areas. In addition, Wendy’s employees lead several thriving Employee Resource Groups (“ERGs”). Our ERGs serve an important role in support of our DE&I strategy by creating forums for learning and inclusion, providing opportunities to celebrate different backgrounds, empowering employees to bring their authentic selves to work and creating leadership and professional development opportunities. Our ERGs focus on employees and allies who identify as Women (Women of Wendy’s), LGBTQ+ (WeQual), Military Veterans & Families (WeVets), Culturally Diverse (WCD), Black (WeBERG), Young Professionals (WenGEN) and Caregivers (GiveCare). In 2023, these ERGs hosted over 40 wide-ranging programs, generally open to all field and restaurant support employees.

•

Wendy’s maintains charitable giving programs that support four core categories: (i) foster care adoption; (ii) hunger and food integrity; (iii) youth and families; and (iv) vibrant communities. In 2023, Wendy’s made charitable donations to a variety of organizations across the globe, highlighted by our continued support of the Dave Thomas Foundation for Adoption, a public charity created by our founder, Dave Thomas, which has been our signature charitable cause for more than 25 years. Wendy’s also made grants to other charitable organizations and causes including food pantries, crisis centers and family support groups across the country.

•

We also continued our partnership with the Thurgood Marshall College Fund (the “TMCF”). As a key sponsor of TMCF’s Leadership Institute conference, which hosted more than 400 students from nearly 50 historically black colleges and universities (HBCUs), we participated in the organization’s career fair and hosted career sessions for attending students. Our partnership with the TMCF complements our existing recruitment efforts with student organizations on other campuses.

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Footprint

•

As previously announced, we set our near-term science-based targets to benchmark, track and reduce our Scope 1, Scope 2 and Scope 3 greenhouse gas (“GHG”) emissions nearly a year ahead of schedule. Compared to a 2019 base year, by 2030, our goals are to reduce our: (i) absolute Scope 1 and 2 GHG emissions by 47%; (ii) Scope 3 GHG emissions intensity by 47% per metric ton of purchased goods; and (iii) Scope 3 GHG emissions intensity by 47% per franchise restaurant. Following validation of our targets by the Science Based Targets initiative (SBTi), we have increased the number of Wendy’s restaurants reporting energy data and expanded our access to renewable energy.

o

Our Wendy’s Energy Challenge invites franchisees to implement energy efficiency improvements and track and report their energy use, and the number of franchisees participating in the program more than doubled during 2023.

o

During 2023, all of our Company-operated restaurants, as well as more than 2,500 franchise-operated restaurants across 45 franchisees, reported 2022 energy data, showing our progress in engaging franchisees to undertake energy efficiency initiatives to save on cost and reduce GHG emissions.

•

We have grown our collaboration with Duke Energy Florida’s Clean Energy Connection program, with 22 Company-operated restaurants in Central Florida now sourcing 100% renewable energy. We are making progress on expanding access to solar energy, with a growing number of additional community solar options for Company-operated and franchise restaurants in a number of U.S. states.

•

We have made substantial progress on our goal to sustainably source 100% of our consumer-facing packaging by 2026, as more than 60% of our packaging was transitioned to meet the packaging sustainability goal at the end of 2023, including cutlery and cold cups with recycled content included and French fry cartons now being 100% sustainably sourced. As part of our sustainable sourcing initiatives, we completed an in-restaurant recycling pilot in certain of our Chicago-area restaurants to further emphasize the importance of sustainability and waste reduction. The pilot improved diversion rates by an average of 44% across the pilot locations and optimized pickup schedules based on information from our waste metering technology partner.

Looking Ahead

We regularly engage with our key stakeholders, including customers, employees, franchisees, stockholders, suppliers and non-governmental organizations, on our Good Done Right strategy, and we encourage stockholders to reach out to our Corporate Social Responsibility team with any questions or comments. We are committed to transparency and intend to regularly report on our sustainability progress, including in our annual Corporate Responsibility report. We anticipate that our 2023 Corporate Responsibility report will be published in May 2024.

Additional information about our Corporate Social Responsibility and ESG initiatives is available on our website at https://www.wendys.com/what-we-value, in our annual Corporate Responsibility report and on The Square DealTM Wendy’s Blog at https://www.wendys.com/blog. The contents of our website and these additional information sources are not incorporated by reference in this Proxy Statement or any other report or document we file with the SEC.

CODE OF BUSINESS CONDUCT AND ETHICS AND RELATED GOVERNANCE POLICIES

The Board of Directors has adopted several governance policies to support its risk oversight function, including our Code of Business Conduct and Ethics (the “Code of Ethics”), Securities Trading Policy and Public Disclosure Policy.

Code of Ethics. The Code of Ethics is designed to ensure that the Company’s business is conducted with integrity and applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with applicable legal and regulatory requirements, business conduct, conflicts of interest, use of Company assets, confidential information and information retention and reporting.

The Code of Ethics is available on our Governance website at www.irwendys.com/esg/governance. Any amendments to or waivers from the Code of Ethics that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

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Securities Trading Policy. The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under our Securities Trading Policy, covered persons:

•	May not trade in Company securities if they are aware of material nonpublic information;

•	May not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

•	May not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

•	Must comply with certain pre-clearance and blackout procedures described in the policy.

The Securities Trading Policy also prohibits the Company’s directors, officers and employees from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. See “Compensation Discussion and Analysis—Compensation Governance Matters—Anti-Hedging Policy” for additional details.

Public Disclosure Policy. The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with applicable legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company and sets forth certain procedures and requirements that are applicable to:

•	Disclosures in documents filed with the SEC;

•	Statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

•	Information contained on the Company’s website.

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COMPENSATION GOVERNANCE

COMPENSATION RISK ASSESSMENT

As part of the Board’s risk oversight function, the Compensation and Human Capital Committee conducts an annual review of compensation-related risk. In February 2024, the Compensation and Human Capital Committee and its independent advisers met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation and Human Capital Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	Plan and award metrics are tied directly to the Company’s key performance measures, such as earnings, sales, cash flow, stockholder return and goals supporting the Company’s ESG strategy;

•

Various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that are designed to provide a balanced mix of both short-term and long-term incentives;

•	Performance-based awards have fixed maximum payouts;

•

The Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Ethics or any other Company policy or procedure;

•

Annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•

All incentive awards granted under the 2020 Omnibus Award Plan contain clawback provisions in favor of the Company, including in the event a participant has engaged in “detrimental activity” (as defined in such plan).

With respect to the Company’s compensation program for executive officers, the Compensation and Human Capital Committee concluded that this program is appropriately designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating, financial and strategic goals, individual performance and the creation of long-term stockholder value. The executive compensation program includes the following features that are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	Base salaries represent a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•

Performance goals and metrics under the Company’s annual incentive plan are closely linked to the Company’s annual financial planning process and are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	Long-term equity incentive awards are based upon the Company’s performance over a multiyear period, which mitigates against the taking of short-term risk;

•

Incentive compensation plan design allows for adjustment of performance metrics for nonrecurring and unusual items or events so that executives are rewarded based on the Company’s core operating results;

•	Equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock;

•

Executive officers are subject to the Company’s clawback policy providing for the Company’s recoupment of certain incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under applicable securities laws; and

•

The Board of Directors adopted our Stock Ownership and Retention Guidelines for Executive Officers and Directors that require significant stock ownership by executives, which further aligns the interests of executives with the interests of stockholders.

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AUTHORITY TO DELEGATE

The Compensation and Human Capital Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chair when it deems appropriate, subject to the terms of its charter. The Compensation and Human Capital Committee and the Subcommittee also may delegate to one or more Company directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the Compensation and Human Capital Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

ROLE OF COMPENSATION CONSULTANTS IN THE EXECUTIVE COMPENSATION PROCESS

In carrying out its responsibilities, the Compensation and Human Capital Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisers, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation and Human Capital Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisers in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisers’ fees and other retention terms. The Company provides such funding as the Compensation and Human Capital Committee determines to be necessary or appropriate for payment of compensation to consultants and advisers retained by the Committee.

Since December 2009, the Compensation and Human Capital Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent outside compensation consultant. Representatives from FW Cook regularly attend Compensation and Human Capital Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation and Human Capital Committee seeks input from FW Cook on competitive market practices, including evolving trends and best practices. During 2023, FW Cook assisted the Compensation and Human Capital Committee with respect to the design of the Company’s executive compensation program and determination of compensation levels thereunder, including base salary levels, the 2023 annual cash incentive and long-term equity incentive awards and the overall mix of total direct compensation for the Chief Executive Officer and other senior executives. FW Cook also advised the Compensation and Human Capital Committee in connection with the Compensation Discussion and Analysis, Pay Versus Performance and other compensation-related disclosures in the Company’s Proxy Statement, the Company’s peer group, the review of the compensation package offered to Mr. Tanner in connection with the Company’s Chief Executive Officer succession in early 2024 and the design of and modifications to the executive compensation program for 2024. At the request of the Compensation and Human Capital Committee, FW Cook periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, FW Cook does not provide any other services to the Company and works with management only on matters for which the Compensation and Human Capital Committee has oversight responsibility. The Compensation and Human Capital Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules (including consideration of the six independence factors specified in Nasdaq Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation and Human Capital Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2023, management engaged Willis Towers Watson to serve as management’s outside compensation consultant. Willis Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Certain of the market data and other information provided by Willis Towers Watson was also made available to the Compensation and Human Capital Committee and FW Cook.

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ROLE OF MANAGEMENT IN THE EXECUTIVE COMPENSATION PROCESS

The Company’s executive officers provide support and assistance to the Compensation and Human Capital Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Committee and the Subcommittee regarding the design of the Company’s annual incentive plan and long-term incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Committee and the Subcommittee, as appropriate, then determine the structure and components of the annual cash incentive and long-term equity incentive awards after considering management’s recommendations, as well as input from FW Cook. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. The Committee and the Subcommittee, as appropriate, then determine the actual incentive payouts to eligible participants after taking into account Company performance and any other relevant facts and circumstances.

The Chief Executive Officer and other members of management with expertise in compensation, benefits, tax, accounting, financial reporting, legal and other matters provide information and make recommendations to the Compensation and Human Capital Committee from time to time on compensation-related matters, including proposed employment, retention, relocation, severance and other compensatory arrangements, base salary levels, annual incentive plans, long-term equity incentive awards, annual compensation risk assessments and evolving trends and best practices in executive compensation. Management also presents information to the Compensation and Human Capital Committee regarding the Company’s business and financial performance, strategic initiatives, legal and regulatory developments and other relevant matters. In accordance with applicable Nasdaq rules, the Chief Executive Officer may not be present during any voting or deliberations by the Committee or Subcommittee with respect to his compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Five non-management directors served on the Compensation and Human Capital Committee during 2023: Ms. Mathews-Spradlin and Messrs. Gomez, Levato, May and Rothschild.

During 2023: (i) no member of the Compensation and Human Capital Committee had ever served as an officer or employee of the Company, except that Mr. Levato served as the Executive Vice President and Chief Financial Officer of the predecessor to the Company from April 1993 to August 1996 and Mr. May served as President and Chief Operating Officer of the predecessor to the Company from April 1993 to June 2007; (ii) no member of the Compensation and Human Capital Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K, except that (a) Mr. May is the President and a Founding Partner of Trian Partners, which is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions” and (b) certain family members of Mr. May hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC, a Wendy’s franchisee, as further described under the caption “Certain Relationships and Related Person Transactions”; and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Company’s Board of Directors, the Compensation and Human Capital Committee or the Subcommittee.

  The Wendy’s Company 2024 Proxy Statement  43

COMPENSATION COMMITTEE REPORT*

The Compensation and Human Capital Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Compensation and Human Capital Committee:

Peter H. Rothschild, Chair

Richard H. Gomez

Joseph A. Levato

Michelle J. Mathews-Spradlin

Peter W. May

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

44  The Wendy’s Company 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we refer to certain non-GAAP financial measures (adjusted EBITDA, global systemwide sales and free cash flow) when describing our financial and operational results during 2023. Please refer to Annex A to this Proxy Statement for further discussion regarding non-GAAP financial measures and for reconciliations of certain of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the United States (“GAAP”).

This Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and practices and discusses the compensation that was awarded during 2023 to the individuals identified below as our Named Executive Officers.

NAMED EXECUTIVE OFFICERS (NEOS)

NAME	POSITION

Todd A. Penegor	Former President and Chief Executive Officer[1]

Gunther Plosch	Chief Financial Officer

Abigail E. Pringle	President, International and Chief Development Officer

J. Kevin Vasconi	Former Chief Information Officer[2]

E.J. Wunsch	Chief Legal Officer and Secretary

Kurt A. Kane	Former President, U.S. and Chief Commercial Officer[3]

2023 EXECUTIVE SUMMARY

2023 Overview

We delivered strong 2023 results, driving sales and profit growth as we made continued progress on our strategic growth pillars. We are proud to have delivered our 13th consecutive year of global same-restaurant sales growth, which highlights our consistent execution and commitment to growing the Wendy’s brand. Our U.S. business drove double-digit year-over-year sales growth during the late-night daypart, launched craveable innovation and maintained a compelling value platform, all of which supported an eighth consecutive year of growing or maintaining traffic share in the QSR burger category. In addition, supported by positive results across all regions and continued sales momentum in our key international growth markets, our International business achieved a third consecutive year of double-digit two-year same-restaurant sales growth. This strong sales performance and our commitment to the restaurant economic model led to a 100-basis point expansion in U.S. Company-operated restaurant margin, marking a return to pre-COVID levels. Over the course of the year, the Wendy’s system added 145 net new restaurants globally, reached a record-high digital sales mix and remained disciplined in returning cash to our stockholders in line with our capital allocation policy, including a 100% increase in our quarterly dividend rate.

[1]

In February 2024, Mr. Penegor’s employment was terminated without “cause” in connection with the appointment of Kirk Tanner as the Company’s new President and Chief Executive Officer. See “—Succession of Chief Executive Officer Role” below and “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Todd A. Penegor” for additional details.

[2]

In February 2024, Mr. Vasconi notified the Company of his intention to resign from the Company. See “—Succession of Chief Information Officer Role” below and “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for J. Kevin Vasconi” for additional details.

[3]

In January 2023, Mr. Kane’s employment was terminated without “cause.” See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” for additional details.

  The Wendy’s Company 2024 Proxy Statement  45

Key Results and Strategic Achievements for 2023

Financial Highlights4

➢	Achieved global same-restaurant sales growth of 4.3% (9.2% on a two-year basis).

➢	Delivered global systemwide sales of approximately $14.1 billion, a year-over-year increase of 6.1%.

➢	U.S. Company-operated restaurant margin increased by 100 basis points over the course of fiscal 2023 to 15.3%, reflecting a return to pre-COVID margins.

➢	Generated operating profit of $382.0 million, net income of $204.4 million and adjusted EBITDA[5] of $535.9 million, a year-over-year increase to adjusted EBITDA of 7.7%.

➢	Delivered net cash provided by operating activities of $345.4 million and free cash flow[6] of $274.3 million, a year-over-year increase to free cash flow of 28.7%.

Strong Execution Against Our 2023 Strategic Growth Pillars

➢	Driving Global Same-Restaurant Sales Momentum

•	Achieved 13th consecutive year of global same-restaurant sales growth.

•	Surpassed the $2.0 million average unit volume (AUV) mark in the U.S., as breakfast continued to provide an incremental layer of sales.

•	Sales expansion supported a 100-basis point year-over-year increase in U.S. Company-operated restaurant margin.

➢	Accelerating Digital

•	Delivered meaningful year-over-year digital sales growth every quarter in 2023, growing nearly 30% compared to 2022 and reaching a record high global digital sales mix of 14.5% in the fourth quarter.

•	Drove significant increase in U.S. monthly active loyalty users to nearly 5 million at year-end.

•	Implemented a new customer relationship management (CRM) platform alongside a best-in-class third party partner.

➢	Expanding our Global Footprint

•	Opened 248 total new restaurants and 145 net new restaurants globally, our eighth consecutive year of net new restaurant growth, which resulted in us achieving global net unit growth of 2%.

•	Achieved record number of international new restaurant openings and further solidified international development pipeline with meaningful master franchise agreement in Australia.

•	Secured commitments for more than 90% of our new restaurant pipeline through 2025 under a development agreement.

•

Enhanced the Wendy’s brand through continued execution of our Image Activation program. At the end of 2023, 86% of Wendy’s global system restaurants were on our Image Activation design, an increase from 79% at the end of 2022.

Commitment to Our Capital Allocation Policy

➢	Returned approximately $400 million in cash to stockholders through:

•	Approximately $210 million in dividends driven by a 100% increase in our quarterly dividend rate from 12.5 cents per share in 2022 to 25 cents per share in 2023; and

•	Approximately $190 million in stock repurchases pursuant to a $500 million stock repurchase authorization approved by our Board of Directors in January 2023.

➢	Repurchased $40.4 million in principal of our outstanding debentures and $29.2 million in principal of our securitized debt.

[4]	Global same-restaurant sales growth and systemwide sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.
[5]	Adjusted EBITDA is a non-GAAP measure. Please refer to Annex A for a reconciliation of non-GAAP financial measures.
[6]

For 2023, the Company defined “free cash flow” as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

46  The Wendy’s Company 2024 Proxy Statement

Good Done Right

➢	Continued to achieve progress towards the long-term goals associated with the Food, People and Footprint pillars of the Company’s Good Done Right ESG strategy, including:

•

Food: Completed the invitation of all in-scope suppliers to the Company’s corporate-level ESG technology platform that tracks and reports on activity and progress against our responsible sourcing goal;

•	People: Met or exceeded our goals for increasing representation of women in leadership positions, people of color in management and leadership positions and diverse and women-owned franchisees; and
•	Footprint: Science-based target to benchmark, track and reduce GHG emissions was validated in February 2023, nearly a year ahead of schedule.

Succession of Chief Executive Officer Role

Early in 2024, the Company completed a transition of the Chief Executive Officer role. As announced in January 2024, the Board appointed Kirk Tanner as the Company’s new President and Chief Executive Officer, succeeding Mr. Penegor. The Company is confident that the addition of an experienced, high performing executive in Mr. Tanner will provide a strong leadership foundation to foster the next stage of the Company’s continued growth and achievement of our strategic goals, building on the strong growth in sales, earnings and new restaurant counts achieved under Mr. Penegor’s leadership.

In connection with his appointment, Mr. Tanner entered into an employment letter that provides for the following: (i) an annual base salary of $1.0 million per year, subject to annual review by the Committee; (ii) eligibility for an annual, performance-based cash incentive under the Company’s annual incentive plan with a target equal to 175% of his annual base salary; (iii) for fiscal year 2024, a long-term incentive award with a target value of $6.0 million, with the same terms and mix as the Company’s other executives; (iv) a one-time equity award with a grant date fair value of $9.0 million, two-thirds of which is comprised of restricted stock units that vest in substantially equal installments on each of the first three anniversaries of the grant date and one-third of which is comprised of performance share units. In approving the one-time equity award, the Subcommittee noted that Mr. Tanner was forfeiting certain compensation as a result of leaving his prior employer on the Board’s desired timeline.

In connection with his departure from the Company, Mr. Penegor was entitled to receive payment of accrued obligations, as well as compensation and benefits consistent with an involuntary termination without “cause”. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Todd A. Penegor” for additional details.

Succession of Chief Information Officer Role

Executing on the Company’s information technology objectives has required strong leadership from the Chief Information Officer and continuity in the role over the past year. In recognition of Mr. Vasconi’s critical role, the Company considered various approaches to retain him following the leadership changes made in January 2023 as part of the Company’s organizational redesign. After balancing various factors, the Company agreed in February 2023 to amend Mr. Vasconi’s employment letter to provide for certain severance benefits in the event of his resignation in connection with the Company terminating the employment of Mr. Penegor, the Company’s then-current President and Chief Executive Officer, without “cause”. In consideration of this change, the Company provided no additional equity awards or other special incentives to Mr. Vasconi, thereby avoiding the costs associated with a special retention award. Following the completion of the CEO leadership transition and after further strengthening the information technology team, Mr. Vasconi provided notice of his intent to resign from the Company in February 2024, pursuant to his amended employment letter. The Company then appointed Matthew P. Spessard, previously the Company’s Senior Vice President, Chief Technology Officer, as its Chief Information Officer, effective February 26, 2024. In his new role, Mr. Spessard is responsible for all aspects of Wendy’s global technology efforts, including Restaurant Technology, Data Management and Analytics, Enterprise Technology, Software Architecture and Engineering, and Information Security. Mr. Spessard reports to the Company’s President and Chief Executive Officer, Mr. Tanner, and serves on the Wendy’s Senior Leadership Team. Mr. Vasconi has agreed to serve as Executive Advisor to Mr. Tanner to support the orderly transition of his duties through May 31, 2024 (or such earlier date as the Company requests). In connection with his departure from the Company, Mr. Vasconi is entitled to receive payment of accrued obligations, as well as compensation and benefits consistent with a termination without “cause,” as specified in his amended employment letter. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for J. Kevin Vasconi” for additional details.

  The Wendy’s Company 2024 Proxy Statement  47

2023 Executive Compensation Program and Payouts

The Company’s 2023 business and financial results and stockholder returns were reflected in the performance-based compensation delivered to our executives, as described in this Compensation Discussion and Analysis and set forth under the 2023 Summary Compensation Table and the related compensation tables, notes and narratives that follow.

Annual Incentive Compensation

In February 2023, after determining that the design and performance measures included in the Company’s annual cash incentive program were appropriate and consistent with our executive compensation philosophy, the Compensation and Human Capital Committee of our Board of Directors (referred to in this Compensation Discussion & Analysis section as the “Committee”) approved the adoption of the 2023 annual incentive plan, which continued to utilize the following performance measures: (i) adjusted EBITDA (weighted at 60%); (ii) global systemwide sales growth (weighted at 30%); and (iii) a strategic, non-financial performance measure consisting of multiple goals supporting the Food, People and Footprint pillars of the Company’s Good Done Right ESG strategy (the “ESG Performance Measure”) (weighted at 10%).

The Company delivered strong results in fiscal 2023 that highlighted the strength and resiliency of the Wendy’s brand as the Company continued to deliver consistent profit and sales growth, including adjusted EBITDA growth of 7.7%, global systemwide sales growth of 6.1% and continued progress in the Company’s execution of its Good Done Right ESG strategy. The Committee set goals under our executive compensation program to align pay with performance and, as a result of the Company’s earnings and sales performance and achievement against the ESG Performance Measure, the annual cash incentive for the NEOs paid out at 94.6% of target.

Long-Term Equity Compensation

With respect to long-term equity compensation, the performance unit awards granted to executives in February 2021 vested at 60.5% of target based on the Company’s relative total stockholder return and cumulative free cash flow performance over the three-year performance period beginning January 4, 2021 and ending December 31, 2023. No discretionary adjustments were made to the performance metrics or payouts under the 2021 performance unit awards.

Strong Compensation Governance and Stockholder Support

In May 2023, our stockholders expressed strong support of our executive compensation program through their annual say-on-pay advisory vote, with approximately 97% of the votes cast for approval of the compensation of our NEOs, the Company’s seventh straight year receiving over 95% support. The following table highlights key features of our executive compensation program that demonstrate the Company’s ongoing commitment to promoting stockholder interests through sound compensation governance practices.

WHAT WE DO	WHAT WE DON’T DO

Hold an annual say-on-pay advisory vote for stockholders.

   Provide annual or multiyear incentive guarantees.

   Provide excessive perquisites or benefits to executives.

   Grant equity awards at less than fair market value.

   Offer pension benefits to executives.

   Pay dividends on equity awards that are not yet earned or vested.

   Gross-up excise taxes upon a change in control.

   Reprice underwater stock options.

   Permit speculative trading, hedging or derivative transactions in our Common Stock.

Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable, performance-based compensation.
Engage independent outside compensation consultants and utilize market, industry and peer group data to ensure we compensate fairly and competitively, but not excessively.
Set meaningful performance goals at the beginning of annual and multiyear performance periods.
Balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.
Mitigate undue risk-taking by utilizing multiple performance measures, imposing caps on individual payouts and performing an annual compensation risk assessment.
Utilize comprehensive clawback policies that go beyond the minimum requirements of Nasdaq listing standards to cover detrimental conduct generally.
Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control.
Set significant stock ownership and retention guidelines for the Chief Executive Officer and other executives.

48  The Wendy’s Company 2024 Proxy Statement

A PHILOSOPHY OF PAY-FOR-PERFORMANCE

Objectives of the Executive Compensation Program

The compensation program for the Company’s executives is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•	Attract and retain highly qualified executives;

•	Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•	Align the interests of executives with the interests of the Company’s stockholders.

Emphasis on Variable Compensation

The Committee believes that a substantial portion of the total compensation for executives should be variable and tied to Company performance. Variable compensation is dependent on our financial and operational success and the achievement of strategic business objectives that create value for our stockholders. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

Total direct compensation for executives is composed of three elements: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. The following charts illustrate how these three components (at targeted levels of performance) were allocated for 2023 to create the overall pay mix for the former Chief Executive Officer and the other NEOs as a group (excluding Mr. Kane, who departed the Company in January 2023 and did not receive an annual cash incentive award or long-term equity incentive awards for 2023).

As reflected by the charts above, variable incentive compensation that is dependent on the Company’s performance constitutes the most significant portion of target total direct compensation for executives, consistent with the Company’s pay-for-performance philosophy. By utilizing a high proportion of variable, performance-based compensation, the executive compensation program offers executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation if Company performance goals are not achieved.

  The Wendy’s Company 2024 Proxy Statement  49

Alignment of CEO Compensation and Company Performance

We designed our 2023 incentive compensation program to motivate and reward executive performance. Our former Chief Executive Officer’s 2023 incentive structure was based on several key performance measures under our annual and long-term incentive plans, with the largest portion of compensation tied to equity awards that vest over a multiyear period to drive strong alignment with stockholder interests. Highlighting the alignment between our executive pay and Company performance, the following charts show the total direct compensation of our former Chief Executive Officer as compared to the Company’s externally reported performance against certain key performance measures for the past three years.

CEO COMPENSATION

This chart indicates the total direct compensation of Mr. Penegor, our former President and Chief Executive Officer, for each of 2021, 2022 and 2023, as reported in the 2023 Summary Compensation Table.

GLOBAL SYSTEMWIDE SALES

Execution of our strategic plans has produced consistent global systemwide sales growth, driven by a 13th consecutive year of global same-restaurant sales growth and continued global new restaurant development. During this three-year period, the Company’s global systemwide sales grew from $12.5 billion in 2021 to $14.1 billion in 2023, an increase of approximately 13%.

ADJUSTED EBITDA[7]

The Company’s operating success and resilient business model have continued to drive a higher quality of earnings, with global systemwide sales growth, an increase in U.S. Company-operated restaurant margin and disciplined G&A management contributing to strong adjusted EBITDA growth in 2023. Adjusted EBITDA increased from $467.0 million in 2021 to $535.9 million in 2023, an increase of approximately 15%.

[7]	Please refer to Annex A for a reconciliation of non-GAAP financial measures.

50  The Wendy’s Company 2024 Proxy Statement

FREE CASH FLOW[8]

The Company’s asset-light financial model has predictably and consistently generated a substantial amount of free cash flow, which has enabled us to return significant cash to our stockholders, with a cumulative three-year free cash flow of approximately $750.4 million.

TOTAL STOCKHOLDER RETURN

With a capital allocation policy focused on returning cash to our stockholders, in January 2023, the Board doubled the Company’s dividend and announced a new $500 million stock repurchase authorization. As a result, our quarterly cash dividend rate grew from 9 cents per share in the first quarter of 2021 to 25 cents per share in the fourth quarter of 2023, an increase of approximately 178%. For the three-year period from 2021 to 2023, our total stockholder return ranked in the 22nd percentile of the S&P MidCap 400 index.

As discussed above in “—Emphasis on Variable Compensation”, a substantial portion of our NEO compensation is delivered in the form of variable, performance-based compensation. This type of compensation is substantially dependent on our financial and operational results and, with respect to our long-term equity awards, the performance of our Common Stock, which are important components of our executive compensation strategy. This compensation framework establishes a strong alignment between our executive compensation and the interests of our stockholders and supports our ability to attract, motivate and retain executive talent by rewarding our executives when they generate value for our stockholders. Our pay-for-performance strategy has resulted in executive compensation that we believe is reasonable and aligned with achievement of the Company’s business objectives.

[8]	Please refer to Annex A for a reconciliation of non-GAAP financial measures.

  The Wendy’s Company 2024 Proxy Statement  51

ELEMENTS OF EXECUTIVE COMPENSATION

The primary components of our executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

HOW EXECUTIVE COMPENSATION IS DETERMINED

On an annual basis, the Committee reviews the effectiveness of our executive compensation philosophy and program and the performance of our executives and establishes the executive compensation program for the current year. In determining the appropriate compensation package for executives, the Committee, in consultation with FW Cook, considers a number of factors, including: (i) Company and individual performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) the Chief Executive Officer’s recommendations with respect to the performance and compensation of our other executive officers; (v) competitive market practice; (vi) internal pay equity; (vii) recruiting considerations; (viii) alignment with stockholder interests; and (ix) creation of long-term stockholder value.

The Committee believes that the consideration of these factors is effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s consistent and strong earnings, sales and cash flows, as well as new restaurant growth, returning significant cash to stockholders and the Company’s ability to attract and retain a highly qualified and motivated leadership team.

Throughout the year, the Committee also reviews tally sheets prepared by management that quantify the elements of each executive’s total direct compensation. The Committee uses the tally sheets to obtain a complete picture of each executive’s compensation, including accumulated equity value and potential severance.

Peer Group Companies and the Use of Competitive Market Data

In establishing compensation levels for executives, the Committee considers competitive market, industry and peer group data, including: (i) data from companies with comparable revenue size included in the Willis Towers Watson U.S. General Industry Executive Compensation Survey Report (“General Industry Data”); (ii) data from the Chain Restaurant Total Rewards Association Executive and Management Compensation Survey Report (“Restaurant Industry Data”); and (iii) with respect to certain executive positions (including our Chief Executive Officer, Chief Financial Officer and President, International and Chief Development Officer), data from our industry peer group.9 This data is among several

[9]

With respect to the Committee’s review of General Industry Data (1,002 companies) and Restaurant Industry Data (74 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted using a methodology that reflects the Company’s global systemwide sales and revenue prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Committee when approving the elements and amounts of compensation awarded to executives.

52  The Wendy’s Company 2024 Proxy Statement

factors considered by the Committee in setting executive compensation each year, together with the other factors and considerations described above under the caption “—How Executive Compensation is Determined.” The Committee generally sets target total direct compensation for our executives to be competitive with the market, industry and peer group data and other factors described above.

The Committee, with support from FW Cook, annually reviews and approves the composition of our peer group. As part of this review, the Committee considers specific criteria and recommendations from FW Cook regarding companies to be added or removed from the peer group. In selecting our peer group for 2023, the Committee considered companies from the restaurant industry that reported systemwide revenue and a market capitalization within a reasonable range of Wendy’s systemwide revenue (i.e., revenue from both Company-operated restaurants and franchised restaurants) and the Company’s market capitalization. The Committee also considered other factors, including, for example, whether the peer group company considers Wendy’s as a peer and whether the peer group company is a direct competitor, talent competitor or key industry peer of the Company.

The industry peer group used for purposes of the Company’s 2023 executive compensation program included the companies identified in the following table.

2023 EXECUTIVE COMPENSATION PEER GROUP COMPANIES

Bloomin’ Brands, Inc. (BLMN)	Dine Brands Global, Inc. (DIN)	Restaurant Brands International Inc. (QSR)

Brinker International, Inc. (EAT)	Domino’s Pizza, Inc. (DPZ)	Starbucks Corporation (SBUX)

Chipotle Mexican Grill, Inc. (CMG)	Jack in the Box Inc. (JACK)	Texas Roadhouse, Inc. (TXRH)

Cracker Barrel Old Country Store, Inc. (CBRL)	McDonald’s Corporation (MCD)	YUM! Brands, Inc. (YUM)

Darden Restaurants, Inc. (DRI)	Papa John’s International Inc. (PZZA)

The Company ranked near the median in market capitalization and between the median and 75th percentile in the systemwide revenues versus the industry peer group for 2023. The industry peer group is also used for competitive analyses of director compensation, as discussed under the caption “Compensation of Directors.”

Incentive Compensation Performance Measures for 2023

In determining the appropriate incentive compensation award levels for our executives, the Committee and its Performance Compensation Subcommittee (the “Subcommittee”) consider the Company’s achievement of pre-established performance targets focused on a balanced mix of value-driving performance measures. For the 2023 incentive compensation program, the Committee and the Subcommittee approved performance measures designed to measure the Company’s earnings, sales growth, execution of its Good Done Right ESG strategy, cash flows and stockholder returns, as shown in the following table.

INCENTIVE COMPENSATION COMPONENT	PERFORMANCE MEASURES
Annual Cash Incentive	• Adjusted EBITDA • Global Systemwide Sales Growth • ESG Performance Measure

Performance Units – 60% of Long-Term Equity Incentives	• Cumulative Three-Year Free Cash Flow • Three-Year Total Stockholder Return Relative to S&P MidCap 400

These performance measures and the framework of our executive compensation program are further discussed below under the caption “—Compensation Decisions for 2023.” The Committee and the Subcommittee determined that for 2023, these performance measures were appropriate and consistent with our executive compensation philosophy because the measures: (i) aligned with the earnings and cash flows expectations of our Board, management and stockholders; (ii) served as key indicators of our business operating and strategic performance; and (iii) held our executives accountable for driving strong financial and strategic results and stockholder returns over annual and multiyear performance periods.

  The Wendy’s Company 2024 Proxy Statement  53

2023 Non-GAAP Financial Measures

For 2023, the Company identified certain non-GAAP financial measures, including adjusted EBITDA, global systemwide sales growth and free cash flow, as internal measures of the Company’s business operating performance and as external measures of performance against our peers and competitors. Please refer to Annex A for further discussion regarding non-GAAP measures and for reconciliations of certain of these non-GAAP financial measures. The Committee determined that using these measures for our executive compensation program provided our stockholders with a meaningful perspective of how our executive incentive compensation links to the underlying operating performance of our current business and enables our stockholders to better understand and evaluate our historical and prospective operating performance as it relates to executive incentive compensation awards. The Committee determined that the use of adjusted EBITDA reflected the importance of maintaining focus on driving profitability, while the use of global systemwide sales growth reflected the importance of sales growth, including growth through new restaurant development, to the Company’s strategic vision and its underlying financial and operational performance. In addition, the Committee determined that free cash flow is an important liquidity measure that communicates how much cash flow is available for working capital needs or to be used for investing in growth, repurchasing stock, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash. For 2023, the Committee believed that adjusted EBITDA, global systemwide sales growth and free cash flow were appropriate for our executive compensation program and important supplemental measures of the Company’s operating performance because these measures eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

COMPENSATION DECISIONS FOR 2023

Base Salary

During 2023, the Committee reviewed the base salaries for the Company’s executives, taking into account individual and Company performance, internal pay equity, the other factors described under the caption “ —How Executive Compensation is Determined” and other considerations. After consulting with FW Cook and considering recommendations from the Chief Executive Officer with respect to other executives, the Committee approved the following base salary increases: Mr. Penegor ($7,500), Mr. Plosch ($38,200), Ms. Pringle ($38,200), Mr. Vasconi ($38,200) and Mr. Wunsch ($28,850).

Guiding Principles for Annual and Long-Term Incentive Plans

In February 2023, the Committee and the Subcommittee approved the 2023 annual cash incentive and long-term equity incentive compensation framework for executives. The design of the 2023 annual and long-term incentive plans was guided by the following key principles:

•	Drive growth over the prior period. Growth over the prior period is generally required for incentive payouts.

•

Reward executives consistent with external outlook. Payout levels are designed to motivate and reward performance that is equal to or greater than the Company’s external outlook to align executives’ interests with those of our stockholders.

•

Align executive compensation with Company performance relative to restaurant industry competitors. Performance goals are established at the beginning of the performance period taking into consideration the recent and expected performance of the Company’s industry peers.

•

Establish challenging and appropriate incentive performance goals. Incentive design and payouts are structured to support achievement of the Company’s business and financial goals set forth in the Company’s annual operating plan, with achievement of performance targets resulting in target incentive payouts and outperformance of business goals providing for additional compensation opportunities.

54  The Wendy’s Company 2024 Proxy Statement

Annual Cash Incentive Compensation

Design of the 2023 Annual Incentive Plan

In February 2023, the Committee approved the 2023 annual incentive plan for the Company’s executives, which was based on the achievement of three performance measures: adjusted EBITDA, global systemwide sales growth and the ESG Performance Measure.

The graphic below illustrates the weighting for the 2023 annual incentive plan:

With respect to the two financial performance measures, the Committee noted that adjusted EBITDA is a key earnings measure and reflects the Company’s focus on increasing operating profitability, while global systemwide sales growth is a key growth measure and represents a fundamental operating performance measure for the Company’s business. The Committee also noted that adjusted EBITDA and global systemwide sales growth are prevalent restaurant industry measures, the attainment of which can drive financial and operational success and stockholder value.

Design of the ESG Performance Measure

With respect to the ESG Performance Measure in the 2023 annual incentive plan, the Committee recognized the importance of executing against the Company’s Good Done Right ESG strategy to drive positive change. The level of achievement against the ESG Performance Measure in 2023 was subject to review by the Corporate Social Responsibility Committee of the Board (the “CSR Committee”) and determined by assessing the Company’s progress against several key performance indicators related to the Company’s long-term goals across the Food, People and Footprint pillars of its Good Done Right ESG strategy.

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The following table summarizes the ESG Performance Measure scorecard utilized by the CSR Committee and the Committee, including the: (i) three equally weighted pillars; (ii) long-term goals; (iii) key performance indicators; and (iv) highlights of 2023 achievements and actual 2023 ESG Performance Measure scorecard results as determined by the Committee in February 2024, upon the recommendation of the CSR Committee.

2023 ESG PERFORMANCE MEASURE SCORECARD

PILLAR	SCORECARD METRICS	ACHIEVEMENT HIGHLIGHTS

2023 Progress: Met Expectations (3 rating on 5-pt scale)

Long-Term Goal: Responsibly source Top 10 food categories by 2030 in the U.S. and Canada.

Key Performance Indicators:

•  Invite 100% of in-scope suppliers to participate in sharing corporate-level ESG information via technology platform that tracks and reports on activity and progress.

•  Develop supplier technology requirement to share manufacturing and processing facility-level ESG information via technology platform.

•  Completed the invitation of 100% of in-scope suppliers to the corporate-level ESG technology platform.

•  Of the invited in-scope suppliers, approximately 40% have completed the assessment and have an active scorecard.

•  Manufacturing and processing facility-level ESG technology platform has received category specific indicators and is ready to request information beginning in 2024.

2023 Progress: Met Expectations (3 rating on 5-pt scale)

Long-Term Goal: Increase the representation of underrepresented populations among Company leadership and management, as well as the diversity of Wendy’s franchisees.

Key Performance Indicators:

•  Execute diversity, equity and inclusion (DE&I) strategy to maintain progress against increasing the representation of underrepresented populations among Company leadership and management, as well as the diversity of Wendy’s franchisees.

•  Expand DE&I training to Company-operated restaurants and franchisees.

•  Begin foundational work on assessing Company diverse supplier spend.

•  Met or exceeded our goals for increasing representation of:

o   Women in leadership positions;

o   People of color in management and leadership positions; and

o   Diverse and women-owned franchisees.

•  Continued progress in understanding and addressing what has been referred to as the “broken rung” of leadership.

2023 Progress: Met Expectations (3 rating on 5-pt scale)

Long-Term Goals: Sustainably source 100% of consumer-facing packaging by 2026. Benchmark, track and reduce Scope 1, 2 and 3 greenhouse gas (“GHG”) emissions and set a science-based target by the end of 2023.

Key Performance Indicators:

•  Publish science-based target for GHG emissions by year-end 2023.

•  Demonstrate progress towards Scope 1 and Scope 2 science-based targets and create roadmap for Scope 3 science-based target.

•  Sustainably source 60% of consumer-facing packaging.

•  Validated science-based target was publicly announced in February 2023, nearly a year ahead of schedule.

•  Continued progress of reducing Scope 1 and 2 GHG emissions with 23 Company-operated restaurants in Florida now 100% solar-powered; additional community solar options commencing in which Company-operated and franchise restaurants in a number of U.S. states can participate.

•  Wendy’s Energy Challenge, which invites franchisees to undertake energy efficiency improvements, continued to enroll franchisees, with the number of franchisees participating in the program more than doubling during 2023. During 2023, all of our Company-operated restaurants, as well as more than 2,500 franchise-operated restaurants across 45 franchisees, participated.

•  Achieved more than 60% sustainably sourced consumer-facing packaging, including cutlery and cold cups with recycled content included, and French fry cartons converted to 100% sustainably sourced.

2023 Aggregate ESG Performance Measure Scorecard Rating = Met Expectations (equating to a weighted performance rating of 3.0 on a 5-point scale)

56  The Wendy’s Company 2024 Proxy Statement

Results under the 2023 Annual Incentive Plan

The following table identifies the performance metrics, incentive opportunities and actual results achieved under the 2023 annual incentive plan.

DESIGN OF 2023 ANNUAL INCENTIVE PLAN

PERFORMANCE METRIC	WEIGHT	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	2023 ACTUAL ACHIEVEMENT	2023 ACTUAL PAYOUT%	WEIGHTED PAYOUT%

Adjusted EBITDA[10]	60%	$498M	$535M	$588M	$535.9M	102.0%	61.2%

Global Systemwide Sales Growth[11]	30%	5.0%	7.0%	12.0%	6.1%	78.0%	23.4%

ESG Performance Measure Scorecard Rating[12]	10%	2	3	5	3.0	100.0%	10.0%

2023 Total Payout %							94.6%

Payouts under the 2023 Annual Incentive Plan

The following table shows the target opportunities and actual payouts for the NEOs under the 2023 annual incentive plan. The target payout levels are expressed as a percentage of base salary in effect as of the end of 2023. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual. The actual payouts for the NEOs were approved by the Committee in February 2024 based on the Company’s 2023 adjusted EBITDA performance, global systemwide sales results and ESG Performance Measure scorecard rating.

TARGET PAYOUT LEVELS AND ACTUAL PAYOUTS UNDER 2023 ANNUAL INCENTIVE PLAN

PARTICIPANT	ANNUAL SALARY ($)	INCENTIVE TARGET AS % OF SALARY	ANNUAL INCENTIVE TARGET ($)	WEIGHTED PAYOUT % ACHIEVED FOR 2023	TOTAL 2023 ANNUAL INCENTIVE PAYOUT ($)

Todd A. Penegor	1,157,500	150%	1,736,250	94.6%	1,642,493

Gunther Plosch	758,200	100%	758,200	94.6%	717,257

Abigail E. Pringle	688,200	100%	688,200	94.6%	651,037

J. Kevin Vasconi	668,200	100%	668,200	94.6%	632,117

E.J. Wunsch	563,850	85%	479,273	94.6%	453,392

[10]

“Adjusted EBITDA” for purposes of the 2023 annual incentive plan is defined as earnings for fiscal 2023 before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2023 earnings release and (ii) to exclude the impact of (A) any earnings impacts resulting from unplanned adjustments to the Company’s restaurant portfolio, except to the extent that the Committee concludes such exclusion should not be made, and (B) any other specific non-recurring and unusual items or other adjustments, except to the extent that the Committee concludes such exclusion should not be made. For purposes of the 2023 annual incentive plan, the specific adjustments applied in calculating Adjusted EBITDA from the Company’s reported 2023 financial results are shown in Annex A.

[11]

“Global Systemwide Sales” for purposes of the 2023 annual incentive plan is defined as sales for fiscal 2023 by both Company-operated restaurants and franchised restaurants across the Wendy’s system, including both the U.S. and International segments. For International restaurants, local currency sales are converted at constant foreign exchange rates consistent with the Company’s external financial reporting definitions to determine sales in U.S. dollars. Due to the highly inflationary economy and volatility of sales in Argentina, the contributions from that country were excluded.

[12]

The Committee, upon the recommendation of the CSR Committee, determined the level of achievement with respect to the ESG Performance Measure by utilizing a 5-point scale based on a scorecard approach, where an aggregate rating of “1” (or significantly underperforming expectations) would result in a 0% payout, an aggregate rating of “3” (or meeting expectations) would result in a 100% payout and an aggregate rating of “5” (or significantly exceeding expectations) would result in a 200% payout. Each of the Food, People and Footprint pillars was equally weighted, resulting in the overall scorecard score of a 3.0 for the ESG Performance Measure in 2023 for the NEOs.

  The Wendy’s Company 2024 Proxy Statement  57

Long-Term Equity Incentive Compensation

In approving the 2023 long-term equity incentive compensation framework for executives, the Subcommittee, in consultation with FW Cook, approved the continued use of performance unit awards (weighted at 60%) and made certain modifications, as described below:

•	Adjusted the relative weighting of stock options from 40% to 25%; and

•	Introduced restricted stock units as a new component, weighted at 15%.

In determining the compensation framework for the 2023 long-term incentive plan, the Subcommittee considered the importance of performance-based pay and being competitive with market practice, as well as continuing to align the interests of executives with the long-term interests of stockholders. The resulting 2023 long-term equity incentive framework is summarized in the following table.

DESIGN OF 2023 LONG-TERM INCENTIVE PLAN

COMPONENT	WEIGHT	VESTING	TIMING OF GRANT[13]	RATIONALE

Performance Units	60%	• Three-year cliff vesting, subject to the Company’s achievement of pre-determined, objective performance metrics.	• Granted first quarter (February 2023). • Performance metrics are established at the beginning of a three-year performance period.

•  Value is dependent on the Company’s achievement of multiyear strategic business objectives and the price of our Common Stock.

•  Cliff vesting requires executives to remain with the Company through the performance period to be eligible to realize the full value of the award.

Stock Options	25%	• Three-year ratable vesting.	• Granted third quarter (August 2023). • Consistent with historical practice and the timing of long-term equity awards to other eligible employees.	• Delivers value only if the price of our Common Stock increases. • Aligns the interests of executives with the long-term interests of stockholders.

Restricted Stock Units	15%	• Three-year ratable vesting.	• Granted third quarter (August 2023). • Consistent with historical practice and the timing of long-term equity awards to other eligible employees.

•  Works to incentivize and retain executives and is consistent with stockholder expectations and competitive market practice.

•  Ultimate value depends on the price of our Common Stock, which is consistent with the Company’s philosophy of alignment with stockholder interests.

[13]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and special equity awards taking into account all relevant factors. All stock options granted to executives during 2023 as part of the 2023 long-term equity incentive compensation program were issued during open trading windows established under the Company’s Securities Trading Policy.

58  The Wendy’s Company 2024 Proxy Statement

2023 Performance Unit Awards. The extent of the vesting and payout of the 2023 performance unit awards is based on the Company’s achievement of the performance goals under two equally-weighted performance measures – cumulative free cash flow and relative total stockholder return – over a three-year performance period (January 2, 2023 through December 28, 2025), as described in the following table.

PERFORMANCE METRICS FOR 2023 PERFORMANCE UNIT AWARDS

PERFORMANCE METRIC	WEIGHT	THRESHOLD (37.5% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RATIONALE
Free Cash Flow, Cumulative Three-Year[14] (Compounded Annual Growth Rate)	50%	11.0%	15.1%	21.4%

•  Motivates executives to achieve consistent, long-term liquidity growth.

•  Rewards executives based on an internal operating measure with clear line of sight.

•  Aligns with investor expectations for positive three-year free cash flow targets.

Relative Total Stockholder Return (Ranking vs. S&P MidCap 400)	50%	25th Percentile	50th Percentile	≥ 90th Percentile	• Motivates executives to drive superior, long-term growth in share price and dividends. • Rewards executives based on the Company’s relative performance compared to a broad market index.

In determining the metrics for the 2023 long-term incentive plan, the Subcommittee considered that the metrics reflect the Company’s growth-oriented goals under our long-term strategic business plan, directly link executive compensation with the Company’s long-term performance and reinforce our pay-for-performance philosophy. Further, the Subcommittee selected these two performance measures in recognition of compensation governance best practices and marketplace trends to reflect a significant portion of performance-based pay in executive compensation programs and to utilize multiple performance measures in long-term incentive plan design.

Following the end of the performance period, the Subcommittee will review the extent to which the performance metrics have been achieved under the 2023 long-term incentive plan and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below threshold levels of performance. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

[14]

With respect to the 2023 performance unit awards, “free cash flow” was defined as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the Company’s U.S. and Canadian national advertising funds and any excess/deficit of advertising funds revenue over advertising funds expenses included in net income, each as prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reported in the Company’s fiscal 2023, 2024 and 2025 Consolidated Statements of Cash Flows, as adjusted (A) within the “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2023, 2024 and 2025 earnings release and (B) to exclude the impact of (1) changes in tax law, accounting standards or principles, or other laws or regulations affecting the Company’s reported results, (2) any other specific non-recurring and unusual items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable fiscal year and (3) any other adjustments to the extent approved by the Committee. Each adjustment made pursuant to the preceding sentence shall be calculated by reference to the applicable line item on the Company’s Consolidated Statements of Cash Flows or the applicable account or journal entry on the Company’s general ledger.

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Grant Date Target Value of 2023 Long-Term Equity Incentive Awards. In determining the grant date target value of Mr. Penegor’s 2023 long-term equity incentive award, the Subcommittee discussed Mr. Penegor’s performance in 2022, including quantitative and qualitative measures related to the Company’s overall financial performance, progress made across the Company’s strategic growth pillars, the performance of the U.S. and International businesses, global development and other focus areas. The Subcommittee also discussed competitive market compensation data and other information provided by FW Cook, as well as Mr. Penegor’s individual and strategic objectives for 2023. After considering the foregoing and all other relevant factors, the Subcommittee determined that a 2023 long-term equity incentive award with a grant date target value of $5,750,000 was appropriate for Mr. Penegor.

The Subcommittee determined the grant date target value of the 2023 long-term equity incentive awards for other executives, including Mr. Plosch, Ms. Pringle, Mr. Vasconi and Mr. Wunsch, by assessing the impact of the value of these awards on each executive’s target total direct compensation, competitive market practices and other relevant factors, such as internal pay equity, individual and Company performance, the value of prior year awards, the terms of individual employment arrangements (where applicable) and recommendations from Mr. Penegor. Because Mr. Kane’s employment was terminated without “cause” and he departed the Company in January 2023, he did not receive a 2023 long-term equity incentive award. See the “2023 Grants of Plan-Based Awards” table for additional information.

ADDITIONAL COMPENSATION DECISIONS

Vesting of 2021 Performance Unit Awards

In February 2021, the Subcommittee awarded performance units to the Company’s executives, including Messrs. Penegor, Plosch, Vasconi, Wunsch and Kane and Ms. Pringle, as part of the Company’s 2021 executive compensation program. The performance units vested at the conclusion of the three-year performance period (January 4, 2021 through December 31, 2023), based on the Company’s achievement of two equally weighted performance measures—cumulative free cash flow and relative total stockholder return—over such performance period. The performance goals, actual achievements and payout levels are described in the following two tables.

	FREE CASH FLOW[15]		RELATIVE TOTAL STOCKHOLDER RETURN

PERFORMANCE	VALUE	PAYOUT AS % OF TARGET	RANKING VS. S&P MIDCAP 400	PAYOUT AS % OF TARGET

Threshold Level	$610M	37.5%	25th Percentile	37.5%

Above Threshold	$680M	75.0%	37.5th Percentile	75.0%

Target Level	$730M	100.0%	50th Percentile	100.0%

Above Target	$795M	150.0%	75th Percentile	150.0%

Maximum Level	$860M	200.0%	≥ 90th Percentile	200.0%

Actual Achievement	$757.3M	121.0%	22.6th Percentile	0%

[15]

With respect to the 2021 performance unit awards, “free cash flow” was defined as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the Company’s U.S. and Canadian national advertising funds and any excess/deficit of advertising funds revenue over advertising funds expenses included in net income, each as prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reported in the Company’s fiscal 2021, 2022 and 2023 Consolidated Statements of Cash Flows, as adjusted (A) within the “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2021, 2022 and 2023 earnings release and (B) to exclude the impact of (1) changes in tax law, accounting standards or principles, or other laws or regulations affecting the Company’s reported results, (2) any other specific non-recurring and unusual items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable fiscal year and (3) any other adjustments to the extent approved by the Committee. Each adjustment made pursuant to the preceding sentence shall be calculated by reference to the applicable line item on the Company’s Consolidated Statements of Cash Flows or the applicable account or journal entry on the Company’s general ledger. Consistent with this definition, the impact of the following item was excluded from the calculation of “free cash flow” for purposes of the 2021 performance unit awards: the completion of a debt financing transaction under the Company’s securitized financing facility in the first quarter of 2022 (resulting in an increase of free cash flow of $6.9 million for 2022).

60  The Wendy’s Company 2024 Proxy Statement

	ATTAINED AND WEIGHTED PERFORMANCE AS % OF TARGET
MEASURE	ATTAINMENT PER MEASURE	WEIGHTED ATTAINMENT

Free Cash Flow (50%)	121.0%	60.5%

Relative Total Stockholder Return (50%)	0%	0%

Total Weighted Payout		60.5%

In February 2024, the Subcommittee approved the Company’s weighted achievement of the cumulative free cash flow and relative total stockholder return performance goals and approved share payouts equal to 60.5% of the performance unit awards to executives, including Mr. Penegor (103,335 shares), Mr. Plosch (30,507 shares), Ms. Pringle (30,507 shares), Mr. Vasconi (14,761 shares) and Mr. Wunsch (16,729 shares), as well as Mr. Kane (24,573 shares), who was entitled to a prorated portion of his 2021 performance units. No discretionary adjustments were made to the performance metrics or payouts under the 2021 performance units.

Policy Updates

In 2023, after reviewing competitive market data and other information provided by FW Cook, the Committee (i) updated the treatment of long-term incentive awards for eligible employees, including its executives, upon a qualified retirement and (ii) approved revisions to the Company’s Executive Severance Pay Policy (the “Executive Severance Policy”), to be applied for executives at the level of Senior Vice President or above who were hired or promoted to a covered position on or after February 16, 2023. In approving these changes, the Committee determined that the updates supported the Company’s compensation philosophy by attracting and retaining top talent, were consistent with peer practice and were aligned with the interests of the Company’s stockholders. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control” for additional details.

Changes to the Executive Compensation Program for 2024

In December 2023, the Committee conducted its annual review of the Company’s executive compensation philosophy and program and determined that the executive compensation program has been effective in supporting the objectives of the philosophy by attracting and retaining top talent, being strongly aligned with the interests of stockholders and providing a significant link between executive compensation and Company performance. Accordingly, after consultation with FW Cook, the Committee decided to continue the current executive compensation program for 2024, subject to certain revisions as described in the following table.

GUIDELINE/COMPONENT	2023 EXECUTIVE COMPENSATION PROGRAM	2024 EXECUTIVE COMPENSATION PROGRAM

Annual Cash Incentives	• Adjusted EBITDA (60%) • Global Systemwide Sales (30%) • ESG Performance Measure (10%)	• Adjusted EBITDA (50%) • Global Same-Restaurant Sales (30%) • Free Cash Flow (20%)

Long-Term Equity Incentives – Performance Units	• Free Cash Flow (50%) • Relative Total Stockholder Return (50%)	• Global Systemwide Sales (50%) • Relative Total Stockholder Return (50%)

In making these changes, the Committee considered the importance of aligning the interests of executives with the interests of the Company’s stockholders in driving long-term growth and stockholder value. The Company remains focused on driving long-term growth through its strategic growth pillars and believes that driving global same-restaurant sales momentum and expanding its global footprint are critical to the brand’s long-term success.

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With respect to the annual incentive plan, the Committee determined that (i) continuing to utilize adjusted EBITDA reflected the Company’s focus on driving operating profitability on an annual basis, (ii) the introduction of global same-restaurant sales was appropriate given its importance to the Company’s objective to drive organic sales growth, which is generally measured and managed on a year-over-year basis, and (iii) moving free cash flow from the long-term incentive plan to the annual incentive plan reflected the importance of growing free cash flow while minimizing the impact and uncertainty that changes in operational strategies and strategic initiatives can have on cash flows over a longer term. The Company remains committed to the execution of its Good Done Right ESG strategy and recognizes the continued importance of ESG topics to the business and its stockholders. While the global same-restaurant sales and free cash flow metrics have replaced the ESG Performance Measure in the annual incentive plan, the Company will continue to provide transparent reporting on its level of ESG performance against the Company’s Food, People and Footprint pillars.

Furthermore, with respect to the performance unit awards as part of the Company’s long-term equity incentive plan, the Committee determined that (i) global systemwide sales reflects the impact not only of growing same-restaurant sales, but also expanding the Company’s global footprint and driving net new restaurant growth, the value of which is realized over multiple years, (ii) free cash flow was more appropriate to include in the annual incentive plan, as described above and (iii) continuing to utilize relative total stockholder return aligns our executive compensation program with our long-term growth strategies and reflects our robust pay-for-performance philosophy.

COMPENSATION GOVERNANCE MATTERS

Clawback Provisions in Incentive Awards

All of the cash and equity incentive awards granted to executives and other eligible participants during 2023 contain clawback provisions in favor of the Company, as follows:

•

In the event of a material restatement of the Company’s financial statements, the Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•

If a participant has engaged in any “detrimental activity”, the Company may cancel the participant’s award(s) and require the participant to return the award(s) or any gain realized on the vesting, exercise or settlement thereof.

In addition, in August 2023, the Board, upon the recommendation of the Committee, approved a separate incentive compensation clawback policy (the “Clawback Policy”) pursuant to, and consistent with, the listing requirements of Nasdaq. The Clawback Policy, which became effective on October 2, 2023, applies to the Company’s current and former executive officers and provides for the mandatory recovery of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date.

Stock Ownership and Retention Guidelines

The Board of Directors has adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”) that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The Stock Ownership and Retention Guidelines, which are described under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance.

Employment Arrangements with our NEOs

The Company generally does not utilize long-form employment agreements with its NEOs. The Company believes this practice supports consistency among executives and reduces administrative complexity. Employment arrangements for our NEOs are governed by terms set forth in individual offer letters, as well as the Executive Severance Policy and applicable confidentiality and non-compete agreements. Please refer to “Employment Arrangements and Potential Payments Upon Termination or Change in Control” for additional information on the employment arrangements and a summary of the key provisions related to termination of employment for the NEOs, including following a change in control.

62  The Wendy’s Company 2024 Proxy Statement

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s directors, officers and employees in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, the Company’s directors, officers and employees, as well as certain close family members of such persons, are prohibited from engaging in speculative transactions, including speculative transactions that are intended to hedge or offset the value of Company securities. Specifically, directors, officers and employees: (i) may not sell Company securities that are not then owned (including sales with delayed delivery); (ii) may not engage in transactions in publicly traded options of Company securities, such as puts, calls and other derivative securities; (iii) may not purchase Company securities on margin; (iv) may not engage in any other hedging transactions, such as forward sales, zero-cost collars and similar transactions, without pre-clearance from the Company’s Chief Legal Officer or legal department; and (v) are discouraged from pledging or hypothecating Company securities. Additionally, the Company’s directors and executive officers may not sell Company securities within six months of their purchase on the open market.

Furthermore, Company securities held in a margin account or otherwise pledged as collateral for a loan do not count toward satisfaction of the applicable Common Stock ownership requirement under the Company’s Stock Ownership and Retention Guidelines. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

Accounting Considerations

The Committee and Subcommittee take into consideration the accounting costs associated with long-term equity incentive awards granted to executives and other eligible employees. Under GAAP, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Committee and Subcommittee consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration and Frequency of Annual Stockholder Say-on-Pay Vote

In accordance with the Dodd-Frank Act, the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs (i.e., an annual “say-on-pay” vote), as discussed under the caption “Proposal 3—Advisory Resolution to Approve Executive Compensation.” At the Company’s 2023 annual meeting of stockholders, approximately 97% of the votes cast on the say-on-pay resolution were voted in favor of the compensation of our named executive officers for 2022, as disclosed in the Company’s definitive proxy statement for the 2023 annual meeting of stockholders filed with the SEC on March 30, 2023. In August 2023, the Committee considered those voting results and determined that no changes to the Company’s executive compensation program were warranted at that time. The Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

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2023 SUMMARY COMPENSATION TABLE

This 2023 Summary Compensation Table sets forth the salary, cash incentive awards, equity incentive awards and all other compensation that was earned by, or paid or awarded to, the following Named Executive Officers for 2023, 2022 and 2021:

•	The Company’s former President and Chief Executive Officer, Todd A. Penegor;

•	The Company’s Chief Financial Officer, Gunther Plosch;

•	The Company’s three most highly compensated executive officers during 2023 (other than Messrs. Penegor and Plosch) who were serving as executive officers at the end of 2023:

O	Abigail E. Pringle, President, International and Chief Development Officer;

O	J. Kevin Vasconi, former Chief Information Officer; and

O	E.J. Wunsch, Chief Legal Officer and Secretary; and

•	One additional individual who served as an executive officer during 2023 but whose employment was terminated prior to the end of 2023:

O	Kurt A. Kane, former President, U.S. and Chief Commercial Officer

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)

Todd A. Penegor (5) (former President and CEO)	2023	1,149,870	—	4,312,464	1,437,496	1,642,493	54,085	8,596,408
	2022	1,134,384	—	3,149,967	2,099,999	1,588,725	32,238	8,005,313
	2021	1,084,521	—	3,149,977	2,099,997	3,300,000	35,238	9,669,733

Gunther Plosch (CFO)	2023	743,768	—	1,387,464	462,498	717,257	23,538	3,334,525
	2022	711,795	—	1,079,984	720,000	663,120	29,000	3,203,899
	2021	684,370	—	929,988	619,994	1,390,000	28,400	3,652,752

Abigail E. Pringle (President, International and CDO)	2023	673,960	—	1,237,478	412,497	651,037	23,538	2,998,510
	2022	641,986	—	929,985	619,997	598,650	29,000	2,819,618
	2021	617,055	—	929,988	619,994	1,250,000	28,400	3,445,437

J. Kevin Vasconi (6) (former CIO)	2023	654,015	—	637,467	212,497	632,117	23,538	2,159,634
	2022	623,288	—	479,988	319,994	580,230	29,000	2,032,500
	2021	605,836	—	449,977	299,996	1,220,000	26,031	2,601,840

E.J. Wunsch (7) (CLO and Secretary)	2023	552,057	—	824,953	274,996	453,392	27,138	2,132,536

Kurt A. Kane (8) (former President, U.S. and CCO)	2023	25,315	—	—	—	—	3,081,984	3,107,299
	2022	761,658	—	1,139,968	759,996	709,170	32,600	3,403,392
	2021	731,740	—	1,139,973	759,994	1,490,000	32,000	4,153,707

(1)

The amounts shown represent the aggregate grant date fair value of stock awards, including annual performance unit awards and restricted stock unit awards, made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2023 Form 10-K for the assumptions made in determining these values.

The amounts shown for 2023 include the target grant date fair values of performance unit awards granted to the NEOs in February 2023 that are subject to the Company’s achievement of performance goals established by the Subcommittee for the performance period beginning January 2, 2023 and ending December 28, 2025. At maximum achievement levels, the grant date fair values of these awards would be as follows: Mr. Penegor, $6,899,945; Mr. Plosch, $2,219,970; Ms. Pringle, $1,979,980; Mr. Vasconi $1,019,976; and Mr. Wunsch $1,319,938. For more information regarding the performance goals and potential payouts with respect to the 2023 performance unit awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2023—Long-Term Equity Incentive Compensation.”

64  The Wendy’s Company 2024 Proxy Statement

(2)

The amounts shown represent the aggregate grant date fair value of stock option awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2023 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the NEOs in 2023, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2023—Long-Term Equity Incentive Compensation.”

(3)

The amounts shown represent the annual cash incentive payouts received by the NEOs for the year shown. For more information regarding the performance goals and potential payouts with respect to the 2023 cash incentive awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2023—Annual Cash Incentive Compensation.”

(4)	The following table sets forth the details of the “All Other Compensation” paid to the NEOs for 2023:

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($) (a)	AUTOMOBILE ALLOWANCE ($) (b)	PAYMENTS/ACCRUALS IN CONNECTION WITH TERMINATION OF EMPLOYMENT ($) (c)	OTHER PERQUISITES OR PERSONAL BENEFITS ($) (d)	TOTAL ($)

Todd A. Penegor	13,200	11,815	—	29,070	54,085

Gunther Plosch	13,200	10,338	—	—	23,538

Abigail E. Pringle	13,200	10,338	—	—	23,538

J. Kevin Vasconi	13,200	10,338	—	—	23,538

E.J. Wunsch	13,200	10,338	—	3,600	27,138

Kurt A. Kane	13,200	969	3,067,815	—	3,081,984

(a)	The amounts shown reflect matching contributions made by the Company to the NEOs’ respective 401(k) plan accounts.

(b)	The Compensation and Human Capital Committee discontinued the automobile allowance in August 2023.

(c)

The amounts shown reflect the value of severance payments and benefits received or accrued during 2023 by Mr. Kane in connection with his departure from the Company. For more information regarding these payments and benefits, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” below.

(d)

The amounts shown for Mr. Penegor and Mr. Wunsch include the Company’s reimbursement of medical expenses incurred under the Company’s executive physical examination program ($3,600). The Company adopted this program to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity. The amount shown for Mr. Penegor also includes the Company’s payment of certain residential security costs that were approved by the Compensation and Human Capital Committee following the Company’s review of potential security concerns related to Mr. Penegor’s service as the Company’s Chief Executive Officer ($25,470).

The Company owns fractional interests in corporate aircraft to enable its executives to safely and efficiently travel for business purposes. On certain occasions, an executive’s spouse or other family members may accompany the executive on the aircraft when the aircraft is already going to a specific destination for business purposes and has available seating. In those cases, the aggregate incremental cost to the Company, if any, is reported in “Other Perquisites or Personal Benefits” above. During 2023, none of the NEOs used the aircraft solely for personal purposes.

(5)

Mr. Penegor’s employment was terminated without “cause” and he departed the Company on February 16, 2024. In connection with his departure, Mr. Penegor received or became entitled to receive payment of accrued obligations, as well as certain other payments and benefits. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Todd A. Penegor” for additional details.

(6)

In connection with his upcoming departure, Mr. Vasconi will receive or become entitled to receive payment of accrued obligations, as well as certain other payments and benefits. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for J. Kevin Vasconi” for additional details.

  The Wendy’s Company 2024 Proxy Statement  65

(7)	Mr. Wunsch was not a Named Executive Officer in 2021 or 2022 and, therefore, his compensation information for those years has not been provided.

(8)

Mr. Kane’s employment was terminated without “cause” and he departed the Company on January 13, 2023. In connection with his departure, Mr. Kane received and accrued certain payments and benefits. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” for additional details.

66  The Wendy’s Company 2024 Proxy Statement

2023 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the NEOs in 2023.

NAME			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (5)
	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Todd A. Penegor			868,125	1,736,250	3,472,500

	2/16/23	2/16/23				51,816	138,178	276,356	—	—	—	—	3,449,973

	8/11/23	8/3/23				—	—	—	—	268,460	21.53	21.53	1,437,496

	8/11/23	8/3/23				—	—	—	40,060	—	—	21.53	862,492

Gunther Plosch			379,100	758,200	1,516,400

	2/16/23	2/16/23				16,671	44,457	88,914	—	—	—	—	1,109,985

	8/11/23	8/3/23				—	—	—	—	86,374	21.53	21.53	462,498

	8/11/23	8/3/23				—	—	—	12,888	—	—	21.53	277,479

Abigail E. Pringle			344,100	688,200	1,376,400

	2/16/23	2/16/23				14,869	39,651	79,302	—	—	—	—	989,990

	8/11/23	8/3/23				—	—	—	—	77,036	21.53	21.53	412,497

	8/11/23	8/3/23				—	—	—	11,495	—	—	21.53	247,487

J. Kevin Vasconi			334,100	668,200	1,336,400

	2/16/23	2/16/23				7,659	20,426	40,852	—	—	—	—	509,988

	8/11/23	8/3/23				—	—	—	—	39,685	21.53	21.53	212,497

	8/11/23	8/3/23				—	—	—	5,921	—	—	21.53	127,479

E.J. Wunsch			239,636	479,273	958,545

	2/16/23	2/16/23				9,912	26,433	52,866	—	—	—	—	659,969

	8/11/23	8/3/23				—	—	—	—	51,357	21.53	21.53	274,996

	8/11/23	8/3/23				—	—	—	7,663	—	—	21.53	164,984

Kurt A. Kane (6)	—	—	—	—	—	—	—	—	—	—	—	—	—

(1)

Represents threshold, target and maximum payout levels based on 2023 performance for the annual cash incentive awards granted to the NEOs under the 2020 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2023—Annual Cash Incentive Compensation.” The actual amounts paid to the NEOs pursuant to such awards based on Company performance during 2023 were as follows: Mr. Penegor, $1,642,493; Mr. Plosch, $717,257; Ms. Pringle, $651,037; Mr. Vasconi, $632,117; and Mr. Wunsch, $453,392. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a three-year period for performance unit awards granted to the NEOs under the 2020 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2023—Long-Term Equity Incentive Compensation.” The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

(3)

Reflects restricted stock units granted to the NEOs under the 2020 Omnibus Award Plan. All of the restricted stock units will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date. The restricted stock units include dividend equivalent rights, representing the right to receive additional restricted stock units in lieu of cash dividends paid with respect to the shares of Common Stock underlying the award (if and when the award vests).

  The Wendy’s Company 2024 Proxy Statement  67

(4)

Reflects stock options granted to the NEOs under the 2020 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the closing sales price) of the underlying shares of Common Stock on the grant date and expiring ten years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(5)

Represents the grant date fair value of equity awards granted to the NEOs, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. The grant date fair value of the performance unit awards granted to Mr. Penegor, Mr. Plosch, Ms. Pringle, Mr. Vasconi and Mr. Wunsch on February 16, 2023 is based on achieving target levels of performance. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2023 Form 10-K for the assumptions made in determining those values.

(6)

Mr. Kane’s employment was terminated without “cause” and he departed the Company on January 13, 2023. Mr. Kane did not receive any grants of plan-based awards in 2023. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” for additional details.

68  The Wendy’s Company 2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the NEOs as of the end of 2023.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)

Todd A. Penegor	520,099	—	15.3550	8/11/2027
	454,589	—	18.5150	8/20/2028
	602,285	—	19.7100	8/9/2029
	384,377	—	22.3400	8/7/2030
	221,109	110,555	23.7000	8/13/2031
	110,609	221,223	21.4000	8/12/2032
	—	268,460	21.5300	8/11/2033
					41,066 (4)	799,966
							160,575 (5)	3,128,001
							131,992 (6)	2,571,204
							144,984 (7)	2,824,288
Gunther Plosch	133,346	—	18.5150	8/20/2028
	161,588	—	19.7100	8/9/2029
	108,628	—	22.3400	8/7/2030
	65,279	32,640	23.7000	8/13/2031
	37,923	75,848	21.4000	8/12/2032
	—	86,374	21.5300	8/11/2033
					13,211 (4)	257,350
							47,407 (5)	923,488
							45,253 (6)	881,528
							46,646 (7)	908,664
Abigail E. Pringle	65,951	—	9.8575	8/7/2025
	70,868	—	10.0875	8/12/2026
	80,015	—	15.3550	8/11/2027
	96,979	—	18.5150	8/20/2028
	123,639	—	19.7100	8/9/2029
	100,272	—	22.3400	8/7/2030
	65,279	32,640	23.7000	8/13/2031
	32,656	65,313	21.4000	8/12/2032
	—	77,036	21.5300	8/11/2033
					11,783 (4)	229,533
					23,842 (8)	464,442
							47,407 (5)	923,488
							38,968 (6)	759,097
							41,604 (7)	810,446
J. Kevin Vasconi	155,431	—	24.0200	10/19/2030
	31,586	15,794	23.7000	8/13/2031
	16,854	33,710	21.4000	8/12/2032
	—	39,685	21.5300	8/11/2033
					6,069 (4)	118,224
					45,761 (9)	891,424
							22,938 (5)	446,832
							20,111 (6)	391,762
							21,431 (7)	417,476
E.J. Wunsch	44,008	—	15.3550	8/11/2027
	49,057	—	18.5150	8/20/2028
	80,217	—	19.7100	8/9/2029
	61,135	—	22.3400	8/7/2030
	35,798	17,900	23.7000	8/13/2031
	21,068	42,138	21.4000	8/12/2032
	—	51,357	21.5300	8/11/2033
					7,855 (4)	153,015
							25,996 (5)	506,402
							25,139 (6)	489,708
							27,735 (7)	540,278
Kurt A. Kane (10)					23,842 (8)	464,442
							38,186 (5)	743,863
							15,011 (6)	292,414

  The Wendy’s Company 2024 Proxy Statement  69

(1)

All stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(2)	All stock options expire ten years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $19.48 per share, which was the per share closing price of our Common Stock on December 29, 2023, the last trading day of fiscal 2023.

(4)

Reflects unvested restricted stock units granted on August 11, 2023 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2023. The restricted stock units will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(5)

Represents payout levels based on achieving target performance levels over a three-year period (January 4, 2021 through December 31, 2023) for performance unit awards granted on February 23, 2021 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2023. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2021—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2022 annual meeting of stockholders filed with the SEC on March 31, 2022.

(6)

Represents payout levels based on achieving target performance levels over a three-year period (January 3, 2022 through December 29, 2024) for performance unit awards granted on February 23, 2022 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2023. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2022—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2023 annual meeting of stockholders filed with the SEC on March 30, 2023.

(7)

Represents payout levels based on achieving target performance levels over a three-year period (January 2, 2023 through December 28, 2025) for performance unit awards granted on February 16, 2023 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2023. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2023—Long-Term Equity Incentive Compensation” herein.

(8)

Reflects unvested restricted stock units granted to Ms. Pringle and Mr. Kane on February 19, 2020 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2023. The restricted stock units vested on February 19, 2024. See footnote 10, below.

(9)

Reflects unvested restricted stock units granted to Mr. Vasconi on October 19, 2020 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2023. The restricted stock units vest on October 19, 2024, subject to Mr. Vasconi’s continued employment on the vesting date. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for J. Kevin Vasconi” for further details regarding the treatment of Mr. Vasconi’s outstanding equity in connection with his upcoming departure from the Company.

(10)

Mr. Kane’s employment was terminated without “cause” and he departed the Company on January 13, 2023. In connection with his departure: (i) all of Mr. Kane’s outstanding and unvested stock options and restricted stock units continued to vest during his 18-month salary continuation period (with the remainder forfeited and canceled); (ii) the expiration date of Mr. Kane’s stock options became January 13, 2024; and (iii) Mr. Kane became entitled to a pro rata portion of his then-outstanding performance unit awards, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled). See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” for additional details.

70  The Wendy’s Company 2024 Proxy Statement

OPTION EXERCISES AND STOCK VESTED DURING 2023

The following table provides information for 2023 concerning the exercise of stock options and vesting of stock awards granted to the NEOs in prior years.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)
Todd A. Penegor	—	—	65,589 (3)	1,440,662
Gunther Plosch	—	—	18,533 (3)	407,077
Abigail E. Pringle	—	—	31,361 (3)	688,844
J. Kevin Vasconi	—	—	—	—
E.J. Wunsch	—	—	10,691 (3)	234,828
Kurt A. Kane (4)	530,138	2,949,176	35,997 (3)	790,674

(1)	Based on the difference between the exercise price of the stock options and the market price of our Common Stock at the time of exercise.

(2)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

(3)

Represents the number of shares of Common Stock earned with respect to performance unit awards granted on February 19, 2020 for the performance period that began on December 30, 2019 and ended on January 1, 2023. The performance unit awards vested on March 1, 2023 at 72.1% of target following the Subcommittee’s determination of the Company’s level of achievement of the free cash flow (62.3% attainment) and relative total stockholder return (82.0% attainment) performance goals. The number of shares of Common Stock actually received by each individual was reduced by the withholding of shares (29,417 shares withheld by Mr. Penegor, 5,533 shares withheld by Mr. Plosch, 9,696 shares withheld by Ms. Pringle, 3,193 shares withheld by Mr. Wunsch and 10,927 shares withheld by Mr. Kane) to pay income taxes associated with the value realized upon vesting.

(4)

Mr. Kane’s employment was terminated without “cause” and he departed the Company on January 13, 2023. In connection with his departure: (i) all of Mr. Kane’s outstanding and unvested stock options and restricted stock units continued to vest during his 18-month salary continuation period (with the remainder forfeited and canceled); (ii) the expiration date of Mr. Kane’s stock options became January 13, 2024; and (iii) Mr. Kane became entitled to a pro rata portion of his then-outstanding performance unit awards, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled). See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” for additional details.

  The Wendy’s Company 2024 Proxy Statement  71

EMPLOYMENT ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT ARRANGEMENTS—GENERALLY

The Company generally does not utilize long-form employment agreements with its NEOs. The Company believes this practice supports consistency among executives and reduces administrative complexity. Employment arrangements for our NEOs are governed by terms set forth in individual offer letters (“employment letters”), as well as the Executive Severance Policy and applicable confidentiality and non-compete agreements.

Messrs. Plosch, Vasconi and Wunsch are each subject to employment letters that were entered into when the respective individual joined the Company, and Mr. Vasconi’s employment letter was amended in February 2023 and February 2024. The employment letters provide for initial base salaries and initial annual target cash incentive opportunities and also provide that each individual is eligible to receive equity awards under the Company’s long-term incentive award program in effect for other executives. Copies of these employment letters, including the amendments to Mr. Vasconi’s employment letter, have been filed with the SEC. Ms. Pringle, who first joined the Company in 2002 as a non-executive, does not have an employment letter, but is party to a non-compete and confidentiality agreement with the Company. Mr. Penegor, whose employment was terminated without “cause” and departed the Company in February 2024, was also subject to an employment letter that was entered into when he joined the Company, a copy of which has also been filed with the SEC. The Compensation and Human Capital Committee reviews and updates the compensation arrangements for the NEOs on an annual basis.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in greater detail below, the NEOs have received equity awards under the 2010 Omnibus Award Plan and the 2020 Omnibus Award Plan (collectively, the “Omnibus Award Plans”), which provide for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the Omnibus Award Plans are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested in connection with a “change in control”, a “change in control” must occur and the participant’s employment must be terminated by the Company without “cause” or by the participant for “good reason” within a specified period following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of our executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants following an executive’s termination.

Termination without Cause

Executive Severance Policy

The Executive Severance Policy provides for certain post-termination payments and benefits for U.S. executives at the level of Senior Vice President or above whose employment is terminated by the Company without “cause” (as defined in the 2020 Omnibus Award Plan), as described below:

With respect to executives who were newly hired or promoted to a covered position before February 16, 2023 (including Mr. Plosch, Ms. Pringle, Mr. Vasconi16 and Mr. Wunsch), the Executive Severance Policy provides for:

•	Base salary continuation for 18 months following termination;

•	A pro-rated annual cash incentive for the year of termination, payable based on actual performance;

•

Continued vesting of outstanding stock options during the 18-month salary continuation period (any unvested stock options remaining outstanding at the conclusion of the 18-month salary continuation period will be forfeited), with vested stock options exercisable for up to one year after the salary continuation period (but in no event beyond the expiration of the original option period);

[16]

As described in “Compensation Discussion and Analysis—Succession of Chief Information Officer Role”, the February 2023 amendment to Mr. Vasconi’s employment letter provides that a resignation in connection with an obligation to report to someone other than the then-current President and Chief Executive Officer would be treated as an involuntary termination without “cause” under the Executive Severance Policy.

72  The Wendy’s Company 2024 Proxy Statement

•

Accelerated vesting of any restricted stock units that would have vested had the participant continued in active employment through the end of the 18-month salary continuation period (all other unvested restricted stock units will be forfeited); and

•	Pro rata vesting of outstanding performance units, subject to actual performance attained for the entire performance period.

With respect to executives who are newly hired or promoted to a covered position on or after February 16, 2023, the Executive Severance Policy provides for:

•	Base salary continuation for 12 months (or 24 months for the Chief Executive Officer) following termination;

•	A pro-rated annual cash incentive for the year of termination, payable based on actual performance;

•

Accelerated vesting on a pro rata basis of outstanding restricted stock units and stock options, with vested stock options exercisable for up to 90 days following termination (but in no event beyond the expiration of the original option period); and

•	Pro rata vesting of outstanding performance units, subject to actual performance attained for the entire performance period.

In either case, the executives would be entitled to continued medical, vision, dental and prescription benefits until the earliest of (i) the last day of the applicable salary continuation period, (ii) the date the executive becomes covered under any other group health plan or (iii) the first day the executive becomes eligible to participate as an employee under another employer’s plan. Furthermore, the Company may, in its sole discretion, provide career transition and job outplacement services to executives affected under the Executive Severance Policy.

Employment Letter with Todd Penegor

Mr. Penegor was hired before the original Executive Severance Policy was adopted. His severance benefits are governed by the terms of his employment letter and the Omnibus Award Plans. Mr. Penegor’s employment was terminated without “cause” and he departed the Company in February 2024. In connection with his departure, was entitled to receive payment of accrued obligations, as well as compensation and benefits consistent with an involuntary termination without “cause.” See “—Severance Payments and Benefits for Todd A. Penegor” for additional details.

Change in Control

If the employment of an executive covered by the Executive Severance Policy is terminated by the Company without “cause” or by the executive for “good reason” within 12 months following a “change in control” (as such terms are defined in the 2020 Omnibus Award Plan), they are entitled to the following enhanced benefits:

•	Base salary continuation

o	The applicable base salary continuation described above would be based on base salary plus target annual cash incentive (rather than just base salary).

•	Stock options and restricted stock units

o	Outstanding stock options and restricted stock units would vest in full (rather than pro rata); and

o	Any outstanding stock options that vest would be exercisable for one year (instead of 90 days) following the date of termination (but in no event beyond the expiration of the original option period).

•	Performance units

o

Performance unit treatment would be as set forth in the applicable award agreement, which, in these circumstances, generally provides that all outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance.

Retirement

In the event of a qualified retirement (“Retirement”), eligible employees of the Company, including the NEOs, are eligible to receive certain payments and benefits. Under the policy, a Retirement occurs upon an employee’s voluntary termination of employment with the Company at a time when cause does not exist if the employee (i) has attained age 60, (ii) has at least 10 years of employment with the Company (seven years for Mr. Tanner), (iii) has provided a notice of at least six months before the proposed retirement date and (iv) has otherwise complied with the terms of the Company’s then-current retirement policy.

  The Wendy’s Company 2024 Proxy Statement  73

In the event of a Retirement, subject to continued service through the six-month notice period, eligible employees would receive:

•	Payout of all awarded but unused vacation time;

•	A pro-rated annual cash incentive award for the year of Retirement, based on actual Company performance and payable when annual incentives are paid to other executives; and

•	Modified vesting of outstanding equity awards, as follows:

o

With respect to stock options, any outstanding options will continue to vest as if the employee remained employed on each scheduled vesting date and will be exercisable until the expiration of the option;

o	With respect to restricted stock units, any outstanding restricted stock units will continue to vest as if the employee remained employed on each scheduled vesting date; and

o

With respect to performance units, any outstanding performance units will vest and the restrictions thereon will lapse on Retirement, subject to actual performance through the end of the applicable performance period as determined by the Compensation and Human Capital Committee.

None of the Company’s NEOs are currently Retirement-eligible. Mr. Tanner’s employment letter provides for eligibility to retire after seven years of employment with the Company (rather than 10 years), subject to satisfying the other conditions described above.

Restrictive Covenants

As a condition to receiving any of the severance payments and benefits described above, the NEOs are required to comply with certain restrictive covenants as described below.

NAME	GENERAL RELEASE/ COVENANT NOT TO SUE	NON-COMPETE/NON-SOLICITATION	CONFIDENTIALITY/ NON-DISPARAGEMENT
Todd A. Penegor	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	4 years
Gunther Plosch; Abigail E. Pringle; J. Kevin Vasconi; E.J. Wunsch	✓	12 months (termination for “cause”) 18 months (termination without “cause”)	Unlimited

Summary

The following table sets forth the payments and benefits that may be received by the NEOs in the event of a termination of employment for specified reasons and/or a change in control of the Company. See “—Key Assumptions” below for further information. This summary is qualified in its entirety by reference to the complete text of any employment letters for the NEOs, the Executive Severance Policy and the Omnibus Award Plans, copies of which have been filed with the SEC. Mr. Penegor’s employment was terminated without “cause” and he departed the Company on February 16, 2024. Mr. Kane’s employment was terminated without “cause” and he departed the Company on January 13, 2023. The actual severance payments and benefits received by Mr. Penegor and Mr. Kane in connection with their respective departures from the Company are described below under the caption “—Severance Payments and Benefits for Todd A. Penegor” and “—Severance Payments and Benefits for Kurt A. Kane,” respectively. In addition, as previously described, Mr. Vasconi will be departing the Company on May 31, 2024 (or such earlier date as the Company requests). The severance payments and benefits that will be received by Mr. Vasconi are described below under the caption “—Severance Payments and Benefits for J. Kevin Vasconi.”

74  The Wendy’s Company 2024 Proxy Statement

POTENTIAL PAYMENTS ON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

NAME	PAYMENTS AND BENEFITS	TERMINATION WITHOUT CAUSE ($)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON WITHIN 12 MONTHS FOLLOWING A CHANGE IN CONTROL ($)	RETIREMENT (1) ($)	DEATH OR DISABILITY (2) ($)

Todd A. Penegor	Salary Continuation	3,903,725	3,903,725	—	—

	Annual Incentive	1,642,493	1,642,493	—	—

	Equity Awards	5,816,358	6,444,237	—	6,444,237

	Benefits Continuation	58,332	58,332	—	—

	Total	11,420,908	12,048,787	—	6,444,237

Gunther Plosch	Salary Continuation	1,137,300	1,895,500	—	—

	Annual Incentive	717,257	717,257	—	—

	Equity Awards	1,874,073	2,025,725	—	2,025,725

	Benefits Continuation	41,338	41,338	—	—

	Total	3,769,968	4,679,820	—	2,025,725

Abigail E. Pringle	Salary Continuation	1,032,300	1,720,500	—	—

	Annual Incentive	651,037	651,037	—	—

	Equity Awards	2,217,915	2,353,203	—	2,353,203

	Benefits Continuation	41,788	41,788	—	—

	Total	3,943,040	4,766,528	—	2,353,203

J. Kevin Vasconi (3)	Salary Continuation	1,002,300	1,670,500	—	—

	Annual Incentive	632,117	632,117	—	—

	Equity Awards	1,766,232	1,835,971	—	1,835,971

	Benefits Continuation	40,804	40,804	—	—

	Total	3,441,453	4,179,392	—	1,835,971

E.J. Wunsch	Salary Continuation	845,775	1,325,048	—	—

	Annual Incentive	453,392	453,392	—	—

	Equity Awards	1,048,940	1,139,483	—	1,139,483

	Benefits Continuation	24,509	24,509	—	—

	Total	2,372,616	2,942,432	—	1,139,483

(1)

As described above, none of the NEOs were Retirement-eligible as of December 29, 2023. In the event of a voluntary termination for an NEO that is not Retirement-eligible, any outstanding equity awards, if unvested, will be forfeited.

  The Wendy’s Company 2024 Proxy Statement  75

(2)

In the event of the death or “disability” (as defined in the 2020 Omnibus Award Plan) of an NEO, any outstanding equity awards would be treated consistent with the treatment described above for a termination without “cause” or for “good reason” within 12 months following a “change in control.”

(3)

The February 2023 amendment to Mr. Vasconi’s employment letter provides that a resignation in connection with an obligation to report to someone other than the then-current President and Chief Executive Officer would be treated as an involuntary termination without “cause” under the Executive Severance Policy.

KEY ASSUMPTIONS

The following assumptions were made in calculating the value of the severance payments and benefits described in the table above:

•	The triggering event took place on December 29, 2023, the last business day of fiscal 2023;

•	The price of our Common Stock was $19.48 per share, the closing price on December 29, 2023;

•	No compensation offset for executives for whom a portion of the severance payments would otherwise be subject to reduction for outside earnings;

•	The immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 29, 2023 triggering date;

•	Accelerated vesting of performance units is based on the assumed achievement of target performance and includes grants that subsequently vested and were paid out in February 2024;

•	No discount for payment in installments rather than a lump sum; and

•	No six-month delay in payments to a “specified employee” under Section 409A of the Internal Revenue Code would apply.

SEVERANCE PAYMENTS AND BENEFITS FOR TODD A. PENEGOR

The Company and Mr. Penegor entered into an employment letter dated May 8, 2013 pursuant to which Mr. Penegor joined the Company as Chief Financial Officer on June 3, 2013. The employment letter remained in effect after Mr. Penegor became the Company’s President and Chief Executive Officer in May 2016. Mr. Penegor’s employment as the Company’s President and Chief Executive Officer was terminated without “cause” and he departed the Company in February 2024. Consistent with the terms of his employment letter, the Omnibus Award Plans and the 2023 annual incentive plan, Mr. Penegor received or became entitled to receive payment of accrued obligations, as well as certain other payments and benefits, including:

•	Cash equal to the sum of his then-current base salary and actual cash incentive award paid for 2023, payable in biweekly installments over a period of 12 months ($2,799,993);

•

Cash equal to his then-current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination ($1,157,500), subject to offset by any compensation earned from subsequent employment;

•	His annual cash incentive award for 2023, based on actual Company performance, payable in a lump sum when annual incentives were paid to other executives ($1,642,493);

•	A pro rata portion of his annual cash incentive award for 2024, based on actual Company performance, payable in a lump sum when annual incentives are paid to other executives ($224,186);

•

Vesting of outstanding and unvested stock options and restricted stock units held by Mr. Penegor on a pro rata basis (with the remainder forfeited and canceled), with vested stock options remaining exercisable for up to one year following his departure ($126,135);

•

A pro rata portion of his then-outstanding performance units, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled), payable at the same time as the awards for other executives ($2,584,181); and

•

Continued participation in certain of the Company’s medical, vision, dental and prescription benefits plans until the earliest of (a) the last day of the salary continuation period described above, (b) the date Mr. Penegor becomes covered under any other group health plan or (c) the first day Mr. Penegor becomes eligible to participate as an employee under another employer’s plan (including eligibility for contributions to Mr. Penegor’s health savings account) ($58,332).

76  The Wendy’s Company 2024 Proxy Statement

The values shown above with respect to the vesting of Mr. Penegor’s equity awards were estimated assuming a target level of performance (or actual performance for any performance periods already completed at the time of termination), the immediate exercise and sale of all stock options that vested in connection with his termination, the immediate sale of all vested restricted stock units and the immediate vesting and sale of all performance units to which he became entitled, based on the closing price of our Common Stock on February 16, 2024 ($18.43).

Prior to receiving any of the severance payments and benefits described above, Mr. Penegor was required to execute an irrevocable general release and covenant not to sue in favor of the Company. In addition, Mr. Penegor is subject to certain (i) non-compete and non-solicitation covenants for 24 months following his departure and (ii) confidentiality and non-disparagement covenants for 48 months following his departure.

SEVERANCE PAYMENTS AND BENEFITS FOR KURT A. KANE

The Company and Mr. Kane entered into an employment letter dated March 27, 2015 pursuant to which Mr. Kane joined the Company as Chief Concept Officer on May 4, 2015. The employment letter remained in effect after Mr. Kane became the Company’s President, U.S. and Chief Commercial Officer in June 2019. Mr. Kane’s employment as the Company’s President, U.S. and Chief Commercial Officer was terminated without “cause” on January 13, 2023. Consistent with the terms of his employment letter, the Omnibus Award Plans and the 2022 annual incentive plan, Mr. Kane received, or became entitled to receive, certain payments and benefits, including:

•	Cash equal to the sum of his then-current base salary, payable on a biweekly basis for 18 months ($1,155,000);

•	His annual cash incentive award for 2022, based on actual Company performance, payable in a lump sum when annual incentives were paid to other executives ($709,170);

•	Continued vesting of all outstanding stock options and restricted stock units held by Mr. Kane during the 18-month salary continuation period (with the remainder forfeited and canceled);

•

A pro rata portion of his then-outstanding performance units, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled), which awards vest on the same date the awards vest for other executives ($1,170,156); and

•

Continued participation in (i) certain of the Company’s medical, vision, dental and prescription benefits plans until the earliest of (a) the last day of the salary continuation period described above, (b) the date Mr. Kane becomes covered under any other group health plan or (c) the first day Mr. Kane becomes eligible to participate as an employee under another employer’s plan and (ii) certain other benefits plans and accounts ($33,489).

The value shown above with respect to the vesting of Mr. Kane’s performance units was estimated assuming the immediate vesting and sale of all performance units to which he became entitled, based on the closing price of our Common Stock on January 13, 2023 ($23.08) and a target level of performance by the Company.

Prior to receiving any of the severance payments and benefits described above, Mr. Kane was required to execute an irrevocable general release and covenant not to sue in favor of the Company. In addition, Mr. Kane is subject to certain (i) non-compete and non-solicitation covenants for 18 months following his departure and (ii) perpetual confidentiality and non-disparagement covenants.

  The Wendy’s Company 2024 Proxy Statement  77

SEVERANCE PAYMENTS AND BENEFITS FOR J. KEVIN VASCONI

The Company and Mr. Vasconi entered into an employment letter dated September 28, 2020 pursuant to which Mr. Vasconi joined the Company as Chief Information Officer on October 19, 2020. As previously described, Mr. Vasconi’s employment letter was amended in February 2023 to provide for severance benefits as if he were terminated without “cause” in the event of his resignation in connection with the Company terminating the employment of Mr. Penegor, the Company’s then-current President and Chief Executive Officer, without “cause”. In February 2024, Mr. Vasconi provided notice of his intent to resign from the Company pursuant to his amended employment letter. The Company and Mr. Vasconi then entered into an amendment to his employment letter pursuant to which the parties mutually agreed that Mr. Vasconi will remain with the Company as Executive Advisor to the President and CEO to support the orderly transition of his duties through May 31, 2024 (or such earlier date as the Company requests). Consistent with the terms of his employment letter, the 2020 Omnibus Award Plan, the 2023 annual incentive plan and the Executive Severance Policy, upon his departure Mr. Vasconi will receive or become entitled to receive payment of accrued obligations, as well as certain other payments and benefits, including:

•	Cash equal to the sum of his then-current base salary, payable in biweekly installments over a period of 18 months;

•	His annual cash incentive award for 2023, based on actual Company performance, payable in a lump sum when annual incentives were paid to other executives;

•	A pro rata portion of his annual cash incentive award for 2024, based on actual Company performance, payable in a lump sum when annual incentives are paid to other executives;

•

All outstanding and unvested stock options and restricted stock units held by Mr. Vasconi will vest on a pro rata basis (with the remainder forfeited and canceled), with vested stock options remaining exercisable for up to 90 days following his departure;

•

A pro rata portion of his then-outstanding performance units, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled), payable at the same time as the awards for other executives; and

•

Continued participation in certain of the Company’s medical, vision, dental and prescription benefits plans until the earliest of (a) the last day of the salary continuation period described above, (b) the date Mr. Vasconi becomes covered under another group health plan or (c) the date Mr. Vasconi becomes eligible to participate as an employee under another employer’s plan (including eligibility for contributions to Mr. Vasconi’s health savings account).

Prior to receiving any of the severance payments and benefits described above, Mr. Vasconi will be required to execute an irrevocable general release and covenant not to sue in favor of the Company. In addition, Mr. Vasconi will be subject to certain (i) non-compete and non-solicitation covenants for 18 months following his departure and (ii) perpetual confidentiality and non-disparagement covenants.

78  The Wendy’s Company 2024 Proxy Statement

PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

To identify the median employee, we used wages reported in Box 1 of Internal Revenue Service Form W-2 for 2023 as our consistently applied compensation measure, which reflects gross taxable payroll compensation. We believe this is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. We then used our consistently applied compensation measure for all individuals who were employed by us as of December 15, 2023, excluding (i) our former Chief Executive Officer and (ii) all 433 non-U.S. employees pursuant to the de minimis exemption under the pay ratio rules. Of the 433 excluded non-U.S. employees as of December 15, 2023, 359 were employed in the United Kingdom, 49 in Canada, 9 in Singapore, 9 in the United Arab Emirates, two in Puerto Rico, two in Mexico and one in each of Chile, Georgia, and Guatemala. We used this determination date to select a representative employee prior to year-end while excluding the winter holiday period, during which turnover can be higher.

Except as described above, we included all employees of the Company and its subsidiaries, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any assumptions, adjustments or estimates with respect to our consistently applied compensation measure other than annualizing the compensation used for employees who were not employed by us for all of 2023. As of December 15, 2023, we employed a total of 15,102 full-time, part-time, seasonal or temporary individuals, including 14,669 individuals in the United States. Based on the foregoing, our median employee was identified as a restaurant crew member who in 2023 was paid on an hourly basis and worked 1,419 hours. We then calculated the median employee’s 2023 annual total compensation using the same methodology that we used to determine the annual total compensation of Mr. Penegor (our former President and Chief Executive Officer) and our other Named Executive Officers set forth in the 2023 Summary Compensation Table in this Proxy Statement.

Using this methodology, our median employee’s 2023 annual total compensation was $17,549. Mr. Penegor’s 2023 annual total compensation was $8,596,408, as reported in the 2023 Summary Compensation Table. As a result, we estimate that for 2023, the ratio of Mr. Penegor’s annual total compensation to that of our median employee was approximately 490:1. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described herein. The estimates and assumptions that we use may differ from estimates and assumptions used by other companies, including companies in our peer group described in “Compensation Discussion and Analysis.”

  The Wendy’s Company 2024 Proxy Statement  79

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation
S-K,
we are providing the following information about the relationship between the compensation “actually paid” (“CAP”) to the Company’s principal executive officer (the “PEO”) and non-PEO
NEOs (the
“Non-PEO
NEOs”) and certain aspects of the financial performance of the Company. The CAP to our NEOs as reported in this section does not reflect the actual amount of compensation earned, realized
or
received by our NEOs, but is a calculation derived from the total compensation reported for each NEO in the 2023 Summary Compensation Table (the “SCT”), as adjusted pursuant to the requirements of Item 402(v) of SEC Regulation
S-K.
While the Compensation and Human Capital Committee did not utilize CAP as defined by the SEC in making compensation decisions in 2023, see
“Compensation Discussion and Analysis—A Philosophy of
Pay-For-Performance”
for further information concerning the Company’s philosophy of pay-for-performance.
P
AY
VERSUS
P
ERFORMANCE
T
ABLE

Y EAR	S UMMARY C OMPENSATION T ABLE T O TAL FOR PEO 1	C OMPENSATION A CTUALLY P AID TO PEO 2	A VERAGE S UMMARY C OMPENSATION T ABLE T OTAL FOR N ON -PEO NEO S 3	A VERAGE C OMPENSATION A CTUALLY P AID TO N ON -PEO NEO S 4	V ALUE OF I NITIAL F IXED $100 I NVESTMENT B ASED O N :		N ET I NCOME ( IN MILLIONS ) 7	A DJUSTED EBITDA ( IN MILLIONS ) 8
					T OTAL S HAREHOLDER R ETURN 5	P EER G ROUP T OTAL S HAREHOLDER R ETURN 6
(a)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)
2023	8,596,408	1,412,451	2,746,501	686,555	97.84	163.00	204.4	535.9
2022	8,005,313	6,651,234	2,864,852	2,482,526	108.29	134.77	177.4	497.8
2021	9,669,733	11,210,465	3,463,434	3,974,600	111.37	147.99	200.4	467.0
2020	7,213,774	7,455,639	3,061,513	3,110,864	100.34	120.08	117.8	420.1

(1)
The dollar amounts shown in column (b) reflect the amounts reported in the “Total” column of the SCT for our PEO, Mr. Penegor (our former President and Chief Executive Officer) for each applicable year.

(2)
The dollar amounts shown in column (c) reflect the amount of CAP to Mr. Penegor, as calculated in accordance with Item 402(v) of SEC Regulation
S-K
for each applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation
S-K,
the following adjustments were made to the amounts reported in the “Total” column of the SCT for Mr. Penegor for each year to determine the CAP:

	PEO (T ODD P ENEGOR )
	2023 ($)	2022 ($)	2021 ($)	2020 ($)

SCT Total for PEO	8,596,408	8,005,313	9,669,733	7,213,774
Deduct: Reported Value of Equity Awards Granted during Fiscal Year	(5,749,960)	(5,249,966)	(5,249,974)	(4,599,975)
Add : Year-End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested at Year-End	4,579,532	5,413,992	6,822,175	3,821,709
Add or Deduct : Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	(3,216,785)	(929,034)	(134,543)	343,964
Add or Deduct : Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(3,121,640)	(803,357)	(49,181)	576,656
Deduct : Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—	—	—
Add : Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	324,895	214,286	152,255	99,511

CAP to PEO (a)	1,412,451	6,651,234	11,210,465	7,455,639

(a)
The fair value or change in fair value, as applicable, of the equity awards described in the line items above was determined by reference to: (i) with respect to RSU awards, the closing price of our Common Stock on

The Wendy’s Company 2024 Proxy Statement

applicable
year-end
dates or, in the case of vesting dates, the actual vesting price; (ii) with respect to cumulative free cash flow-based performance unit awards, the same valuation methodology as RSU awards above except year-end
and vesting date values were multiplied by the probability of achievement as of each such date; (iii) with respect to relative total shareholder return-based performance unit awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end
date(s) or, in the case of a vesting date, the actual vesting price and probability of achievement as of each such date; and (iv) with respect to stock options, the fair value calculated by a Black-Scholes-Merton option pricing model as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing price of our Common Stock, risk-free interest rate, expected life in years, expected volatility and expected dividend yield as of the revaluation date.

(3)
The dollar amounts shown in column (d) reflect the average of the amounts reported in the “Total” column of the SCT for the
Non-PEO
NEOs as a group for each applicable year. For 2023, the
Non-PEO
NEOs consisted of Mr. Plosch, Ms. Pringle, Mr. Vasconi, Mr. Wunsch and Mr. Kane. For each of 2022, 2021 and 2020, the
Non-PEO
NEOs consisted of Mr. Plosch, Mr. Kane, Ms. Pringle and Mr. Vasconi.

(4)
The dollar amounts shown in column (e) reflect the average amount of CAP to the
Non-PEO
NEOs as a group, as calculated in accordance with Item 402(v) of SEC Regulation
S-K
for each applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation
S-K,
the following adjustments were made to the average of the amounts reported in the “Total” column of the SCT for the
Non-PEO
NEOs as a group for each year to determine the CAP:

	N ON -PEO NEO S
	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Average SCT Total for Non-PEO NEOs	2,746,501	2,864,852	3,463,434	3,061,513
Deduct: Average Reported Value of Equity Awards Granted during Fiscal Year	(1,089,970)	(1,512,478)	(1,437,476)	(2,006,198)
Add : Average Year-End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested at Year-End	868,100	1,559,732	1,867,954	1,727,753
Add or Deduct : Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	(744,500)	(302,803)	22,280	148,100
Add or Deduct : Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(751,182)	(208,462)	638	149,668
Deduct : Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	(426,831)	—	—	—
Add : Average Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	84,436	81,685	57,770	30,028

Average CAP to Non-PEO NEOs (a)	686,555	2,482,526	3,974,600	3,110,864

(a)	See footnote (2.a) above for a discussion of the determination of the fair value or change in fair value, as applicable, of the equity awards described in the line items above.

(5)	Assumes an initial investment of $100 on December 27, 2019, the last trading day of fiscal 2019 and a reinvestment of all dividends when received.

(6)
The peer group reflected is the same market capitalization weighted peer group used by the Company for purposes of compliance with Item 201(e)(1)(ii) of SEC Regulation
S-K.
In addition, peer group total shareholder return is calculated using the same method the Company uses for purposes of compliance with Item 201(e)(1)(ii) of SEC Regulation
S-K.
Assumes an initial investment of $100 on December 27, 2019, the last trading day of fiscal 2019 and a reinvestment of all dividends when received. The companies that comprise this peer group are: Brinker International, Inc.; Chipotle Mexican Grill, Inc.; Darden Restaurants, Inc.; Dine Brands Global, Inc.; Domino’s Pizza, Inc.; Jack in the Box Inc.; McDonald’s Corporation; Papa John’s International, Inc.; Red Robin Gourmet Burgers, Inc.; Restaurant Brands International Inc.; Starbucks Corporation; The Wendy’s Company; and Yum! Brands, Inc.

The Wendy’s Company 2024 Proxy Statement

(7)
The dollar amounts reported represent
the
amount of the Company’s net income for the applicable year, each as calculated in accordance with accounting principles generally accepted in the United States of America (GAAP).

(8)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA” (or similarly titled non-GAAP
reconciliation table) as presented in the Company’s earnings release for the applicable year and (ii) to exclude the impact of any other specific non-recurring
and unusual items. The Company has determined that adjusted EBITDA is the most important financial performance measure used by the Company to link CAP to our NEOs for the 2023 fiscal year to the Company’s performance. See
Annex A
for additional details regarding adjusted EBITDA.

A
NALYSIS
OF
THE
I
NFORMATION
P
RESENTED
IN
THE
P
AY
VERSUS
P
ERFORMANCE
T
ABLE
As described in more detail under the caption “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a strong pay-for-performance
philosophy with an emphasis on variable, performance-based compensation. While the Company utilizes several performance measures to align executive compensation with Company performance, the Company does not specifically align its performance measures with CAP (as computed in accordance with Item 402(v) of SEC Regulation
S-K)
for a particular year. In accordance with Item 402(v) of SEC Regulation
S-K,
the Company is providing the following descriptions of the relationships between certain of the information prese nt
ed in the Pay Versus Performance Table.
CAP and the Company’s TSR, Net Income and Adjusted EBITDA
The tables below demonstrate the relationship between (i) CAP to our PEO (Mr. Penegor) and the average amount of CAP to our
Non-PEO
NEOs and (ii) the Company’s TSR, net income and adjusted EBITDA for each of 2023, 2022, 2021 and 2020.

The Wendy’s Company 2024 Proxy State
me
nt

The
Wendy’s Company
2024
Proxy Statement

Company TSR and Peer Group TSR
The table below demonstrates the relationship between (i) the Company’s TSR and (ii) the weighted TSR of the Company’s peer group disclosed in footnote (6) to the Pay Versus Performance Table above, beginning on December 27, 2019 (the last trading day of fiscal 2019) and ending on December 29, 2023 (the last trading day of fiscal 2023).

F
INANCIAL
P
ERFORMANCE
M
EA
SU
RES
As described in greater detail under the caption “Compensation Discussion and Analysis,” performance-based pay constitutes the most significant portion of target total direct compensation for the Company’s senior executives, consistent with the Company’s pay-for-performance
philosophy. In our assessment, the financial performance measures selected for use in the 2023 annual cash incentive plan and long-term equity incentive awards represent the most important financial performance measures used by the Company to link CAP to the Company’s NEOs during 2023 to the Company’s performance. These measures include:

•	Adjusted EBITDA;

•	Free Cash Flow;

•	Global Systemwide Sales Growth; and

•	Relative Total Stockholder Return (“TSR”) (the Company’s TSR as compared to the S&P MidCap 400 index)
See “Compensation Discussion and Analysis” for additional details on how each of the financial performance measures listed above were used in the Company’s 2023 executive compensation program.

The Wendy’s Company 2024 Proxy Statement

COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•	Be competitive with companies against which the Company competes for director talent;

•	Encourage and facilitate ownership of our Common Stock by non-management directors; and

•	Take into consideration stockholder views regarding director compensation.

The Compensation and Human Capital Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation and Human Capital Committee reviews the competitive positioning of the Company’s director compensation program on a periodic basis in an effort to maintain the competitiveness of our director compensation program based on evolving market trends.

In May 2023, the Compensation and Human Capital Committee reviewed the continued competitiveness and appropriateness of the director compensation program. As part of this review, the Compensation and Human Capital Committee considered and evaluated the market, industry and peer group data, recommendations and other guidance provided by FW Cook in their competitive analysis. The Compensation and Human Capital Committee also considered other factors, including the design and competitiveness of our director compensation program and the amount of work, responsibilities and time required of Board and committee members.

With respect to the peer group data considered by the Compensation and Human Capital Committee, FW Cook prepared a competitive analysis of the Company’s director compensation program to ensure that the program was providing appropriate levels of compensation. The analysis, which compared the compensation of the Company’s non-management directors against a peer group of 14 restaurant companies, reviewed the design and competitiveness of the Company’s director compensation program. The peers considered were the same industry peer group companies used by the Compensation and Human Capital Committee as one factor in making executive compensation decisions. The Compensation and Human Capital Committee believes that the utilization of the industry peer group aligns our director compensation program with the compensation practices of our peers and supports our ability to attract and retain highly qualified individuals to serve on our Board of Directors.

After consulting with FW Cook, the Compensation and Human Capital Committee approved the following changes to the director compensation program, effective May 2023, to more closely align the program with market practice and to maintain the program’s competitiveness in attracting and retaining highly qualified directors: (i) an increase in the value of the annual Board cash retainer from $72,500 to $80,000; and (ii) an increase in the grant date fair value of the annual non-management director restricted stock award from $145,000 to $155,000. In addition, following the creation of the position of Lead Independent Director in October 2023, the Compensation and Human Capital Committee, after consulting with FW Cook and evaluating market, industry and peer group data, approved an annual retainer of $30,000 for the Lead Independent Director.

The components of the Company’s compensation program for non-management directors, reflecting the changes approved by the Compensation and Human Capital Committee in 2023, are described below.

Annual Retainers

•	Each non-management director receives an annual retainer for Board service of $80,000.

•	The Lead Independent Director receives an additional annual retainer of $30,000.

•	Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chair receives an additional annual chair retainer of $20,000.

•

Each member of the Compensation and Human Capital Committee receives an annual retainer of $10,500, and the Compensation and Human Capital Committee Chair receives an additional annual chair retainer of $12,500.

•	Each member of the Technology Committee receives an annual retainer of $10,500, and the Technology Committee Chair receives an additional annual chair retainer of $12,500.

•

Each member of the Nominating and Corporate Governance Committee receives an annual retainer of $8,000, and the Nominating and Corporate Governance Committee Chair receives an additional annual chair retainer of $10,000.

•

Each member of the Corporate Social Responsibility Committee receives an annual retainer of $8,000, and the Corporate Social Responsibility Committee Chair receives an additional annual chair retainer of $10,000.

  The Wendy’s Company 2024 Proxy Statement  85

Meeting Fees

•

Except as otherwise specifically determined by the Compensation and Human Capital Committee, no meeting fees are paid to members of the Audit Committee, Compensation and Human Capital Committee, Performance Compensation Subcommittee, Corporate Social Responsibility Committee, Nominating and Corporate Governance Committee or Technology Committee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend.

Annual Restricted Stock Awards

•

Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $155,000 and vests on the earlier of the first anniversary of the grant date or the date of the Company’s next annual meeting of stockholders, subject to the director’s continued service on the Board on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the underlying restricted stock. Dividend equivalent units accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in shares of Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

2023 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by, or paid or awarded to, the Company’s non-management directors for their Board and Board committee service during 2023. Mr. Penegor, the Company’s former President and Chief Executive Officer, did not receive any additional compensation during 2023 for his service as a director and is therefore not included in the table. The compensation paid to Mr. Penegor during 2023 for his service as an executive officer of the Company is set forth in the 2023 Summary Compensation Table.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)		ALL OTHER COMPENSATION ($) (3)		TOTAL ($)

Nelson Peltz	85,239	155,000		611,825	(4)	852,064

Peter W. May	118,739	155,000		—		273,739

Matthew H. Peltz	105,739	155,000		—		260,739

Wendy C. Arlin	4,907	66,852	(5)	—		71,759

Michelle Caruso-Cabrera	75,206	176,576	(6)	—		251,782

Kristin A. Dolan	106,794	155,000		—		261,794

Kenneth W. Gilbert	95,739	155,000		—		250,739

Richard H. Gomez	99,528	155,000		—		254,528

Joseph A. Levato	109,739	155,000		—		264,739

Michelle J. Mathews-Spradlin	101,184	155,000		—		256,184

Peter H. Rothschild	132,239	155,000		—		287,239

Arthur B. Winkleblack	124,431	155,000		—		279,431

(1)

Consists of: (i) the annual Board retainer; (ii) the annual committee member retainers and additional annual committee chair retainers for the Audit, Compensation and Human Capital, Corporate Social Responsibility, Nominating and Corporate Governance and Technology Committees; and (iii) with respect to Mr. Winkleblack, a prorated portion of the annual Lead Independent Director retainer. For 2023, Messrs. N. Peltz, May and M. Peltz

86  The Wendy’s Company 2024 Proxy Statement

and Ms. Mathews-Spradlin elected to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash, and Ms. Dolan elected to receive payment of a portion of her annual retainer and meeting fees in shares of Common Stock in lieu of cash. The number of shares received in lieu of cash was based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which the retainers were otherwise payable.

(2)

The amounts shown represent the grant date fair value of the annual restricted stock awards granted to each of the non-management directors on May 16, 2023 upon their re-election to the Board at the Company’s 2023 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718. Mr. Gilbert elected to defer his entire restricted stock award into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

(3)

The Company believes that its non-management directors are important representatives of the Wendy’s brand. As a result, the Company has established a program (the “Wendy’s Director Ambassador Program”) whereby non-management directors may, from time to time, receive a limited number of Wendy’s gift cards, branded apparel and other similar items. All of the Company’s non-management directors participate in the Wendy’s Director Ambassador Program and, to the extent the value of such participation is required to be disclosed under SEC rules, it is included in the “All Other Compensation” column of this table.

(4)

In connection with Nelson Peltz’s service as non-executive Chairman, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of his security-related expenses which, in accordance with SEC disclosure rules, is reported in the “All Other Compensation” column of this table ($600,000). In connection with this reimbursement, an independent professional security consulting firm provides the Compensation and Human Capital Committee with periodic security assessments regarding Mr. Peltz’s security arrangements, including security concerns arising from outside activity by groups averse and hostile to various practices of the Company and that is directed at Mr. Peltz as a result of his role and profile at the Company. It is the belief of the Compensation and Human Capital Committee that the safety and security of our leadership is of the utmost importance to the Company and its stockholders, particularly with respect to a high-profile Chairman such as Mr. Peltz and his importance to the Company. The Compensation and Human Capital Committee will continue to periodically review these security arrangements. The amount also includes the value of certain Wendy’s-related items provided to Mr. Peltz as part of the Wendy’s Director Ambassador Program, in which all non-management directors participate.

(5)

Represents the grant date fair value of the prorated restricted stock award granted to Ms. Arlin in connection with her initial election to the Board in December 2023, computed in accordance with FSB ASC Topic 718.

(6)

Also includes the grant date fair value ($21,576) of a prorated restricted stock award granted to Ms. Caruso-Cabrera in connection with her initial election to the Board in March 2023, computed in accordance with FASB ASC Topic 718.

  The Wendy’s Company 2024 Proxy Statement  87

The following table shows, for each non-management director who served on our Board during 2023, the aggregate number of shares of restricted stock and restricted stock units outstanding as of the end of 2023. None of our directors had any outstanding stock options as of 2023 year-end.

NAME	SHARES OF RESTRICTED STOCK OUTSTANDING AS OF 2023 FYE (1)	RESTRICTED STOCK UNITS OUTSTANDING AS OF 2023 FYE

Nelson Peltz	6,601	—

Peter W. May	6,601	—

Matthew H. Peltz	6,601	—

Wendy C. Arlin	3,350	—

Michelle Caruso-Cabrera	6,601	—

Kristin A. Dolan	6,601	—

Kenneth W. Gilbert	—	6,843 (2)

Richard H. Gomez	6,601	—

Joseph A. Levato	6,601	159,038 (3)

Michelle J. Mathews-Spradlin	6,601	—

Peter H. Rothschild	6,601	—

Arthur B. Winkleblack	6,601	—

(1)	Represents the aggregate number of shares of Common Stock underlying the unvested restricted stock awards held by each non-management director as of December 31, 2023.

(2)	Represents the total annual restricted stock awards that Mr. Gilbert has elected to defer into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

(3)	Represents the total annual restricted stock awards that Mr. Levato has elected to defer into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

88  The Wendy’s Company 2024 Proxy Statement

EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this Proxy Statement are identified below.

NAME	AGE	POSITION

Kirk Tanner	55	President and Chief Executive Officer

Deepak Ajmani	58	Chief Operations Officer – U.S.

Liliana M. Esposito	49	Chief Corporate Affairs & Sustainability Officer

Juan Carlos Loredo	48	Global Chief Marketing Officer

Coley O’Brien	50	Chief People Officer

Gunther Plosch	56	Chief Financial Officer

Abigail E. Pringle	50	President, International and Chief Development Officer

Matthew P. Spessard	41	Chief Information Officer

Suzie Thuerk	42	Chief Accounting Officer

E. J. Wunsch	52	Chief Legal Officer and Secretary

Additional information concerning the executive officers is provided below, including their respective positions with the Company and prior business experience (other than Mr. Tanner, for whom such information is provided under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

DEEPAK AJMANI

Mr. Ajmani joined the Company in June 1990 and has served as our Chief Operations Officer – U.S. since September 2020. He previously served as our Senior Vice President, U.S. Company Operations from December 2018 to September 2020, Vice President – Restaurant Services from July 2016 to December 2018, Division Vice President of the Florida market from February 2009 to June 2016, Director of Area Operations in the Orlando, Florida market from August 2006 to January 2009, Franchise Area Director in the Jacksonville, Florida market from November 2001 to July 2006, Field Training Manager from December 1999 to October 2001 and District Manager in the Philadelphia market from June 1995 to November 1999. Mr. Ajmani began his career with the Company as an Assistant Manager in Harrisburg, Pennsylvania, where he served in roles of increasing responsibility until May 1995. He also serves as Vice Chair of the board of trustees of the Dave Thomas Foundation for Adoption.

LILIANA M. ESPOSITO

Ms. Esposito joined the Company in June 2014 and has served as our Chief Corporate Affairs & Sustainability Officer since February 2021. She previously served as our Chief Communications Officer from June 2014 to February 2021. Previously, Ms. Esposito worked at Dean Foods Company, where she served as Vice President of Corporate Communications and Public Affairs from January 2012 to March 2014 and Senior Director of Public Affairs from January 2010 to December 2011. Prior to her tenure with Dean Foods, she worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010 and Vice President from July 2005 to December 2007. Before joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Incorporated from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller, a global public relations and communications firm. Ms. Esposito is a member of the board of directors of Quality Supply Chain

  The Wendy’s Company 2024 Proxy Statement  89

Co-op, Inc. (“QSCC”), the independent purchasing cooperative for the Company and Wendy’s system. She is also a member of the board of trustees of the Mid-Ohio Food Collective. Ms. Esposito previously served as a trustee of the Dave Thomas Foundation for Adoption from January 2015 to December 2022.

JUAN CARLOS LOREDO

Mr. Loredo joined the Company in January 2016 and has served as our Global Chief Marketing Officer since February 2023. He previously served as our Chief Marketing Officer – U.S. from June 2019 to February 2023 and Vice President – Brand Marketing from January 2016 to June 2019. Prior to his tenure with the Company, Mr. Loredo served as Vice President and Multicultural Practice Lead at The Marketing Arm, a marketing and creative agency from March 2012 to December 2015. Prior to joining The Marketing Arm, he served as Chief Marketing Officer of Craftmade International Inc., a global home décor manufacturer and distributor, from September 2007 to December 2011. Previously, he also worked at Frito-Lay, Inc. from August 2003 to September 2007, where he served as a Senior Product Manager.

COLEY O’BRIEN

Mr. O’Brien joined the Company in May 2007 and has served as our Chief People Officer since March 2018. Previously, he served as our Vice President of Human Resources and Field Capability from August 2013 to December 2017, Vice President of Training from April 2011 to July 2013 and National Director of Operations Training from May 2007 to March 2011. Prior to his tenure with the Company, Mr. O’Brien worked at Sears Holdings Corporation for five years, where he served as Director of Retail Training from 2005 to 2007 and as Manager of Curriculum Development for Sears University from 2002 to 2004. Before joining Sears Holdings Corporation, he was employed from 1999 to 2002 as a Senior Consultant with Arthur Andersen Performance and Learning, a corporate educational institution that developed performance improvement strategies and organizational development opportunities. Mr. O’Brien is certified as a Senior Professional in Human Resources (SPHR) and is an active member of the HR Policy Association. He also serves as a trustee of the Dave Thomas Foundation for Adoption and is a board member of the Women’s Foodservice Forum.

GUNTHER PLOSCH

Mr. Plosch has served as our Chief Financial Officer since he joined the Company in May 2016. Prior to that time, Mr. Plosch worked for 16 years at Kellogg Company, a preeminent global food products company, where he held several key leadership positions, including Vice President of Global Business Services from December 2014 to April 2016, Vice President and Chief Financial Officer of Kellogg North America from January 2010 to November 2014, Vice President of Finance for Morning Foods from October 2007 to December 2009 and Vice President of Corporate Planning from May 2005 to September 2007. He also served from May 2000 to April 2005 as the Finance Director of Kellogg Company’s United Kingdom/Republic of Ireland division. Previously, Mr. Plosch worked in Austria, Belgium and the United Kingdom for The Procter & Gamble Company, where he held various positions in finance from 1991 to 2000.

ABIGAIL E. PRINGLE

Ms. Pringle joined the Company in May 2002 and has served as our President, International and Chief Development Officer since June 2019. She previously served as our Chief Global Development Officer and International from October 2018 to June 2019 and Chief Development Officer from December 2014 to October 2018. Ms. Pringle also served as our Senior Vice President of Restaurant Development and Growth Initiatives from July 2013 to December 2014, Senior Vice President of Strategic Initiatives and Planning from April 2012 to June 2013, Vice President of Strategic Initiatives and Planning from November 2008 to March 2012 and Director of Strategic Initiatives and Planning from May 2002 to November 2008. Prior to her tenure with the Company, Ms. Pringle worked from August 1996 to May 2002 for Accenture plc, a global professional services company, where she served as a consultant in the areas of process reengineering, systems implementations, organizational design and change management.

90  The Wendy’s Company 2024 Proxy Statement

MATTHEW P. SPESSARD

Mr. Spessard joined the Company in June 2020 and has served as our Chief Information Officer since February 2024. He previously served as our Senior Vice President, Global Chief Technology Officer from August 2022 to February 2024 and Vice President – Restaurant Technology from June 2020 to August 2022. Prior to his tenure with the Company, Mr. Spessard worked for the Sonic Drive-In brand for six years where he held positions of increasing accountability, including Vice President, Head of Technology from November 2019 to June 2020, Senior Director, Retail Technology and Strategy from June 2018 to October 2019, Senior Director, Implementation from June 2017 to May 2018, Director, Integrated Customer Engagement from July 2015 to May 2017 and Managing Partner from April 2014 to June 2015. Mr. Spessard previously served as Operations Leader for Braum’s Ice Cream & Dairy Stores from December 2011 to April 2014 and as Director of Operations for Church’s Chicken from November 2008 to October 2011. Prior to joining Church’s Chicken, Mr. Spessard worked for Yum! Brands, Inc., serving in various operations and technology leadership roles from May 1999 to October 2008.

SUZIE THUERK

Ms. Thuerk joined the Company in March 2014 and has served as our Chief Accounting Officer since January 2023. She previously served as our Vice President – Accounting from June 2022 to January 2023, Senior Director – Corporate Accounting and Financial Reporting from April 2019 to June 2022, Director – Corporate Accounting from August 2017 to April 2019 and Manager – Financial Planning & Analysis from March 2014 to August 2017. Prior to her tenure with the Company, Ms. Thuerk worked at Bath & Body Works, Inc., where she served as Manager of Financial Planning & Analysis from November 2012 to March 2014, Senior Financial Analyst – Financial Planning & Analysis from July 2011 to November 2012, and Senior Financial Analyst – Financial Reporting from August 2009 to July 2011. Previously, she served as Senior Internal Auditor at L Brands, Inc. (formerly known as Limited Brands, Inc.) from July 2006 to August 2009 and Internal Auditor from August 2005 to July 2006. Ms. Thuerk’s corporate accounting and financial reporting, planning and analysis experience also includes her work in public accounting with PricewaterhouseCoopers LLP, where she served as an Associate from January 2004 to August 2005. Ms. Thuerk is a certified public accountant.

E. J. WUNSCH

Mr. Wunsch has served as our Chief Legal Officer and Secretary since he joined the Company in October 2016. Previously, Mr. Wunsch worked for 17 years at The Procter & Gamble Company, where he held several key leadership positions, including Vice President and General Counsel—North America and Go-To-Market and Global Practices from July 2015 to September 2016, Associate General Counsel—Global Baby, Feminine & Family Care and Asia Innovation, Commerce & Brand Equity from September 2013 to July 2015, Associate General Counsel—ASEAN, India, Australia/New Zealand & Asia Developing Markets from August 2011 to September 2013, Assistant Secretary and Associate General Counsel—Corporate, Securities & Employee Benefits from November 2006 to August 2011, and Associate Director and Senior Counsel—M&A/Licensing and Baby, Feminine & Family Care from April 2004 to November 2006, Senior Counsel and Counsel—Corporate, Securities & Employee Benefits from November 2000 to April 2004 and Counsel—Beauty Care from November 1999 to November 2000. Prior to joining The Procter & Gamble Company, Mr. Wunsch was an associate attorney with the Taft Stettinius & Hollister LLP law firm from 1997 to 1999 and a law clerk for the Honorable Richard F. Suhrheinrich from 1996 to 1997.

  The Wendy’s Company 2024 Proxy Statement  91

STOCK OWNERSHIP AND RETENTION GUIDELINES

FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation and Human Capital Committee, adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors, which are available on our Governance website at www.irwendys.com/esg/governance. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS

The Chief Executive Officer must own an amount of Common Stock equal to at least six times his base salary, and each of the other executive officers must own an amount of Common Stock equal to at least three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold at least that number of shares until leaving his or her position with the Company.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR NON-MANAGEMENT DIRECTORS

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 100% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the director must continue to hold at least that number of shares until leaving the Board.

GENERAL PROVISIONS

Because executive officers and non-management directors must retain at least 75% and 100%, respectively, of the net shares received from any exercise of stock options, vesting of restricted stock or restricted stock units and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation and Human Capital Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and/or applicable taxes upon such exercise. For restricted stock, restricted stock units and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock or restricted stock units or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes upon such vesting.

In addition to shares owned directly by an executive officer or a director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in nonqualified plans and unvested time-based restricted stock or restricted stock units will be counted toward satisfaction of the applicable ownership requirement. Performance units that have not yet vested, stock options that have not yet vested and stock options that have vested but have not yet been exercised will not be counted toward satisfaction of the applicable ownership requirement. In addition, shares held by an executive officer or a director in a margin account or otherwise pledged by an executive officer or a director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement.

As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

92  The Wendy’s Company 2024 Proxy Statement

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of March 25, 2024 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s NEOs included in the 2023 Summary Compensation Table; and (iv) all of the Company’s directors and executive officers as a group. The number of shares of Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 25, 2024, including through the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS BENEFICIALLY OWNED (1)

Nelson Peltz (2)	31,858,088	(3)(4)(5)	15.5%

Peter W. May (2)	31,651,399	(3)(4)(5)	15.4%

BlackRock, Inc. (6)	20,830,013	(6)	10.1%

The Vanguard Group (7)	20,660,960	(7)	10.1%

Trian Fund Management, L.P. (2)	15,943,466	(5)	7.8%

Massachusetts Financial Services Company (8)	10,711,129	(8)	5.2%

Matthew H. Peltz (2)	426,402	(9)	*

Wendy C. Arlin	3,350	(10)	*

Michelle Caruso-Cabrera	7,604	(11)	*

Kristin A. Dolan	50,609	(12)	*

Kenneth W. Gilbert	38,240	(13)	*

Richard H. Gomez	18,251	(14)	*

Joseph A. Levato	191,616	(15)	*

Michelle J. Mathews-Spradlin	79,143	(16)	*

Peter H. Rothschild	155,062	(17)	*

Kirk Tanner	—	(18)	—

Arthur B. Winkleblack	53,582	(19)	*

Gunther Plosch	670,249	(20)	*

Abigail E. Pringle	839,196	(21)	*

E.J. Wunsch	355,498	(22)	*

Todd. A. Penegor	3,295,941		1.6%

Kurt A. Kane	173,567		*

J. Kevin Vasconi	214,260	(23)	*

Directors and current executive officers as a group (22 persons)	35,415,543		17.1%

* Less than 1% of the outstanding shares of our Common Stock.

  The Wendy’s Company 2024 Proxy Statement  93

(1)	All percentages are based upon the number of shares of our Common Stock that were outstanding on March 25, 2024 (205,360,020).

(2)

The principal business address of Nelson Peltz, Peter May and Matthew Peltz is 223 Sunset Avenue, Palm Beach, FL 33480. The principal business address of Trian Fund Management, L.P. (“Trian Partners”) is 280 Park Avenue, New York, NY 10017.

(3)

In July 2004, Nelson Peltz and Peter May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. N. Peltz and May aggregates their respective ownership interests as described in footnote (4).

(4)

In the case of Nelson Peltz, includes: (i) 9,967,052 shares of Common Stock held directly (including 6,601 restricted shares of Common Stock that may be voted by Mr. N. Peltz); (ii) 44,169 shares of Common Stock owned by Mr. N. Peltz’s spouse; (iii) 81,104 shares of Common Stock owned by Mr. N. Peltz’s children; (iv) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. N. Peltz’s spouse, three of Mr. N. Peltz’s adult children (including Matthew Peltz) and an unrelated person; (v) 195,430 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. N. Peltz, Mr. N. Peltz’s spouse and Mr. M. Peltz; (vi) 5,494,470 shares of Common Stock held directly by Mr. May (including 6,601 restricted shares of Common Stock that may be voted by Mr. May); and (vii) 15,943,466 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. N. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. N. Peltz’s spouse, Mr. N. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 5,494,470 shares of Common stock held directly (including 6,601 restricted shares of Common Stock that may be voted by Mr. May); (ii) 32,910 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s spouse and their two adult children; (iii) 9,967,052 shares of Common Stock held directly by Mr. N. Peltz (including 6,601 restricted shares of Common Stock that may be voted by Mr. N. Peltz); (iv) 81,104 shares of Common Stock owned by Mr. N. Peltz’s children; (v) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust; and (vi) 15,943,466 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. N. Peltz, the Peltz 2009 Family Trust, Mr. N. Peltz’s minor children and the Trian Entities.

(5)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on August 23, 2023 by Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P., Trian Partners Strategic Fund-K, L.P., Trian Partners GP, L.P. (the foregoing entities collectively, the “Trian Entities”), Trian Partners, Trian Fund Management GP, LLC (“Trian Management GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Nelson Peltz, Peter May and Matthew Peltz; (ii) information contained in Form 4s filed with the SEC by the Trian Entities and by Messrs. N. Peltz, May and M. Peltz on or subsequent to August 23, 2023; and (iii) information provided to the Company by Trian Partners.

15,943,466 shares are owned directly by certain Trian Entities that are managed by Trian Partners, an institutional investment manager (and are not held directly by Messrs. N. Peltz or May). Such shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in comingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain of the Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Messrs. N. Peltz and May, by virtue of their relationships to the Trian Entities, Trian Partners, Trian Management GP and Trian GP LLC, may be deemed to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the shares of our Common Stock that are owned by the Trian Entities. Messrs. N. Peltz and May disclaim ownership of such shares for all other purposes.

(6)

BlackRock, Inc. stated in its Schedule 13G/A filed with the SEC on January 24, 2024 that of the 20,830,013 shares of Common Stock beneficially owned, BlackRock, Inc. has sole voting power over 20,061,934 shares and sole dispositive power over 20,830,013 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)

The Vanguard Group stated in its Schedule 13G/A filed with the SEC on March 11, 2024 that of the 20,660,960 shares of Common Stock beneficially owned, The Vanguard Group has shared voting power over 76,217 shares, sole dispositive power over 20,399,196 shares and shared dispositive power over 261,764 shares. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

94  The Wendy’s Company 2024 Proxy Statement

(8)

Massachusetts Financial Services Company (“MFS”) stated in its Schedule 13G/A filed with the SEC on February 9, 2024 that of the 10,711,129 shares of Common Stock beneficially owned, MFS has sole voting power over 10,625,096 shares and sole dispositive power over 10,711,129 shares. The principal business address of MFS is 111 Huntington Avenue, Boston, Massachusetts 02199.

(9)

Includes: (i) 98,575 shares of Common Stock held directly (including 6,601 restricted shares that may be voted by Mr. M. Peltz); (ii) 132,397 shares held by the Peltz 2009 Family Trust (of which Mr. M. Peltz is a trustee); and (iii) 195,430 shares held by the Peltz Family Foundation (of which Mr. M. Peltz is a trustee). Mr. M. Peltz disclaims beneficial ownership of the shares owned by the Peltz 2009 Family Trust and the Peltz Family Foundation.

(10)	Includes 3,350 restricted shares of Common Stock that may be voted by Ms. Arlin.

(11)	Includes 6,601 restricted shares of Common Stock that may be voted by Ms. Caruso-Cabrera.

(12)	Includes 6,601 restricted shares of Common Stock that may be voted by Ms. Dolan.

(13)	Includes 6,936 restricted stock units held by Mr. Gilbert under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(14)	Includes 6,601 restricted shares of Common Stock that may be voted by Mr. Gomez.

(15)

Includes 6,601 restricted shares of Common Stock that may be voted by Mr. Levato and 161,209 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(16)	Includes 6,601 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(17)	Includes 6,601 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(18)	Does not include 338,442 restricted stock units held by Mr. Tanner, each of which represents a contingent right to receive one share of Common Stock.

(19)	Includes 6,601 restricted shares of Common Stock that may be voted by Mr. Winkleblack.

(20)	Does not include 13,392 restricted stock units held by Mr. Plosch, each of which represents a contingent right to receive one share of Common Stock.

(21)	Does not include 11,944 restricted stock units held by Ms. Pringle, each of which represents a contingent right to receive one share of Common Stock.

(22)	Does not include 7,962 restricted stock units held by Mr. Wunsch, each of which represents a contingent right to receive one share of Common Stock.

(23)	Does not include 52,537 restricted stock units held by Mr. Vasconi, each of which represents a contingent right to receive one share of Common Stock.

  The Wendy’s Company 2024 Proxy Statement  95

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, March 25, 2024 by the persons identified in the following table.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES REPRESENTED BY OPTIONS

Nelson Peltz	—

Peter W. May	—

Matthew H. Peltz	—

Wendy C. Arlin	—

Michelle Caruso-Cabrera	—

Kristin A. Dolan	—

Kenneth W. Gilbert	—

Richard H. Gomez	—

Joseph A. Levato	—

Michelle J. Mathews-Spradlin	—

Peter H. Rothschild	—

Kirk Tanner	—

Arthur B. Winkleblack	—

Gunther Plosch	506,764

Abigail E. Pringle	635,659

E.J. Wunsch	291,283

Todd A. Penegor	2,540,552

Kurt A. Kane	—

J. Kevin Vasconi	203,871

Directors and current executive officers as a group (22 persons)	2,189,839

96  The Wendy’s Company 2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of 2023. The 2020 Omnibus Award Plan is currently the only equity compensation plan under which future equity awards may be granted.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)

Equity compensation plans approved by security holders (1)	10,475,539 Options	$19.5472	14,861,679 (2)
	726,000 Performance Units (3)	—
	665,974 Performance Units (4)	—
	799,692 Performance Units (5)	—

	1,125,054 Restricted Stock Units (6)	—

Equity compensation plans not approved by security holders	—	—	—

Total	10,475,539 Options	$19.5472	14,861,679 (2)
	726,000 Performance Units (3)	—
	665,974 Performance Units (4)	—
	799,692 Performance Units (5)	—

	1,125,054 Restricted Stock Units (6)	—

(1)	Includes the 2020 Omnibus Award Plan and the 2010 Omnibus Award Plan.

The 2020 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2020 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2020 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted. As of December 31, 2023, under the 2020 Omnibus Award Plan, options to acquire 5,320,855 shares of Common Stock were outstanding, 2,191,666 performance units were outstanding and 1,077,370 restricted stock units were outstanding.

The 2010 Omnibus Award Plan provided for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permitted non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights were counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights were counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted. As of December 31, 2023, under the 2010 Omnibus Award Plan, options to acquire 5,154,684 shares of Common Stock were outstanding, no performance units were outstanding and 47,684 restricted stock units were outstanding. No further awards may be granted under the 2010 Omnibus Award Plan.

  The Wendy’s Company 2024 Proxy Statement  97

(2)	Represents the aggregate number of shares available for future issuance under the 2020 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 2, 2023 through December 28, 2025). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 3, 2022 through December 29, 2024). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 4, 2021 through December 31, 2023). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(6)	Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock, subject to continued employment on the applicable vesting date.

98  The Wendy’s Company 2024 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions where the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year, using appropriate counsel or other advisers as the Committee may deem necessary.

The Company adopted the Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as, with limited exceptions, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) any related person had, has or will have a direct or indirect interest and (iii) the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on the independence of the Company’s directors; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Audit Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

RELATED PERSON TRANSACTIONS

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz and Peter May (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership.

In 2023, the Company directly contributed $175,000 to the Dave Thomas Foundation for Adoption, a not-for-profit charitable foundation created by Wendy’s founder, Dave Thomas (the “DTFA”). For more than 25 years, the DTFA has been the Company’s signature charitable cause and the Company, its franchisees, suppliers and employees support the DTFA in a number of ways, including charitable contributions, events and in-restaurant campaigns. During 2023, certain of the Company’s executive officers served on the board of trustees of the DTFA.

Ms. Kristin Dolan, a director of the Company, has served as Chief Executive Officer of AMC Networks Inc. (“AMC”) since February 2023. In 2023, the Company purchased approximately $2.4 million of advertising time from a subsidiary of AMC. The Company’s advertising spend with AMC was made in the ordinary course of business and approved on an arm’s-length basis, consistent with the Company’s comparable advertising decisions.

  The Wendy’s Company 2024 Proxy Statement  99

Certain family members and/or affiliates of Mr. Nelson Peltz, our Chairman, and Mr. May, our Senior Vice Chairman, as well as Mr. Matthew Peltz, our Vice Chairman, hold indirect, minority ownership interests in Yellow Cab Holdings, LLC (“Yellow Cab”), a Wendy’s franchisee that owns and operates 84 Wendy’s restaurants, and/or certain of the operating companies managed by Yellow Cab. During 2023, the Company received approximately $14.8 million in royalty, advertising fund, lease and other payments from Yellow Cab and related entities. In all transactions involving Yellow Cab, the Company’s standard franchisee recruiting and approval processes were followed, no modifications were made to the Company’s standard franchise agreements or related documents, and all deal terms and transaction documents were negotiated and executed on an arm’s-length basis, consistent with the Company’s comparable franchise transactions and relationships.

Each of the foregoing related person transactions described above was reviewed and approved by the Audit Committee in accordance with the terms of its written charter and the RPT Policy.

100  The Wendy’s Company 2024 Proxy Statement

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is composed of six members, all of whom satisfy the independence and financial literacy requirements of Nasdaq and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with GAAP.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2023 with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte those matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including those required by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and Deloitte is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and reviewed and discussed with Deloitte its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte’s report are each included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit Committee also received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. The Audit Committee discussed with Deloitte any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also considered whether the provision of services by Deloitte to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte’s independence.

Based on the aforementioned review and discussions with management and Deloitte, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit Committee:

Arthur B. Winkleblack, Chair

Wendy C. Arlin

Michelle Caruso-Cabrera

Kristin A. Dolan

Joseph A. Levato

Peter H. Rothschild

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

  The Wendy’s Company 2024 Proxy Statement  101

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Company’s Proxy Card)

In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance. To execute this responsibility, the Audit Committee annually reviews the qualifications, performance, independence and fees of its independent registered public accounting firm, Deloitte, in making its decision whether to appoint Deloitte for the following year. Following this review, the Audit Committee has determined to appoint Deloitte as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for 2024. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2023 and January 1, 2023, and for other services rendered by Deloitte during 2023 and 2022.

FEE CATEGORY	2023	2022
Audit Fees (1)	$2,355,312	$2,334,832
Tax and Tax-Related Fees (2)	66,733	67,997
All Other Fees (3)	4,074	4,074

Total	$2,426,119	$2,406,903

(1)

For both 2023 and 2022, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and stand-alone audits of certain of the Company’s subsidiaries. For 2023, also includes fees associated with U.S. and international franchise disclosure documents, the enterprise resource planning implementation, the organizational redesign and internal controls. For 2022, also includes fees associated with statutory audits required internationally and the debt financing transaction completed in April 2022.

(2)	For both 2023 and 2022, includes fees for professional services related to the preparation of tax credit calculations and the preparation of international income tax returns.

(3)	For both 2023 and 2022, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature.

As discussed under the caption “Audit Committee Report,” during 2023, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

102  The Wendy’s Company 2024 Proxy Statement

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee adopted the Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is sufficiently detailed to identify the scope of services to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

Under the Pre-Approval Policy, any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its next scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

Pursuant to the Pre-Approval Policy, the Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1.0 million. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the PCAOB with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during 2023 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

  The Wendy’s Company 2024 Proxy Statement  103

PROPOSAL 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 3 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our NEOs (also known as a “say-on-pay” vote). We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes in detail how our 2023 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the 2023 Summary Compensation Table and other executive compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2023.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The executive compensation program utilizes a variety of sound compensation governance practices that support the Company’s commitment to protecting stockholder interests.

The primary objectives of our executive compensation program are to:

•  Attract and retain highly qualified executives;

•  Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•  Align the interests of executives with the interests of the Company’s stockholders.

The primary components of our 2023 executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

We believe that our 2023 executive compensation program reflects our pay-for-performance philosophy, is effectively designed and continues to serve the best interests of the Company and our stockholders.

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the related compensation tables, notes and narratives included in this Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

104  The Wendy’s Company 2024 Proxy Statement

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation and Human Capital Committee. However, the Board of Directors and Compensation and Human Capital Committee will carefully review the voting results and, to the extent there is a significant vote in favor of or against our executive compensation program as described in this Proxy Statement, the Compensation and Human Capital Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

  The Wendy’s Company 2024 Proxy Statement  105

PROPOSAL 4

STOCKHOLDER PROPOSAL REGARDING CAGE-FREE EGGS

(Item 4 on the Company’s Proxy Card)

The Company received the following resolution from The Accountability Board (the “Proponent”). The Proponent’s proposed resolution and supporting statement are reproduced verbatim below. The Proponent is responsible for the content of this proposal, for which the Company and our Board of Directors do not accept any responsibility. The Proponent has represented to the Company that they are, and have been for at least the past year, a beneficial owner of at least $25,000 in market value of the Company’s Common Stock. The address and stock ownership for the Proponent will be furnished promptly upon receipt of any oral or written request to the Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

STOCKHOLDER PROPOSAL

Dear fellow shareholders,

Wendy’s has become an outlier amongst its peers on a material responsible sourcing issue and we believe shareholder intervention is now needed.

The matter pertains to the cage confinement of egg-laying hens—a practice so controversial and cruel, many states now ban it (see, for example, CageFreeLaws.com).

Further, nearly every Wendy’s peer group company is addressing the issue by switching to cage-free eggs—including McDonald’s, Yum! Brands, Restaurant Brands International, Jack in the Box, Starbucks, Chipotle, Bloomin’ Brands, Dine Brands, Brinker, Cracker Barrel, Papa John’s, and Darden. In fact, McDonald’s already uses 88% cage-free eggs in the U.S., 85% in Canada, and will reach 100% in 2025.

As well, Arby’s, Carl’s Jr./Hardee’s, Denny’s, Sonic, Subway, Panera Bread, Dunkin’, White Castle, Cheesecake Factory, Shake Shack, Red Robin, Noodles & Co., and others have also made, or are making, the switch.

Their transitions make sense since, in addition to the substantial ethical concerns, animal welfare poses material risks. As Wendy’s own 2019 materiality assessment found, animal welfare has “High Materiality” regarding its “impact on business outcomes.” Wendy’s even says it’s a “core element” of quality assurance and has called proper animal treatment “imperative to providing safe and wholesome food.”

Regarding laying hens specifically: In 2016, Wendy’s pledged to use 100% cage-free eggs by 2020. Its announcement acknowledged this would create “improved egg laying conditions,” with Wendy’s officer Liliana Esposito saying, “We’re proud of our commitment to move to 100 percent cage-free eggs for breakfast items.”

After the initial announcement, Wendy’s website continued touting a goal “for all of eggs to be sourced from a cage free environment.” And in 2017, multiple company press releases publicized the “switch to a 100% cage-free housing environment for eggs by 2020.”

But now, Wendy’s lacks any such goal. Here’s what happened:

In 2016, only a few hundred Wendy’s served breakfast. After its national expansion in 2020, a shareholder proposal was submitted asking Wendy’s to confirm its pledge still covered all eggs. Wendy’s then issued a statement saying, actually, it would just apply to the locations that happened to have served breakfast in 2016.

Thus, despite acknowledging cage-free production’s “improved” conditions and animal welfare’s “high materiality,” Wendy’s reports that 94% of its eggs domestically come from caged hens.

And although Wendy’s has been saying since 2021 that “we expect our sourcing of eggs from cage-free systems to steadily increase,” its reporting shows less than a 1% increase since then—and, unlike so many peers, it lacks measurable targets for increasing.

106  The Wendy’s Company 2024 Proxy Statement

RESOLVED: Shareholders ask Wendy’s to publish measurable, timebound targets for eliminating cage confinement from its egg supply in the U.S. and Canada and regularly report its progress meeting them.

Since this request is consistent with the practices of so many Wendy’s peers, the development of related regulations, and Wendy’s own statements, we believe shareholder support is clearly warranted. Thank you.

Contact: WEN@TABholdings.org

BOARD RECOMMENDATION

The Board of Directors recommends a vote AGAINST this proposal.

The Board has carefully considered this proposal and does not believe it is in the best interests of the Company or our stockholders. As described below, Wendy’s has a long-standing commitment to animal welfare, our suppliers are audited and certified and utilize a variety of housing systems and we are focused on meeting the needs and preferences of consumers by providing high-quality food at an affordable cost.

We have a long-standing commitment to animal welfare.

Animal care considerations have been a core element of Wendy’s quality assurance and supply chain practices for decades, and we have strict expectations and programs in place for our suppliers. In 2001, Wendy’s established our Animal Welfare Council (the “Council”) to provide a cross functional forum to shape our policies and advance animal care and welfare. The Council helps us regularly review and strengthen our animal welfare standards while we evaluate the performance of our suppliers to ensure compliance. Over the years, we have expanded the Council to include additional expertise in auditing, animal science, wellbeing and behavior, with specialties across our key protein categories. In 2020, when we launched breakfast nationally in the U.S., substantially increasing the volume of eggs purchased for Wendy’s restaurants, we augmented the Council to bring in specific expertise in egg production and layer hen welfare. We subsequently launched breakfast nationally in Canada in 2022.

Our suppliers are audited and certified and utilize a variety of housing systems.

Wendy’s has long conducted animal welfare audits of our protein suppliers to monitor, verify and evaluate proper animal handling, including among our egg suppliers that raise layer hens. Our intentional approach to animal health and wellbeing carries over to how we source eggs, including the eggs that are featured on our U.S. and Canadian breakfast menu. All of our U.S. and Canadian egg suppliers are required to have independent, third-party audits conducted annually by auditors certified by the Professional Animal Auditor Certification Organization (PAACO). Before a supplier can be approved for the Wendy’s system, they must undergo and pass a Wendy’s animal welfare audit as well as a third-party audit. Further, our suppliers carry additional third-party certifications, including American Humane Certified®, Certified Humane Raised and Handled® and United Egg Producers (UEP) Certified.

Our egg suppliers utilize a variety of housing systems, and our first-party and third-party audits and certifications require that they all be operated humanely. We do not believe that cage-free systems are the only humane housing options for layer hens. Currently, we source eggs predominantly from conventional housing systems, with cage-free eggs representing approximately 8% of our total U.S. egg supply at the end of 2023. As additional state-level requirements phase in over the coming years, we anticipate that roughly a quarter of our eggs in the U.S. will be derived from cage-free systems by 2025.

We are focused on meeting the needs and preferences of consumers by providing high-quality food at an affordable cost.

Guided by our food vision of delivering Fast Food Done Right, Wendy’s is committed to delivering high-quality food that meets the needs and preferences of consumers. Our breakfast program in the U.S. and Canada features fresh-cracked, Grade-A eggs on our breakfast sandwiches, wraps and burritos because our consumers have told us that these are the most important and compelling attributes for eggs. Convenient offerings at affordable prices are a hallmark of the quick-service restaurant industry, and we know that providing accessible, everyday value is paramount to winning consumers in today’s competitive environment. Cage-free eggs carry a substantial cost premium over conventional eggs, a dynamic that has been further exacerbated over the last 24 months as various factors have created supply chain and price volatility for eggs and other commodities. Requiring the Wendy’s system to source eggs only from cage-free systems would adversely impact our ability to reliably source high-quality eggs at an affordable cost for consumers.

  The Wendy’s Company 2024 Proxy Statement  107

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

108  The Wendy’s Company 2024 Proxy Statement

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR

(Item 5 on the Company’s Proxy Card)

The Company received the following resolution from the Comptroller of the City of New York (the “Proponent”), as custodian and a trustee of the New York City Employee’s Retirement System, the New York City Fire Pension Fund, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Board of Education Retirement System (collectively, the “Systems”). The Proponent’s proposed resolution and supporting statement are reproduced verbatim below. The Proponent is responsible for the content of this proposal, for which the Company and our Board of Directors do not accept any responsibility. The Proponent has represented to the Company that each of the Systems are, and have been for at least the past year, a beneficial owner of at least $25,000 in market value of the Company’s Common Stock. The address and stock ownership for the Proponent will be furnished promptly upon receipt of any oral or written request to the Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

STOCKHOLDER PROPOSAL

Independent Board Chair

RESOLVED: Shareholders of The Wendy’s Company (“Wendy’s”) ask the Board of Directors (“Board”) to adopt a policy, and amend the bylaws as necessary, to require the chair of the board to be independent of Wendy’s and any Wendy’s shareholder holding more than 15% of outstanding shares. The policy should provide that if the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the policy within 60 days of that determination. This policy shall apply prospectively so as not to violate any contractual obligation.

SUPPORTING STATEMENT

We believe Wendy’s Board needs an independent Chair to strengthen its independence from one of Wendy’s largest shareholders, Trian Fund Management, L.P. (“Trian”), and responsiveness to investor concerns. Nelson Peltz, Trian’s Chief Executive Officer, is Chair of Wendy’s Board. In 2023, this proposal received an estimated almost 41% of unaffiliated votes cast, indicating substantial outside shareholder support.

As long-term shareholders, we are troubled by Peltz’s potential conflicts of interest and disproportionate influence over Wendy’s Board, whose members include his son, Matthew Peltz, and his longtime business partner, Peter May. Notably, the Board classified Peter May as an independent director in its 2023 proxy statement.

The potential for a serious conflict of interest arose in 2022 for Nelson Peltz (as well as Matthew Peltz and Peter May) when Trian filed a Schedule 13D/A disclosing Trian’s intent to evaluate a potential transaction with Wendy’s. Although Trian decided not to pursue a potential transaction with Wendy’s, the potential for a related party transaction remains, which would create conflicts of interest for the Peltzes and May, all of whom are Trian partners.

Exacerbating these concerns are Chair Peltz’s unresponsiveness to shareholder concerns and a resolution regarding Wendy’s supply chain labor protections.1

Under Peltz’s leadership, Wendy’s Board has inexplicably refused to permit Wendy’s to join the Fair Food Program (“Program”), the gold standard for preventing human rights abuses in the produce supply chain. Most of Wendy’s competitors, including McDonald’s and Burger King, joined years ago. The Program, credited with transforming Florida tomato farms once called “ground zero for modern day slavery,”2 received the Presidential Medal for Extraordinary Efforts in Combating Modern-Day Slavery.3

Companies with independent chairs are corporate governance and sustainability leaders. A 2021 report found that more than half of the companies listed on the MSCI ESG index at the time had independent chairs.4 In a Fortune ranking of the most innovative boards in the S&P 500, “companies that scored higher on board effectiveness have an independent board chair.”5

[1]	https://ciw-online.org/wp-content/uploads/20220308-Shareable-Digital-FFP-Advisory-and-Appendix-1.pdf
[2]	https://www.cnn.com/2017/05/30/world/ciw-fair-food-program-freedom-project/index.html; https://www.nytimes.com/ 2014/04/25/business/in-florida-tomato-fields-a-penny-buys-progress.html
[3]	https://fairfoodprogram.org/recognition/
[4]	https://www.heidrick.com/en/insights/board-of-directors/a-look-at-leading-board-chairs-today
[5]	https://fortune.com/2022/04/22/what-makes-the-best-boards-different-fortune-modern-board-25/

  The Wendy’s Company 2024 Proxy Statement  109

There is a pressing need for an independent chair at Wendy’s to improve and protect long-term shareholder value.

For these reasons, we urge you to vote FOR this proposal.

BOARD RECOMMENDATION

The Board of Directors recommends a vote AGAINST this proposal.

The Board has carefully considered this proposal and does not believe that it is in the best interests of the Company or our stockholders. The Board believes that our existing corporate governance practices and current leadership structure provides effective independent oversight of management and has contributed to our strong financial and operating performance, stockholder returns and continued momentum towards key ESG initiatives. In addition, the Board believes that the interests of Trian Fund Management, L.P. (“Trian Partners”), as one of our largest stockholders, are fully aligned with the interests of our other stockholders in driving long-term stockholder value and the presence of Trian Partners representatives on our Board benefits our stockholders as a whole.

Our existing governance practices and current leadership structure provide effective independent oversight of management, Board accountability and responsiveness to stockholders.

We do not believe that a policy requiring that the Chairman be an independent member of the Board and independent of any stockholder holding more than 15% of our outstanding shares is necessary to ensure that the Board provides effective oversight of management and remains accountable to stockholders. Rather, we believe that the Board’s oversight and accountability are effectively supported by our existing governance practices and current leadership structure, including (i) the separation of the Chairman and Chief Executive Officer roles, (ii) the recent creation, following engagement with several of our largest stockholders, of a lead independent director position with robust duties as described in greater detail below, (iii) the independence, qualifications and governance practices of the Board as a whole, (iv) the roles of our independent Board committees and (v) our demonstrated commitment to providing stockholders with effective stockholder rights.

•

Separate Chairman and Chief Executive Officer Roles. Since 2007, the Board has separated the positions of Chairman and Chief Executive Officer, with Nelson Peltz currently serving as our non-executive Chairman and Kirk Tanner currently serving as our Chief Executive Officer. Notably, the roles of Chairman and Chief Executive Officer remained separated in connection with the Company’s recent CEO succession completed in February 2024. This leadership structure fosters greater accountability of management by allowing our Chief Executive Officer to focus on developing and implementing our business strategies and objectives and supervising our day-to-day business operations, while allowing our Chairman to lead the Board in its oversight and advisory roles. The Board has carefully considered and approved its current leadership structure and firmly believes that our stockholders benefit from the combined leadership, judgment, knowledge and experience of Mr. Peltz and Mr. Tanner.

•

Creation of Lead Independent Director Position. In connection with the Company’s 2023 annual meeting of stockholders, the Company engaged with several of its largest stockholders to discuss the Board’s leadership structure and other governance topics. In direct response to feedback received from our stockholders, in October 2023, the Board created the position of lead independent director, and the independent directors of the Board appointed Art Winkleblack to serve as the Company’s lead independent director. The creation of a lead independent director position reflects corporate governance best practices, enhances Board leadership and oversight and facilitates communication between the Chairman of the Board and the independent directors.

The duties of the lead independent director are set forth in the Company’s Corporate Governance Guidelines and include (i) presiding at all executive sessions of the independent directors, (ii) consulting with the Chairman and senior management regarding the format and adequacy of information sent to the Board, (iii) consulting with the Chairman and senior management regarding the development of agendas for Board meetings and the schedule of meetings to provide sufficient time for discussion of all agenda items, (iv) serving as a liaison between the Chairman and the independent directors, without inhibiting direct communication between them, (v) being available for consultation and direct communication with major stockholders, if appropriate, and in coordination with senior management and other members of the Board as needed, (vi) having the authority to call special meetings or executive sessions of the independent directors and (vii) such other duties as may be designated by the Board and/or the independent directors from time-to-time.

110  The Wendy’s Company 2024 Proxy Statement

•

Majority Independent Board and Fully Independent Board Committees. Ten of the 13 members of the Board have been determined to be “independent” under Nasdaq’s director independence standards. In addition, the Board’s Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee are each composed entirely of independent directors. Collectively, this ensures that our independent directors have oversight over critical matters, including the integrity of our financial statements and internal controls, the compensation of our executive officers and directors, the nomination and evaluation of our directors, the review of related person transactions and the development of corporate governance principles and policies.

•

Diverse Backgrounds, Skills and Experience of our Directors. The Board is composed of members with diverse professional and personal backgrounds, skills, experiences and viewpoints and direct experience with a wide range of leadership and management structures. Given this broad spectrum of experience and expertise, we believe that the Board is best positioned to evaluate the Company’s needs and determine the most effective leadership structure for serving the interests of the Company and our stockholders.

•

Regular Executive Sessions. Our non-management directors hold regularly scheduled executive sessions without any members of management present. Our independent directors also regularly (at least twice a year) meet alone in executive session, with the Lead Independent Director presiding over these sessions. The Lead Independent Director and other independent directors use these executive sessions to discuss a wide range of matters, including evaluations of the performance of the Chief Executive Officer and senior management, Company strategy and performance and Board priorities and effectiveness.

•

Board Authority and Resources. All of our directors have the authority to suggest items for inclusion on the agenda for all Board meetings and to raise subjects that are not on the agenda for a particular meeting. Directors also have complete and open access to members of our management team. Our Board committees have the authority to retain independent legal, financial and other advisors and regularly engage independent advisors in connection with discharging their duties and responsibilities.

•

Demonstrated Commitment to Stockholder Rights. Our Certificate of Incorporation and By-Laws empower our stockholders with the right to call special meetings of stockholders as well as proxy access rights that are aligned with current market practices and support effective oversight by our stockholders. In addition, each member of the Board is held directly accountable to our stockholders through the annual election of all directors for one-year terms and the majority voting standard that is applicable to all uncontested director elections.

The Board believes that adopting this proposal would unduly restrict the Board in determining the leadership structure that best serves the interests of the Company and our stockholders at any particular point in time and potentially prevent the Board from selecting the most appropriate individual to serve as our Chairman. The Board possesses a depth of knowledge of our strategic and long-term goals, the unique opportunities and challenges facing us and the qualifications, skills, expertise and capabilities of our directors and senior management. The Board believes it is important to maintain flexibility to choose a leadership structure that best suits our circumstances and operates in our stockholders’ best interests.

Our leadership structure is working effectively, as evidenced by our strong financial and operating performance, stockholder returns and continued momentum towards key ESG initiatives, and the Board believes having Mr. Peltz continue to serve as our Chairman is in the best interests of the Company and our stockholders.

Under our current leadership structure, we have delivered strong financial and operating performance and created significant value for our stockholders. For example, we have (i) delivered continued growth through 13 consecutive years of global same restaurant sales growth, eight consecutive years of growing or maintaining traffic share in the U.S. QSR burger category and eight consecutive years of net new restaurant growth, enabling us to become the second largest quick-service restaurant hamburger company in the United States, (ii) executed against our long-term strategic growth pillars with our successful breakfast launch in the United States and Canada, growing our digital business to nearly $2.0 billion of sales and expanding our restaurant footprint across the globe while reimaging 86% of our global footprint with our Image Activation restaurant design, (iii) transitioned to an asset light, efficient business model that generates significant cash flow for investing back into our business and returning cash to our stockholders and (iv) driven meaningful progress towards the Food, People and Footprint pillars of our “Good Done Right” ESG strategy, with a focus on the ESG topics that are most material to our business and stakeholders.

  The Wendy’s Company 2024 Proxy Statement  111

Over the past four years, we have (i) increased our net income and adjusted EBITDA by 49% and 30%, respectively, (ii) grown our diluted earnings per share and adjusted earnings per share by 67% and 64%, respectively, (iii) increased our net cash provided by operating activities and free cash flow by 20% and 24%, respectively, and (iv) returned over $1.0 billion to our stockholders through dividends and stock repurchases.6

The Board believes that our strong performance reflects the contributions of Mr. Peltz, who has served as our non-executive Chairman since 2007. Mr. Peltz’s experience with the Company gives him a unique and valuable perspective on our business strategy and operations. Given his qualifications and expertise working with management teams and boards of directors, strong operating experience and strategic planning skills and valuable leadership and corporate governance experience, the Board has concluded that it is in the best interests of the Company and our stockholders for Mr. Peltz to continue serving as our Chairman.

The interests of Trian Partners, as one of our largest stockholders, in driving long-term stockholder value are fully aligned with the interests of our other stockholders in driving long-term stockholder value.

As one of our largest stockholders, Trian Partners is deeply invested in our continued success and is focused on driving long-term value for all stockholders.

Trian Partners’ long-term ownership interest in the Company does not raise any concerns regarding Mr. Peltz’s independence from management or impact the Board’s overall ability to provide effective independent oversight of management or accountability or responsiveness to stockholders. On the contrary, the demonstrated commitment of Trian Partners to the success of the Company and their interests in driving long-term stockholder value are fully aligned with the interests of our other stockholders.

The Board believes that it should retain the flexibility to select the leadership structure that is best suited to meet the needs of the Company and our stockholders at any given time. The Board further believes that Mr. Peltz is best suited at this time to serve as Chairman of the Board. For the reasons discussed above, the Board believes that adoption of the stockholder proposal would be contrary to the best interests of the Company and our stockholders.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

[6]	Please refer to Annex A for a reconciliation of non-GAAP financial measures.

112  The Wendy’s Company 2024 Proxy Statement

PROPOSAL 6

STOCKHOLDER PROPOSAL REQUESTING A RACIAL EQUITY AUDIT

(Item 6 on the Company’s Proxy Card)

The Company received the following resolution from the Franciscan Sisters of Allegany, NY (the “Proponent”). The Proponent’s proposed resolution and supporting statement are reproduced verbatim below. The Proponent is responsible for the content of this proposal, for which the Company and our Board of Directors do not accept any responsibility. The Proponent has represented to the Company that they are, and have been for at least three years, a beneficial owner of at least $2,000 in market value of the Company’s Common Stock. The address and stock ownership for the Proponent will be furnished promptly upon receipt of any oral or written request to the Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

STOCKHOLDER PROPOSAL

Resolved Clause: Shareholders request the Board of Directors of Wendy’s Corporation to undertake and publicly disclose the findings of an independent Racial Equity Audit, above and beyond legal and regulatory matters (and at a reasonable cost and omitting proprietary information), evaluating practices and policies across the entire value chain. At the Board’s discretion, the audit should include assessing impacts on restaurant franchise employees, farmworkers and greenhouse workers in the produce supply chain, and communities of color in the areas where the company operates and should include input from civil rights organizations, employees, and customers, focusing on identifying systemic risks at all operational levels.

Whereas Clause: Racial inequity is a systemic risk that threatens society and the economy.1 Companies that fail to correct policies, practices, and operations deemed to be racist, discriminatory, or furthering inequities face legal, financial, reputational, and human capital management risks. While Wendy’s has made commitments around Diversity, Equity, and Inclusion, the Company has failed to address significant civil rights impacts from the highest levels of corporate governance to the on-the-ground conditions of supplier operations, including the farms and greenhouses throughout the value chain. For example, a Wendy’s franchisee faced a lawsuit alleging racial harassment of a Black general manager in training, highlighting concerns about the effectiveness of workplace policies in preventing racial discrimination.2 There are racial disparities between hourly restaurant workers and salaried corporate employees. Whereas nearly 70% of Wendy’s restaurant crew are nonwhite, only approximately 28% of Wendy’s management and 23% of corporate leadership are people of color.3

It is widely recognized that hired farmworkers, who are predominantly from racial minority populations, face structural racism, which is associated with physical and mental health inequities.4 Yet Wendy’s notably lacks transparency on how it incorporates racial equity into its Supplier Code of Conduct and traceability programs, especially at the farm and greenhouse levels, to ensure equitable treatment and protect against human rights abuses and health and safety violations throughout its supply chain.5 Mastronardi Produce, a reported Wendy’s supplier,6 recently agreed to pay $178,000 to settle class action claims by farmworkers of wage violations and pesticide safety violations.7 Wendy’s 2021 People & Ethics report admitted that it “did not institute any new requirements specific to COVID-19” to protect farmworkers in its supply chain from a deadly pandemic that disproportionately harms the mostly Brown and Black workers who harvest the food we all eat.8

[1]

https://www.spglobal.com/marketintelligence/en/news-insights/latest-news-headlines/racial-inequity-a-systemic-risk-8211-state-
street-global-advisors-ceo-62047105; https://tiiproject.com/wp-content/uploads/2023/06/TIIP-RacialEquityBrief-6-14-23-FINAL-
Submitted.pdf

[2]	https://www.mlive.com/news/kalamazoo/2022/02/wendys-violated-civil-rights-of-black-employee-who-was-targeted-with-racial- slur-lawsuit-alleges.html
[3]	https://www.wendys.com/sites/default/files/2021-04/People_0.pdf
[4]

https://ajph.aphapublications.org/doi/full/10.2105/AJPH.2022.307166; https://www.cambridge.org/core/journals/
journal-of-law-medicine-and-ethics/article/abs/structural-racism-and-health-disparities/DAA32EAF45A777AEFF379C26E83AEEB5

[5]

https://www.epi.org/press/70-of-all-investigations-in-agriculture-detected-violations-of-federal-wage-and-hour-laws-and-farm-
labor-contractors-are-the-biggest-violators-policymakers-must-do-more-to-protect-farmworkers-and-hol/

[6]	https://www.thenation.com/article/society/farming-labor-contractors-coronavirus/
[7]	Lopez et al. v. Mastronardi Produce-USA, Inc. et al., Settlement approval order, August 14, 2023
[8]	https://s1.q4cdn.com/202642389/files/doc_downloads/report-and-resources/Wendys-People-Ethics-Designed-12.3.21.pdf; https:/ /www.ers.usda.gov/topics/farm-economy/farm-labor/#demographic

  The Wendy’s Company 2024 Proxy Statement  113

Shareholders urge Wendy’s to conduct a racial equity audit to identify, prioritize, remedy and avoid adverse impacts on communities of color and stakeholders throughout the value chain. We urge Wendy’s to assess its behavior through a racial equity lens in order to obtain a complete picture of how it contributes to, and could help dismantle, systemic racism, thereby reinforcing the company’s commitment to racial equity and aligning its practices with the expectations of a diverse and ethically-minded investor, workforce, and consumer base.

BOARD RECOMMENDATION

The Board of Directors recommends a vote AGAINST this proposal.

The Board has carefully considered this proposal and does not believe it is in the best interests of the Company or our stockholders. As described below, (i) we have taken significant steps to promote diversity, equity and inclusion (“DE&I”), (ii) our approach to fostering equitable workplaces and communities captures a broad range of internal and external stakeholder inputs, (iii) our policies and practices reflect our expectations regarding the treatment of supply chain workers and (iv) we already report transparently on our DE&I progress with committed oversight by our Board. Therefore, we believe that the independent racial equity audit requested by this proposal would be a duplicative and unnecessary use of resources.

Wendy’s has taken significant steps to promote diversity, equity and inclusion.

As a Company, we are fortunate to have been founded on values like “Do the Right Thing” and “Treat People with Respect”, which are core to our approach to doing business, including with respect to DE&I. Most recently, we have demonstrated these values under the umbrella of “Good Done Right” – Wendy’s commitment to “Do the Right Thing” in the area of ESG. We are focused on three critical areas of our business in connection with our ESG initiatives – Food, People and Footprint – and our strategies include (i) delivering high-quality food transparently, (ii) building equitable workplaces and communities and (iii) delivering more with less environmental impact. In furtherance of the People pillar of our ESG strategy, we have identified five primary areas of focus that we believe make a positive impact and continue to support equitable workplaces and communities:

•	Increase representation of women in leadership;

•	Increase diverse representation in management and leadership;

•	Understand and address what has been referred to as the “broken rung” of leadership;

•	Increase representation of diverse and women-owned franchisees; and

•	Continue to drive diversity on the Board of Directors.

To support these areas, we have developed a multi-year strategy focused on recruitment and hiring, talent development and advancement, education and training and leveraging our employee resource groups (“ERGs”).

•

Recruitment and Hiring. We strive to attract and retain employees who share our values and who are eager to grow within the Wendy’s family. To continue building a strong pipeline of diverse employees, we have built relationships with several organizations, including professional networks and educational institutions such as our partnership with the Thurgood Marshall College Fund (“TMCF”). As a key sponsor of TMCF’s Leadership Institute conference, which hosted more than 400 students from nearly 50 historically black colleges and universities (HBCUs), we participated in the organization’s career fair and hosted career sessions for attending students. Our partnership with the TMCF complements our existing recruitment efforts with student organizations on other campuses.

•

Talent Development and Advancement. Once employees join the Wendy’s family, we offer resources to help create more opportunities for growth and advancement within the organization. We aim for each employee to feel motivated and encouraged to develop new skills and abilities, benefitting employees both personally and professionally. We invest in training and development programs at all levels of the Company, including a focus on developing leadership competence and manager skills that promote diversity and foster an inclusive work environment for our employees. Through ongoing investment in our people, we believe we will have more opportunities to retain talent, supporting the future of the Company.

114  The Wendy’s Company 2024 Proxy Statement

•

Education and Training. Wendy’s offers robust inclusive training programs, which range from teaching the core elements of DE&I to programs focused on mitigating bias in hiring practices and promoting global cultural awareness. Additionally, in recognition of the diverse backgrounds and identities of individuals throughout the Wendy’s system and the communities we serve, the Wendy’s Office of DE&I publishes a calendar of culturally significant events, diverse forums and community events. We have also partnered with GlobeSmart®, a cross-cultural and inclusion learning platform, to provide corporate employees with resources and learning opportunities that can help educate on racial, ethnic, and cultural differences in the workplace and equip employees to make stronger cross-cultural connections and relationships. We also require all employees to be trained annually on the Company’s Code of Business Conduct and Ethics, which incorporates our fundamental principles of “Do the Right Thing” and “Treat People with Respect” in guiding the way we do business worldwide.

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Employee Resource Groups. We are fortunate to have several thriving ERGs, which are voluntary employee-led groups, each sponsored by a Wendy’s senior leadership team member. Our ERGs serve an important role in support of our DE&I strategy by creating forums for learning and inclusion, providing opportunities to celebrate different backgrounds, empowering employees to bring their authentic selves to work and creating leadership and professional development opportunities. Our ERGs focus on employees and allies who identify as Women (Women of Wendy’s), LGBTQ+ (WeQual), Military Veterans & Families (WeVets), Culturally Diverse (WCD), Black (WeBERG), Young Professionals (WenGEN) and Caregivers (GiveCare). In 2023, we hosted over 40 wide-ranging programs facilitated by our ERGs.

Beyond the key focus areas that are part of our “Good Done Right” ESG strategy, the Company remains committed to fostering inclusive workplaces, maintaining fair and equitable policies and practices, including with respect to pay, and complying with applicable laws as a proud equal employment opportunity employer. We take these commitments seriously and, as a result, we also have numerous avenues for our employees to tell us how we are doing and share their concerns.

Additionally, our franchisees are business owners and independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. Under the terms of our franchise agreements, our franchisees are solely responsible for all employment decisions within their organizations. We are proud of the opportunities that a Wendy’s franchise business can create and the robust franchisee community that exists today to serve customers and communities across the globe. In 2022, we launched a new franchise recruitment initiative, Own Your Opportunity, to create even more franchise ownership pathways for entrepreneurs, including underrepresented populations such as women and people of color. As part of the Own Your Opportunity initiative, Wendy’s lowered liquidity and net worth requirements for all new franchise applicants, expanded financing opportunities with preferred lenders and introduced new restaurant formats that carry a lower initial financial commitment.

Wendy’s approach to fostering equitable workplaces and communities captures a broad range of internal and external stakeholder inputs.

Our DE&I strategies are shaped through robust internal feedback. For example, annually, Wendy’s administers our “Voice of Wendy’s” employee engagement survey for all Company employees. According to our last Voice of Wendy’s survey, nearly 95% of Company employees who participated in the survey either “agree” or “strongly agree” with the statement that “diversity is valued at Wendy’s.” The survey also asked employees to list three to five words that describe our Company’s culture today, and one of the words most frequently used by our corporate employees was “inclusive”. Furthermore, our ERGs described above allow our leaders to actively participate in grassroots mentoring and coaching and help deepen connections between our employees and the community. For example, ERG employee leaders participated in a meeting with members of our Board of Directors to highlight ERG engagement, accomplishments and demonstrate their alignment to the Company’s DE&I focus areas and impact on helping to create a more inclusive culture.

  The Wendy’s Company 2024 Proxy Statement  115

Wendy’s also maintains a broad network of external community groups and business associations who help shape our DE&I strategies. For example, we collaborated with McKinsey & Company and LeanIn.org on their 2023 Women in the Workplace Study, the largest study on the state of women in corporate America. Inviting our employees to participate in this survey allowed us to benchmark our results against other companies, identify our strengths and opportunities and track our progress over time. The published results from this study demonstrated that Wendy’s is outperforming our peers across multiple categories with respect to our employment policies, programs and DE&I practices. In addition, Wendy’s has launched a number of partnerships focused on social justice, including our partnership with TMCF to support social justice, youth and education in the Black community. We also supported the Columbus Urban League through sponsorship of their local and national events, including recruiting fairs for working moms in underrepresented communities and Empowerment Day, a celebration of business and community leaders championing change and paving the way for equitable economic and social impact.

As part of our ongoing philanthropic efforts, we also support a variety of organizations across the globe that align with our core categories of charitable support: foster care adoption, hunger and food integrity, youth and families and vibrant communities. The Company’s signature charitable cause for more than 30 years has been the Dave Thomas Foundation for Adoption, a not-for-profit charitable foundation created by Wendy’s founder, Dave Thomas, whose singular focus is to find safe, loving and permanent families for the longest-waiting children in foster care.

Wendy’s existing policies and practices reflect our expectations regarding the treatment of supply chain workers.

The Company has an established, comprehensive Code of Conduct for Suppliers to Wendy’s (the “Code”) that applies to suppliers of products to Wendy’s restaurants. This includes suppliers contractually managed by Quality Supply Chain Co-op, Inc. (“QSCC”), the independent purchasing cooperative that oversees Wendy’s supply chain, and other major suppliers regardless of whether they are contractually managed by QSCC. The Code represents a codification of Wendy’s “way of doing business” and a pledge, with our suppliers, to work toward continuous improvement in all aspects of our operations. The Code provides transparency regarding our expectations of Wendy’s suppliers, as well as the consequences for noncompliance, which may include immediate termination in certain circumstances. The Code, together with our strong relationships with suppliers, reflects our expectations regarding the treatment of supply chain workers, as highlighted below.

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The Code demonstrates Wendy’s expectations regarding human rights principles in the supply chain. The Code explicitly addresses key human rights expectations relating to supply chain compliance in connection with our business, including with respect to (i) hiring practices, (ii) minimum age requirements and child labor, (iii) a healthy and safe work environment, (iv) housing conditions, (v) voluntary employment, (vi) working hours and time off, (vii) wages and benefits, (viii) protection from discrimination and harassment, (ix) freedom of association and (x) labor practices reviews for certain suppliers. The Code urges suppliers to conduct their own audits and inspections to ensure compliance with the Code and applicable legal and contractual standards, and suppliers are expected to document all audit results. Suppliers, and their suppliers and contractors, are also expected to comply with applicable local, state/provincial and federal laws and regulatory requirements as part of responsible business operations, including applicable employment, immigration, civil rights, antidiscrimination, food safety, animal welfare, environmental and other laws and regulations.

•

Wendy’s has invested significant time and resources in maintaining strong relationships with suppliers who exemplify the Company’s core values and ethical principles. The Company’s supplier relationships have been developed over an extensive period of time and the processes and practices for vetting, contracting with, monitoring and auditing suppliers are comprehensive and detailed. As a condition of doing business with the Wendy’s system, each supplier is expected to comply with all applicable Code provisions and annually reaffirm their receipt and understanding of the Code and the specific expectations outlined in the Code.

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The Code outlines a robust reporting process. The Code also clearly establishes the expectation that each supplier should have a process in place for their employees to submit anonymous concerns and grievances to the supplier’s management. As part of this grievance process, suppliers are also expected to record, file and appropriately address concerns by taking action in a confidential manner, as necessary. Moreover, although we believe our suppliers are well-equipped to address and remedy employee concerns that may arise within their own organizations, the Code also provides that suppliers and their employees can report business ethics concerns to Wendy’s toll-free, 24-hour compliance hotline. The Code also prohibits workplace retaliation and expects suppliers to have a no-retaliation policy that provides supplier employees with the opportunity to ask questions or raise concerns with their leadership without fear or concern of retaliation.

116  The Wendy’s Company 2024 Proxy Statement

Wendy’s reports transparently on its DE&I goals, strategies and progress with committed oversight by our Board of Directors.

We report externally on our DE&I goals, strategies and progress, including data about U.S. representation in our workforce by gender and ethnicity at the hourly, management and leadership levels. We have committed to regularly updating this information, and internal and external stakeholders can monitor our progress and find the latest updates on our DE&I-related strategy, goals and performance by visiting our website at https://www.wendys.com/what-we-value, reviewing our annual Corporate Responsibility report and following The Square DealTM Wendy’s Blog at https://www.wendys.com/blog. The contents of our website and these additional information sources are not incorporated by reference in this Proxy Statement or any other report or document we file with the Securities and Exchange Commission.

Our Board of Directors oversees the Company’s corporate governance strategy, policies and programs and monitors emerging best practices in corporate governance. The Board has a dedicated Corporate Social Responsibility Committee to assist the Board in overseeing the Company’s corporate social responsibility initiatives, including ESG topics, community outreach and philanthropy. Our senior management, including our Chief Diversity, Equity and Inclusion Officer, regularly report to the Board and the Corporate Social Responsibility Committee. The Compensation and Human Capital Committee also assists the Board in discharging its responsibilities relating to the oversight of the Company’s human capital management strategies and policies, including those regarding diversity and inclusion.

Furthermore, the Board remains committed to ongoing director refreshment to ensure that our directors have a diversity of experience and perspective and bring to the Board a wide variety of skills, attributes, qualifications and experiences that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. Since 2021, the Board has added three new directors who have contributed positively to the overall diversity of the Board, including Ms. Arlin, Ms. Caruso-Cabrera and Mr. Gomez. Of our 12 director nominees, four identify as female, one identifies as Black, two identify as Hispanic/Latinx and one identifies as LGBTQ+.

Wendy’s is committed to fostering equitable workplaces and communities. As described above, we are already taking meaningful action in addressing the objectives of the proposal and are transparent in our reporting. For these reasons, we believe our current approach—which will continue to evolve as our business evolves and expectations evolve—is right for us and that the requested independent racial equity audit would be a duplicative and unnecessary use of our resources.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

  The Wendy’s Company 2024 Proxy Statement  117

OTHER MATTERS

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

CONTACTING DIRECTORS

If you would like to contact the Board of Directors, including the Lead Independent Director or the non-management directors as a group, or any individual director or directors, you may send written communications by e-mail to corporate-secretary@wendys.com or by mail in care of our corporate Secretary at our address provided below under the caption “—Principal Executive Offices.” Your communication should specify each intended recipient and will be forwarded by the corporate Secretary to each such recipient. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the corporate Secretary to the Chair of the Audit Committee.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual meeting of stockholders may be conducted at such meeting. To properly bring business before a meeting, a stockholder proponent and stockholder proposal (including Rule 14a-8 Proposals and Proxy Access Director Nominations, each defined below) must satisfy the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws. Rule 14a-8 Proposals must additionally meet the applicable requirements of Rule 14a-8 of the Exchange Act.

All stockholder proposals must be (i) addressed to the corporate Secretary and (ii) received by the Company, within the timeframes stated below, at our principal executive offices (to the address provided below under the caption “—Principal Executive Offices”). A stockholder who wishes to submit any business before the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) is encouraged to seek independent counsel regarding the requirements under our Certificate of Incorporation and By-Laws and SEC rules and regulations, and the Company reserves the right to forego consideration of any submitted business that is not timely or otherwise does not satisfy the appropriate requirements.

Bringing Stockholder Proposals Before the 2025 Annual Meeting

Stockholders may submit proposals (including director nominations) for consideration at the 2025 Annual Meeting that are not Rule 14a-8 Proposals, not Proxy Access Director Nominations and not otherwise intended for inclusion in the Company’s proxy materials for the 2025 Annual Meeting. To be timely and properly brought before the 2025 Annual Meeting, any such stockholder proposal must be received by the Company not earlier than January 21, 2025 and not later than February 20, 2025. However, if the date of the 2025 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 21, 2025, the Company must receive such stockholder proposals (i) not earlier than 120 calendar days before the 2025 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2025 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2025 Annual Meeting date by mail, in a press release or in a document filed with the SEC. Please note that delivery of any such stockholder proposal must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

In addition to satisfying the requirements under the Company’s Certificate of Incorporation with respect to the advance notice of any nomination, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements of Rule 14a-19 under the Exchange Act.

118  The Wendy’s Company 2024 Proxy Statement

Stockholder Proposals Intended for Inclusion in 2025 Proxy Materials (Rule 14a-8 Proposals)

Stockholders may submit proposals (other than Proxy Access Director Nominations) under Rule 14a-8 of the Exchange Act for inclusion in our 2025 proxy materials and consideration at the 2025 Annual Meeting (“Rule 14a-8 Proposals”). Pursuant to Rule 14a-8, to be timely and properly brought before the 2025 Annual Meeting, any Rule 14a-8 Proposal must be received by the Company not later than the close of business on December 6, 2024. Please note that, as SEC rules make clear, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2025 proxy materials.

Director Nominations Intended for Inclusion in 2025 Proxy Materials (Proxy Access Director Nominations)

Our Certificate of Incorporation contains “proxy access” procedures for director nominations submitted by stockholders. As provided in more detail in our Certificate of Incorporation, proxy access permits a stockholder, or a group of up to 25 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of our Board of Directors (or 25%, if the number of directors serving on the Board is less than ten) (“Proxy Access Director Nominations”).

Stockholders may submit Proxy Access Director Nominations for inclusion in our 2025 proxy materials and consideration at the 2025 Annual Meeting. To be timely and brought before the 2025 Annual Meeting, any Proxy Access Director Nomination must be received by the Company not earlier than November 5, 2024 and not later than December 5, 2024. However, if the date of the 2025 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 21, 2025, the Company must receive Proxy Access Director Nominations (i) not earlier than 120 calendar days before the 2025 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2025 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2025 Annual Meeting date by mail, in a press release or in a document filed with the SEC. Please note that delivery of any such director nomination(s) must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers, banks and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the Notice of Internet Availability or the Company’s 2023 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Secretary at our address and telephone number provided below under the caption “—Principal Executive Offices.”

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.” Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.”

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is included in the 2023 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2023 Form 10-K may be obtained free of charge by sending a written request to our corporate Secretary at the address provided below under the caption “—Principal Executive Offices.” The 2023 Form 10-K is also available on our Investor Relations website at www.irwendys.com/financials/sec-filings.

  The Wendy’s Company 2024 Proxy Statement  119

PRINCIPAL EXECUTIVE OFFICES

Our corporate Secretary is Mr. E. J. Wunsch. The mailing address and telephone number for our Secretary and principal executive offices are:

The Wendy’s Company

Attention: Chief Legal Officer and Secretary

One Dave Thomas Boulevard

Dublin, Ohio 43017-5452

Telephone: (614) 764-3100

Dublin, Ohio April 4, 2024	By Order of the Board of Directors: E. J. WUNSCH Chief Legal Officer and Secretary

120  The Wendy’s Company 2024 Proxy Statement

ANNEX A

NON-GAAP RECONCILIATION TABLES AND

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The following table shows the specific adjustments applied in calculating Wendy’s Adjusted EBITDA for purposes of the Company’s 2023 annual incentive plan from the Company’s reported financial results for the fiscal year ended December 31, 2023. Included in the table is a reconciliation of net income to Wendy’s Adjusted EBITDA for 2023.

Reconciliation of Net Income to Wendy’s Adjusted EBITDA (2023 Annual Incentive Plan)

Twelve Month Period Ended December 31, 2023

(In Thousands; Unaudited)

Net income	$204,440

Provision for income taxes	74,978

Income before income taxes	279,418

Other income, net	(29,570)

Investment income, net	10,358

Gain on early extinguishment of debt, net	(2,283)

Interest expense, net	124,061

Operating profit	381,984

Plus (less):

Advertising funds revenue	(428,996)

Advertising funds expense[1]	424,652

Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	135,789

Amortization of cloud computing arrangements	12,778

System optimization gains, net	(880)

Reorganization and realignment costs	9,200

Impairment of long-lived assets	1,401

Adjusted EBITDA	$535,928

Plus (less):

Impact from final bonus calculation	—

Adjusted EBITDA (2023 Annual Incentive Plan)	$535,928

[1]

Excludes advertising funds expense of $2,401 related to the Company funding of incremental advertising during 2023. In addition, excludes other international-related advertising deficit of $950 during 2023.

  The Wendy’s Company 2024 Proxy Statement  A-1

The following table provides a reconciliation of net income and diluted earnings per share to adjusted income and adjusted earnings per share for 2023.

Reconciliation of Net Income and Diluted Earnings Per Share to Adjusted Income and Adjusted Earnings Per Share

Twelve Month Period Ended December 31, 2023

(In Thousands; Unaudited)

Net income	$204,440

Plus (less):

Advertising funds revenue	(428,996)

Advertising funds expense[1]	424,652

System optimization gains, net	(880)

Reorganization and realignment costs	9,200

Impairment of long-lived assets	1,401

Gain on early extinguishment of debt, net	(2,283)

Total adjustments	3,094

Income tax impact on adjustments[2]	(1,423)

Total adjustments, net of income taxes	1,671

Adjusted income	$206,111

Diluted earnings per share	$.97

Total adjustments per share, net of income taxes	—

Adjusted earnings per share	$.97

[1]

Excludes advertising funds expense of $2,401 related to the Company funding of incremental advertising during 2023. In addition, excludes other international-related advertising deficit of $950 during 2023.

[2]	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for 2023.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Period Ended December 31, 2023

(In Thousands; Unaudited)

Net cash provided by operating activities	$345,416

Plus (less):

Capital expenditures	(85,021)

Advertising funds impact[1]	13,866

Free cash flow	$274,261

[1]

Advertising funds impact for 2023 includes the net change in the restricted operating assets and liabilities of the funds of $(18,210) and the advertising funds surplus included in net income of $4,344. Advertising funds impact for 2023 excludes the Company’s incremental funding of advertising of $2,401.

A-2  The Wendy’s Company 2024 Proxy Statement

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The Company has included certain non-GAAP financial measures in the Proxy Statement, including adjusted EBITDA, adjusted earnings per share, systemwide sales and free cash flow. Adjusted EBITDA and adjusted earnings per share exclude certain expenses and benefits as detailed in the reconciliation tables in this Annex A. The Company uses these non-GAAP financial measures as internal measures of the Company’s business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in the Proxy Statement. The Company believes its presentation of adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate the Company’s historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Proxy Statement also includes disclosures regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in this Proxy Statement. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of the Company’s advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items, which would be detailed in the applicable reconciliation table. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted EBITDA, adjusted earnings per share, systemwide sales and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures in the Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted EBITDA, adjusted earnings per share, systemwide sales and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. Adjusted EBITDA, adjusted earnings per share, systemwide sales and free cash flow should not be construed as substitutes for, or as better indicators of, the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables in this Annex A for additional information regarding certain of the non-GAAP financial measures included in this Proxy Statement.

  The Wendy’s Company 2024 Proxy Statement  A-3

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/WEN • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-855-686-4803 • Use any touch-tone telephone, 24 hours a day, 7 days a week • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/WEN

CONTROL NUMBER
The Wendy’s Company
Annual Meeting of Stockholders

For Stockholders of Record as of March 25, 2024

DATE:	Tuesday, May 21, 2024
TIME:	11:00 AM, ET
PLACE:	2024 Annual Meeting of Stockholders to be held live via the Internet -
please visit www.proxydocs.com/WEN for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Kirk Tanner, Gunther Plosch and E.J. Wunsch (the “Named Proxies”), and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders of the Company, and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1), FOR proposals 2 and 3 and AGAINST proposals 4, 5 and 6.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2024 Annual Meeting of Stockholders, Proxy Statement for the 2024 Annual Meeting of Stockholders and 2023 Annual Report to Stockholders.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

The Wendy’s Company

2024 Annual Meeting of Stockholders

Please make your marks like this:	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES (PROPOSAL 1), FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6.

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS

1.	Election of Directors	FOR	AGAINST	ABSTAIN
	1.01 Nelson Peltz	☐	☐	☐	FOR

	1.02 Peter W. May	☐	☐	☐	FOR

	1.03 Matthew H. Peltz	☐	☐	☐	FOR

	1.04 Wendy C. Arlin	☐	☐	☐	FOR

	1.05 Michelle Caruso-Cabrera	☐	☐	☐	FOR

	1.06 Kristin A. Dolan	☐	☐	☐	FOR

	1.07 Kenneth W. Gilbert	☐	☐	☐	FOR

	1.08 Richard H. Gomez	☐	☐	☐	FOR

	1.09 Michelle J. Mathews-Spradlin	☐	☐	☐	FOR

	1.10 Peter H. Rothschild	☐	☐	☐	FOR

	1.11 Kirk Tanner	☐	☐	☐	FOR

	1.12 Arthur B. Winkleblack	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.	☐	☐	☐	FOR

3.	Advisory resolution to approve executive compensation.	☐	☐	☐	FOR

4.	Stockholder proposal regarding cage-free eggs, if properly presented at the Annual Meeting.	☐	☐	☐	AGAINST

5.	Stockholder proposal regarding an independent Board Chair, if properly presented at the Annual Meeting.	☐	☐	☐	AGAINST

6.	Stockholder proposal requesting a racial equity audit, if properly presented at the Annual Meeting.	☐	☐	☐	AGAINST

*If any other matters properly come before the meeting, shares represented by properly submitted proxies will be voted on such matters in the discretion of the Named Proxies.

Only stockholders of record as of the close of business on March 25, 2024, the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy card and/or voting instruction form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date